EXECUTION

MORGAN STANLEY CAPITAL I INC.
Depositor

and

LASALLE BANK NATIONAL ASSOCIATION
Trustee

TRUST AGREEMENT
Dated as of June 1, 2007

MORGAN STANLEY MORTGAGE LOAN TRUST 2007-9SL

MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-9SL

TABLE OF CONTENTS

ATTACHMENTS

Exhibit A	Forms of Certificates
Exhibit B	Form of Residual Certificate Transfer Affidavit (Transferee)
Exhibit C	Form of Residual Certificate Transfer Affidavit (Transferor)
Exhibit D	[Reserved]
Exhibit E	List of Purchase Agreements and Servicing Agreements
Exhibit F	List of Custodial Agreements
Exhibit G	[Reserved]
Exhibit H	Form of Rule 144A Transfer Certificate
Exhibit I	Form of Purchaser’s Letter for Institutional Accredited Investors
Exhibit J	Form of ERISA Transfer Affidavit
Exhibit K	Form of Letter of Representations with the Depository Trust Company
Exhibit L	Form of Certificates to be Provided with Form 10-K
Exhibit M	Form of Certification to be provided by the Trustee to the Depositor
Exhibit N	Servicing Criteria to be Addressed in Assessment of Compliance
Exhibit O	Additional Form 10-D Disclosure
Exhibit P	Additional Form 10-K Disclosure
Exhibit Q	Form 8-K Disclosure Information

Schedule A	Mortgage Loan Schedule
Schedule B	Principal Balances Schedule

This TRUST AGREEMENT dated as of June 1, 2007 (the “Agreement”), is between MORGAN STANLEY CAPITAL I INC., a Delaware corporation, as depositor (the “Depositor”) and LASALLE BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) and acknowledged by MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC, a New York limited liability company, as seller (the “Seller”), for purposes of Section 2.05.

WITNESSETH THAT

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

PRELIMINARY STATEMENT

The Depositor is the owner of the Trust Fund that is hereby conveyed to the Trustee in return for the Certificates. As provided herein, the Trustee will make multiple elections to treat a segregated pool of assets subject to this Agreement for federal income tax purposes as the following two separate real estate mortgage investment conduits (each, a “REMIC”): the Subsidiary REMIC and the Master REMIC. The Subsidiary REMIC will consist of the Mortgage Loans. The Subsidiary REMIC will issue the uncertificated REMIC regular interests specified below (each, a “Subsidiary REMIC Regular Interest”). The Subsidiary REMIC Regular Interests will represent the “regular interests” in the Subsidiary REMIC and the Class SR Interest will represent the single Class of “residual interest” in the Subsidiary REMIC.

The Trustee will hold the Subsidiary REMIC Regular Interests for the benefit of the Master REMIC. The Master REMIC will consist of the Subsidiary REMIC Regular Interests and will be evidenced by the Certificates (other than the Class R Certificates), which will constitute the regular interests in the Master REMIC (the “Regular Certificates”) and the Class MR Interest, which will represent the single Class of “residual interest” in the Master REMIC. The Class R Certificates will represent the beneficial ownership of each of the Class SR and Class MR Interests. The “latest possible maturity date” for federal income tax purposes of all REMICs, and regular and residual interests created hereunder will be the Latest Possible Maturity Date.

Subsidiary REMIC

The Subsidiary REMIC Interests, each of which (except for the Class SR Interest) is hereby designated as a REMIC regular interest for federal income tax purposes, will have the principal balances, pass-through rates and Corresponding Master REMIC Certificates as set forth in the following table:

Subsidiary REMIC Interest	Initial Principal Balance	Interest Rate	Corresponding Master REMIC Certificate
S-A-1	(1)	(2)	Class A
S-M-1	(1)	(2)	Class M-1
S-M-2	(1)	(2)	Class M-2
S-M-3	(1)	(2)	Class M-3

S-M-4	(1)	(2)	Class M-4
S-B-1	(1)	(2)	Class B-1
S-B-2	(1)	(2)	Class B-2
S-B-3	(1)	(2)	Class B-3
S-B-4	(1)	(2)	Class B-4
S-B-5	(1)	(2)	Class B-5
S-Accrual	(1)	(2)(3)	N/A
SR	(4)	(4)	N/A
S-IO	(5)	(5)	L-IO
_______________

(1)
For each Distribution Date, following the allocation of scheduled principal, prepayments and Realized Losses: (i) each such Class of Interests (other than the Class S-Accrual Interest) will have a principal balance equal to 50% of the principal balance in respect of the Corresponding Master REMIC Certificates, and (ii) the Class S-Accrual Interest will have a principal balance equal to 50% of the principal balance of Mortgage Loans plus 50% of the Overcollateralized Amount.

(2)
The interest rate with respect to any Distribution Date (and the related Interest Accrual Period) for this REMIC Interest is a per annum rate equal to the Weighted Average Net Mortgage Rate of the Mortgage Loans.

(3)	The Class S-Accrual Interest will also be entitled to 100% of any prepayment premiums paid on the Mortgage Loans.

(4)	The SR Interest is the sole Class of residual interest in the Subsidiary REMIC. It pays no interest or principal.

(5)
The Class S-IO Interest is an interest-only interest that does not have a principal balance but has a notional amount with respect to any Distribution Date (and the related Accrual Period) equal to the aggregate of the principal balances of the Mortgage Loans. The Class S-IO Interest shall bear interest at the Class L-IO Rate.

The Master REMIC

The following table sets forth characteristics of the Master REMIC Certificates, together with the minimum denominations and integral multiples in excess thereof in which such Classes shall be issuable (except that one Certificate of each Class of Certificates may be issued in a different amount and, in addition, one Residual Certificate representing the Tax Matters Person Certificate may be issued in a different amount):

Class Designation	Initial Class Principal Balance	Pass-Through Rate (per annum)	Minimum Denomination(3)	Integral Multiples in Excess of Minimum(3)
Class A	$223,194,000	(1)	$ 25,000.00	$1,000.00
Class M-1	$ 3,132,000	(1)	$ 25,000.00	$1,000.00
Class M-2	$ 15,976,000	(1)	$ 25,000.00	$1,000.00
Class M-3	$ 7,205,000	(1)	$ 25,000.00	$1,000.00
Class B-1	$ 7,205,000	(1)	$ 25,000.00	$1,000.00
Class B-2	$ 6,265,000	(1)	$ 25,000.00	$1,000.00
Class B-3	$ 6,109,000	(1)	$ 25,000.00	$1,000.00
Class B-4	$ 8,144,000	(2)	$100,000.00	$1,000.00
Class B-5	$ 5,481,000	(2)	$100,000.00	$1,000.00

Class P	$ 100.00	(4)	$100.00	N/A
Class OC	(5)	(6)	(7)	(7)
Class R(8)	$ 0.00	(9)	(10)	(10)
Class L-IO	Notional(11)	0.01%	$ 10,000.00	N/A
__________________________________________
(1)
Interest will accrue on each such Class of Certificates during each Interest Accrual Period at a rate equal to the lesser of (x) LIBOR plus the Pass-Through Margin for such Class for such Distribution Date and (y) the Net WAC Cap for such Distribution Date.

(2)
Interest will accrue on each such Class of Certificates during each Interest Accrual Period for each Distribution Date (i) occurring on or prior to the Initial Optional Purchase Date at a rate equal to 7.000% per annum and (ii) occurring after the Initial Optimal Purchase Date at a rate equal to 7.500% per annum.

(3)	The minimum dollar denomination for any Certificate purchased by any Person within a Member State of the European Economic Area shall be $100,000.

(4)	The Class P Certificates will not be entitled to any interest, but will be entitled to 100% of any prepayment premiums paid on the Mortgage Loans.

(5)
The Class Principal Balance of the Class OC Certificates for any Distribution Date shall be equal to (x) the aggregate Stated Principal Balances of the Mortgage Loans as of such Distribution Date, minus (y) the aggregate Class Principal Balances of the other Certificates as of such Distribution Date. For purposes of compliance with the REMIC Provisions, the Class OC Certificates shall have an initial Certificate Balance equal to the Overcollateralized Amount as of the Closing Date.

(6)
For each Interest Accrual Period the Class OC Certificates shall accrue a specified portion of the interest on the Subsidiary REMIC Regular Interests equal to the excess of the Weighted Average Net Mortgage Rate of the Mortgage Loans over the product of two and the weighted average interest rate of the Subsidiary REMIC Regular Interests having “(1)” designated in the column entitled “Initial Principal Balance” with each such Class other than the Class S-Accrual Interest subject to a cap equal to the Pass-Through Rate of the Corresponding Master REMIC Class and the S-Accrual Interest subject to a cap of 0.00%. The Pass-Through Rate of the Class OC Certificates shall be a rate sufficient to entitle it to all interest accrued on the Mortgage Loans less the interest accrued on the other interests issued by the Master REMIC. The Class OC Distributable Amount for any Distribution Date is payable from current interest on the Mortgage Loans and any OC Release Amount for that Distribution Date.

(7)	The Class OC Certificates will be issued as a single Class of Certificates.

(8)	The Class R Certificates represent beneficial ownership of the sole Class of residual interest in each REMIC.

(9)	The Class R Certificates shall not be entitled to any interest.

(10)
The Class R Certificate shall be issued as two separate certificates, one with an initial Percentage Interest of 99.99% and the Tax Matters Person Certificate with an initial Percentage Interest of 0.01%.

(11)
Interest will accrue on the notional amounts of the Class L-IO Certificate, initially equal to approximately $10,000, at the per annum pass-through rate described in this table. This certificate will not receive any distributions of principal.

The foregoing provisions in the Preliminary Statement are intended to cause net interest and principal collections in respect of the Mortgage Loans to be distributed from the Subsidiary REMIC to the Master REMIC and from the Master REMIC to each Class of Certificates. The Preliminary Statement will be interpreted and applied consistently with such intent.

Set forth below are designations of Classes or Components of Certificates and other defined terms to the categories used herein:

Book-Entry Certificates.	All Classes of Certificates other than the Definitive Certificates.

Definitive Certificates	Class R, Class P, Class OC and Class L-IO Certificates.

Delay Certificates	Fixed Rate Certificates.

ERISA-Restricted Certificates.	The Residual Certificates and Private Certificates; and any Certificate of a Class that ceases to satisfy the applicable rating requirement under the Underwriter’s Exemption.

Fixed Rate Certificates.	Class B-4 and Class B-5 Certificates.

Floating Rate Certificates.	LIBOR Certificates.

LIBOR Certificates	Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates.

Non-Delay Certificates	LIBOR Certificates.

Offered Certificates	All Classes of Certificates other than the Private Certificates.

Private Certificates	Class R, Class P, Class OC, Class L-IO, Class B-4 and Class B-5 Certificates.

Rating Agencies	S&P and Moody’s.

Regular Certificates	All Classes of Certificates, other than the Residual Certificates.

Residual Certificates.	Class R Certificates.

Senior Certificates	Class A Certificates.

Subordinated Certificates	Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Underwriter	Morgan Stanley & Co. Incorporated.

Defined terms and provisions herein relating to statistical rating agencies not designated above as Rating Agencies shall be of no force or effect.

ARTICLE I

DEFINITIONS

Section 1.01 Definitions.

The following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accountant: A Person engaged in the practice of accounting who (except when this Agreement provides that an Accountant must be Independent) may be employed by or affiliated with the Depositor or an Affiliate of the Depositor.

Acknowledgement: The Assignment, Assumption and Recognition Agreement, dated as of June 1, 2007, assigning rights under the Purchase Agreements and the Servicing Agreements from the Seller to the Depositor and from the Depositor to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer.

Adverse REMIC Event: Either (i) loss of status as a REMIC, within the meaning of Section 860D of the Code, for any group of assets identified as a REMIC in the Preliminary Statement to this Agreement, or (ii) imposition of any tax, including the tax imposed under Section 860F(a)(1) on prohibited transactions, and the tax imposed under Section 860G(d) on certain contributions to a REMIC, on any REMIC created hereunder to the extent such tax would be payable from assets held as part of the Trust Fund.

Affiliate: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Agreement: This Trust Agreement and all amendments or supplements hereto.

American Home: American Home Mortgage Corp.

American Home Loan: Each Mortgage Loan originated by American Home and listed on the Mortgage Loan Schedule.

American Home Purchase Agreement: The Third Amended and Restated Mortgage Loan Purchase and Warranties Agreement dated as of June 1, 2006, listed in Exhibit E hereto between the Seller and American Home.

Applied Loss Amount: As to any Distribution Date, with respect to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, the excess, if any, of (i) the aggregate Class Principal Balances of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, after giving effect to all Realized Losses during the Due Period for such Distribution Date and payments of principal on such Distribution Date over (ii) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

Appraised Value: With respect to any Mortgage Loan, the Appraised Value of the related Mortgaged Property shall be: (i) with respect to a Mortgage Loan other than a Refinancing Mortgage Loan, the lesser of (a) the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Mortgage Loan and (b) the sales price of the Mortgaged Property at the time of the origination of such Mortgage Loan; and (ii) with respect to a Refinancing Mortgage Loan, the value of the Mortgaged Property based upon the appraisal made at the time of the origination of such Refinancing Mortgage Loan.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument, in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Trustee, which assignment, notice of transfer or equivalent instrument may be in the form of one or more blanket assignments covering the Mortgage Loans secured by Mortgaged Properties located in the same jurisdiction, if permitted by law; provided, however, that neither the Trustee nor the Custodian shall be responsible for determining whether any such assignment is in recordable form or sufficient under the laws of the applicable jurisdiction to reflect the sale of the Mortgage to the Trustee.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, an assignment of the Proprietary Lease sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Proprietary Lease; provided, however, that neither the Trustee nor the Custodian shall be responsible for determining whether such assignment is sufficient to reflect the assignment of the Proprietary Lease.

Assignment of Recognition Agreement: With respect to a Cooperative Loan, an assignment of the Recognition Agreement sufficient under the laws of the jurisdiction wherein the related Cooperative Unit is located to reflect the assignment of such Recognition Agreement; provided, however, that the neither the Trustee nor the Custodian shall be responsible for determining whether such assignment is sufficient to reflect the assignment of the Recognition Agreement.

Auction Administrator: The Trustee, or any successor in interest, or if any successor trustee shall be appointed as herein provided, then such successor trustee.

Auction Date: As defined in Section 7.01(b).

Auction Purchaser: As defined in Section 7.01(b).

Auction Sale: As defined in Section 7.01(b).

Authenticating Agent: Any authenticating agent appointed pursuant to Section 6.10 until any successor authenticating agent for the Certificates is named, and thereafter “Authenticating Agent” shall mean any such successor. The initial Authenticating Agent shall be the Trustee under this Agreement.

Authorized Officer: Any Person who may execute an Officer’s Certificate on behalf of the Depositor.

Available Distribution Amount: For any Distribution Date, the sum of the following amounts:

(1) the total amount of all cash received by or on behalf of the Servicer with respect to the Mortgage Loans or received by the Trustee by such Distribution Date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and Insurance Proceeds), except:

•	all scheduled payments of principal and related interest collected on the Mortgage Loans but due on a date after the related Due Date;

•	all partial Principal Prepayments received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

•	all Prepayment Penalties received in connection with the Mortgage Loans;

•	all Principal Prepayments in full received with respect to the Mortgage Loans after the related Prepayment Period, together with all related interest accrued on such Mortgage Loans;

•	Liquidation Proceeds, condemnation proceeds and Insurance Proceeds received on the Mortgage Loans after the previous calendar month;

•
all amounts reimbursable or payable to the Servicer pursuant to the terms of the Servicing Agreement or to the Trustee and/or the Custodian pursuant to the terms of this Agreement or the Custodial Agreements (which shall, in each case, reduce the Interest Remittance Amount before reducing the principal portion of the Available Distribution Amount);

•	reinvestment income on the balance of funds, if any, in the Custodial Accounts or Distribution Account;

•	any fees payable to the Servicer (which shall reduce the Interest Remittance Amount before reducing the principal portion of the Available Distribution Amount);

•	any Certificate Insurance Premium due to the Certificate Insurer; and

•	the Class P Distribution Amount.

(2) all P&I Advances on the Mortgage Loans made by the Servicer for that Distribution Date;

(3) any Compensating Interest Payments with respect to the Mortgage Loans for that Distribution Date;

(4) the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any Mortgage Loans by the Seller pursuant to this Agreement or the Mortgage Loan Purchase Agreement or the related Originator pursuant to the related Acknowledgement; and

(5) all Subsequent Recoveries received by the Servicer with respect to the Mortgage Loans during the related Prepayment Period.

Bankruptcy: As to any Person, the making of an assignment for the benefit of creditors, the filing of a voluntary petition in bankruptcy, adjudication as a bankrupt or insolvent, the entry of an order for relief in a bankruptcy or insolvency proceeding, the seeking of reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief, or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator, dissolution, or termination, as the case may be, of such Person pursuant to the provisions of either the Bankruptcy Code or any other similar state laws.

Bankruptcy Code: The United States Bankruptcy Code of 1986, as amended.

Basis Risk Carry Forward Amount: With respect to any Class of LIBOR Certificates and any Distribution Date on which the Pass-Through Rate for that Class of Certificates is limited to the Net WAC Cap, an amount equal to the sum of (i) the excess of (x) the amount of interest such Class of Certificates would have been entitled to receive on such Distribution Date at the related Pass-Through Rate (calculated for this purpose without regard to the Net WAC Cap for such Distribution Date) over (y) the amount of interest accrued on such Distribution Date at the Net WAC Cap plus (ii) the related Basis Risk Carry Forward Amount for the previous Distribution Date not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate (calculated for this purpose without regard to the Net WAC Cap) for such Class of Certificates for the most recently ended Interest Accrual Period.

Book-Entry Certificates: Beneficial interests in Certificates designated as “Book-Entry Certificates” in this Agreement, ownership and transfers of which shall be evidenced or made through book entries by a Clearing Agency as described in Section 3.09; provided, that after the occurrence of a Book-Entry Termination whereupon book-entry registration and transfer are no longer permitted and Definitive Certificates are to be issued to Certificate Owners, such Book-Entry Certificates shall no longer be “Book-Entry Certificates.” The Classes of Certificates that constitute “Book-Entry Certificates” as of the Closing Date are set forth in the Preliminary Statement.

Book-Entry Termination: The date on which the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Book Entry Certificates, and the Depositor is unable to locate a qualified successor.

Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banks of any of the states of California, New York, New Jersey or any other state in which the Corporate Trust Office of the Trustee or the Certificate Insurer is located, are authorized or obligated by law or executive order to be closed.

Certificate: Any one of the certificates signed by the Trustee and authenticated by the Trustee as Authenticating Agent in substantially the forms attached hereto as Exhibit A.

Certificate Balance: With respect to any Certificate other than a Class OC Certificate at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the principal balance as of the Closing Date (A) plus any Subsequent Recoveries added to the Certificate Balance of such Certificate pursuant to Section 5.03 (including any payments under the Certificate Insurance Policy), (B) minus the sum of (i) all distributions of principal previously made with respect thereto and (ii) with respect to the Subordinated Certificates only, all Applied Loss Amounts allocated thereto and all other reductions in Certificate Balance previously allocated thereto pursuant to Section 5.03.

Certificate Insurance Policy: The certificate guaranty insurance policy to be issued by the Certificate Insurer including any endorsements thereto, with respect to Class A Certificates.

Certificate Insurance Premium: With respect to any Distribution Date and the Class A Certificates, an amount equal to the product of (a) the aggregate Class Principal Balance of the Class A Certificates as of such Distribution Date (prior to giving effect to any distributions thereon on such Distribution Date), and (b) the Premium Percentage and (c) a fraction, the numerator of which is the number of days elapsed in the related Interest Accrual Period and the denominator of which is 360.

Certificate Insurer: MBIA Insurance Corporation, or any successors in interest thereto, as issuer of the Certificate Insurance Policy.

Certificate Insurer Default: The occurrence and continuance of any of the following events:

(a) the Certificate Insurer shall have failed to make a payment required to be made under the Certificate Insurance Policy in accordance with its terms;

(b) the Certificate Insurer shall have (i) filed a petition or commenced a case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (ii) made a general assignment for the benefit of its creditors, or (iii) had an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization that is final and nonappealable; or

(c) a court of competent jurisdiction, the Office of the Commissioner of Insurance of the State of New York or other competent regulatory authority shall have entered a final and nonappealable order, judgment or decree (i) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (ii) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the owner of such Book-Entry Certificate, as reflected on the books of the Clearing Agency, or on the books of a Person maintaining an account with such Clearing Agency (directly or as an indirect participant, in accordance with the rules of such Clearing Agency).

Certificate Register and Certificate Registrar: The register maintained and the registrar appointed pursuant to Section 3.02. The initial Certificate Registrar is the Trustee under this Agreement.

Certificateholder: The meaning provided in the definition of “Holder.”

Charged-off Loan: As of any date of determination, any Mortgage Loan that was delinquent in payment for a period of 180 days or more as of the last calendar day of the month immediately preceding the month in which such date of determination occurs, without giving effect to any grace period permitted by the related Mortgage Note, provided, however, that with respect to any such Mortgage Loan, (i) an equity analysis performed by the Servicer supports charge-off over foreclosure, (ii) the related Mortgaged Property has not become REO Property, (iii) there are no active foreclosure or other loss mitigation activities and (iv) nothing has come to the attention of the Servicer indicating that any such Mortgage Loan, at the time of its origination, violated any applicable federal, state or local law or regulation, including, without limitation, usury, truth-in-lending, consumer credit protection and privacy, equal credit opportunity, disclosure or predatory and abusive lending laws, applicable to the origination and servicing of such Mortgage Loan.

Class: All Certificates bearing the same Class designation as set forth in the Preliminary Statement.

Class A Interest Distribution Amount: For the Senior Certificates and any Distribution Date, the sum of (x) interest accrued on the Class Principal Balance for such Distribution Date for the Senior Certificates and (y) Interest Carry Forward Amounts, if any, for such Distribution Date for the Senior Certificates reduced (to an amount not less than zero) by the allocable share, if any, of Net Prepayment Interest Shortfalls and Relief Act Shortfalls.

Class A Principal Distribution Amount: With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date; and

•
the excess (if any) of (A) the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 42.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class B Certificates: The Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates.

Class B-1 Principal Distribution Amount: With respect to the Class B-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount, or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-1 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A and Class M Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 63.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class B-2 Principal Distribution Amount: With respect to the Class B-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class B-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class B-1 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A, Class M and Class B-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class B-1 Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 67.90% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class B-3 Principal Distribution Amount: With respect to the Class B-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A, Class M, Class B-1 and Class B-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class B-1 Principal Distribution Amount and Class B-2 Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 71.80% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class B-4 Principal Distribution Amount: With respect to the Class B-4 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount and the Class B-3 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-4 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A, Class M, Class B-1, Class B-2 and Class B-3 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class B-1 Principal Distribution Amount, Class B-2 Principal Distribution Amount and Class B-3 Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 77.00% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class B-5 Principal Distribution Amount: With respect to the Class B-5 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class B-1 Principal Distribution Amount, the Class B-2 Principal Distribution Amount, the Class B-3 Principal Distribution Amount and the Class B-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class B-1 Principal Distribution Amount, Class B-2 Principal Distribution Amount, Class B-3 Principal Distribution Amount and Class B-4 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-5 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A, Class M, Class B-1, Class B-2, Class B-3 and Class B-4 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class B-1 Principal Distribution Amount, Class B-2 Principal Distribution Amount, Class B-3 Principal Distribution Amount and Class B-4 Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 80.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class L-IO Rate: A per annum rate equal to 0.00000031922846%.

Class M Certificates: The Class M-1, Class M-2 and Class M-3 Certificates.

Class M-1 Principal Distribution Amount: With respect to the Class M-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date and (2) the Class Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 44.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class M-2 Principal Distribution Amount: With respect to the Class M-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A and Class M-1 Certificates (after taking into account the payment of the Class A Principal Distribution Amount and the Class M-1 Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 54.70% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class M-3 Principal Distribution Amount: With respect to the Class M-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Class A, Class M-1 and Class M-2 Certificates (after taking into account the payment of the Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period multiplied by 59.30% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor Amount.

Class OC Certificates: As specified in the Preliminary Statement.

Class OC Distributable Amount: With respect to any Distribution Date and the Class OC Certificates, the excess, if any, of (x) the sum of (i) the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Class Principal Balance for such Distribution Date and (ii) the Overcollateralization Release Amount, if any, for such Distribution Date, over (y) the Overcollateralization Increase Amount, if any, for such Distribution Date.

Class P Distribution Amount: For each Distribution Date, an amount equal to the total of all Prepayment Penalties received by the Trustee from the Servicer on the Mortgage Loans in the prior Due Period.

Class Principal Balance: With respect to any Class of Certificates other than the Class OC Certificates and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date. With respect to the Class OC Certificates and any Distribution Date, the Overcollateralized Amount as of that Distribution Date.

Clearing Agency: An organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act. As of the Closing Date, the Clearing Agency shall be The Depository Trust Company.

Clearing Agency Participant: A broker, dealer, bank, other financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

Closing Date: June 28, 2007.

CLTV:  As of any date and as to any Second Lien Loan, the ratio, expressed as a percentage, of the (a) sum of (i) the outstanding principal balance of such Second Lien Loan and (ii) the outstanding principal balance as of such date of any mortgage loan or mortgage loans that are senior or equal in priority to such Second Lien Loan and which are secured by the same Mortgaged Property to (b) the appraised value of the Mortgaged Property.

Code: The Internal Revenue Code of 1986, as amended, and as it may be further amended from time to time, any successor statutes thereto, and applicable U.S. Department of Treasury regulations issued pursuant thereto in temporary or final form.

Compensating Interest Payment: As to any Distribution Date, an amount equal to the aggregate amount of any Prepayment Interest Shortfalls required to be paid by the Servicer with respect to such Distribution Date pursuant to the Servicing Agreement.

Consent: A document executed by the Cooperative Corporation (i) consenting to the sale of the Cooperative Unit to the Mortgagor and (ii) certifying that all maintenance charges relating to the Cooperative Unit have been paid.

Cooperative Corporation: The entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which Cooperative Corporation must qualify as a Cooperative Housing Corporation under Section 216 of the Code.

Cooperative Loan: A Mortgage Loan secured by Cooperative Shares and a Proprietary Lease, if any.

Cooperative Property: The real property and improvements owned by the Cooperative Corporation, that includes the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares: Shares issued by a Cooperative Corporation.

Cooperative Unit: With respect to any Cooperative Loan, a specific unit in a Cooperative Property.

Corporate Trust Office: With respect to the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 Attention: Global Securities and Trust Services/Morgan Stanley Mortgage Loan Trust 2007-9SL, or such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Certificate Insurer or the principal corporate trust office of any successor Trustee.

Custodial Account: Each custodial account (other than an Escrow Account) established and maintained by the Servicer pursuant to the Servicing Agreement.

Custodial Agreement: The Custodial Agreement listed on Exhibit F, as each such agreement may be amended or supplemented from time to time as permitted hereunder and thereunder.

Custodian: A Person who is at anytime appointed by the Trustee, the Seller or the Depositor as a custodian of the Mortgage Documents and the Trustee Mortgage Files and who has been approved by the Certificate Insurer. The initial Custodian under this Agreement is LaSalle. “Custodian” shall refer to each Custodian or all Custodians, as the context requires.

Cut-off Date: June 1, 2007.

Cut-off Date Pool Principal Balance: $313,255,278.

Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date.

Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

Defective Mortgage Loan: The meaning specified in Section 2.05(c).

Deficiency Amount: With respect to the Class A Certificates and any Distribution Date, the excess, if any, of Guaranteed Distributions over the aggregate amount available to be distributed to the Class A Certificateholders on such Distribution Date.

Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any Scheduled Payment that results in a permanent forgiveness of principal, which valuation or reduction results from an order of such court which is final and non-appealable in a proceeding under the Bankruptcy Code.

Definitive Certificate: A Certificate of any Class issued in definitive, fully registered, certificated form. As of the Closing Date the Classes of Certificates being issued as “Definitive Certificates” are set forth in the Preliminary Statement.

Delay Certificates: As specified in the Preliminary Statement.

Deleted Mortgage Loan: A Mortgage Loan that is repurchased, or replaced or to be replaced with a Replacement Mortgage Loan.

Delinquent: For reporting purposes, a Mortgage Loan is “delinquent” when any payment contractually due thereon has not been made by the close of business on the Due Date therefor. Such Mortgage Loan is “30 days Delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days Delinquent” and the second immediately succeeding month and “90 days Delinquent” and the third immediately succeeding month.

Depositor: Morgan Stanley Capital I Inc., a Delaware corporation having its principal place of business in New York, or its successors in interest.

Determination Date: With respect to the Servicer, the “Determination Date” set forth in the Servicing Agreement.

Disqualified Organization: A “disqualified organization” as defined in Section 860E(e)(5) of the Code.

Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 4.01. Funds in the Distribution Account (exclusive of any earnings on investments made with funds deposited in the Distribution Account) shall be held in trust for the Certificateholders and the Certificate Insurer for the uses and purposes set forth in this Agreement.

Distribution Account Deposit Date: With respect to the Servicer, not later than 1:00 p.m., New York time, on the 21st day of each calendar month after the initial issuance of the Certificates or, if such 21st day is a Saturday, then it shall be the first Business Day immediately preceding such day, or if such day is a Sunday or otherwise not a Business Day, then it shall be the immediately following Business Day, commencing in July 2007.

Distribution Date: The 25th day of each month or, if such 25th day is not a Business Day, the next succeeding Business Day, commencing in July 2007.

Due Date: With respect to any Mortgage Loan, the date on which a Scheduled Payment is due under the related Mortgage Note as indicated in the related Servicing Agreement.

Due Period: As to any Distribution Date, the period beginning on the second day of the month preceding the month of such Distribution Date, and ending on the first day of the month of such Distribution Date.

Eligible Account: Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the debt obligations of such holding company) have the highest short-term ratings of each Rating Agency at the time any amounts are held on deposit therein, or (ii) an account or accounts in a depository institution or trust company in which such accounts are insured by the SAIF (to the limits established by the SAIF) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee, the Certificate Insurer and to each Rating Agency, the Certificateholders and the Certificate Insurer have a claim with respect to the funds in such account or a perfected first priority security interest against any collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution or trust company in which such account is maintained, or (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company, acting in its fiduciary capacity or (iv) any other account acceptable to the Certificate Insurer and each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee or the Paying Agent.

ERISA: The Employee Retirement Income Security Act of 1974, as amended.

ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of an Underwriter’s Exemption.

ERISA-Restricted Certificate: As specified in the Preliminary Statement.

Escrow Account: With respect to each Mortgage Loan, as defined in Article I of the Servicing Agreement.

Estoppel Letter: A document executed by the Cooperative Corporation certifying, with respect to a Cooperative Unit, (i) the appurtenant Proprietary Lease will be in full force and effect as of the date of issuance thereof, (ii) the related stock certificate was registered in the Mortgagor’s name and the Cooperative Corporation has not been notified of any lien upon, pledge of, levy of execution on or disposition of such stock certificate, and (iii) the Mortgagor is not in default under the appurtenant Proprietary Lease and all charges due the Cooperative Corporation have been paid.

Exchange Act: The Securities Exchange Act of 1934, as amended.

Extra Principal Distribution Amount: For any Distribution Date, the lesser of (i) the Net Monthly Excess Cashflow for such Distribution Date and (ii) the Overcollateralization Increase Amount.

Fannie Mae: The entity formerly known as the Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, or any successor thereto.

Global Securities: The global certificates representing the Book-Entry Certificates.

Guaranteed Distributions: With respect to the Class A Certificates (a) for any Distribution Date, the sum of (i) the Class A Interest Distribution Amount for such Distribution Date, net of any interest shortfalls resulting from any Prepayment Interest Shortfalls and any Relief Act Shortfalls and (ii) the excess, if any, of the aggregate Class Principal Balance of the Class A Certificates (after giving effect to all distributions to be made on such Distribution Date) over the Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period and (b) for the Last Scheduled Distribution Date, the aggregate Class Principal Balance of the Class A Certificates to the extent unpaid on the Last Scheduled Distribution Date (after giving effect to all distributions to be made on such Distribution Date). Guaranteed Distributions do not include any Basis Risk Carry Forward Amounts.

Holder: The registered owner of any Certificate as recorded on the books of the Certificate Registrar except that, solely for the purposes of taking any action or giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor, the Trustee and the Servicer, or any Affiliate thereof shall be deemed not to be outstanding in determining whether the requisite percentage necessary to effect any such consent has been obtained, except that, in determining whether the Trustee shall be protected in relying upon any such consent, only Certificates that a Responsible Officer of the Trustee knows to be so owned shall be disregarded. The Trustee may request and conclusively rely on certifications by the Depositor or the Servicer in determining whether any Certificates are registered to an Affiliate of the Depositor or the Servicer.

Independent: When used with respect to any Accountants, a Person who is “independent” within the meaning of Rule 2-01(b) of the Securities and Exchange Commission’s Regulation S-X. When used with respect to any other Person, a Person who (a) is in fact independent of another specified Person and any Affiliate of such other Person, (b) does not have any material direct financial interest in such other Person or any Affiliate of such other Person, and (c) is not connected with such other Person or any Affiliate of such other Person as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions.

Initial Optional Purchase Date: The first Distribution Date following the date on which the aggregate Stated Principal Balance of the Mortgage Loans is equal to or less than 10% of the aggregate Stated Principal Balance thereof as of the Cut-off Date.

Insurance Agreement: The insurance agreement dated as of June 28, 2007, by and among the Depositor, the Seller, the Trustee, the Servicer and the Certificate Insurer.

Insurance Policy: With respect to any Mortgage Loan, any insurance policy (other than the Certificate Insurance Policy), including all names and endorsements thereto in effect, including any replacement policy or policies for any Insurance Policies.

Insurance Proceeds: Proceeds paid by any Insurance Policy (excluding proceeds required to be applied to the restoration and repair of the related Mortgaged Property or released to the Mortgagor), in each case other than any amount included in such Insurance Proceeds in respect of Insured Expenses.

Insured Expenses: Expenses covered by an Insurance Policy or any other insurance policy with respect to the Mortgage Loans.

Insured Payments: (i) With respect to any Distribution Date, any Deficiency Amount and (ii) any Preference Amount.

Interest Accrual Period: With respect to each Class of Delay Certificates, its corresponding Subsidiary REMIC Regular Interest and any Distribution Date, the calendar month prior to the month of such Distribution Date, and with respect to the first Distribution Date, the Cut-off Date to and including June 30, 2007. With respect to any Class of Non-Delay Certificates, its corresponding Subsidiary REMIC Regular Interest and any Distribution Date, the one month period commencing on and including the Distribution Date in the month immediately preceding the month in which such Distribution Date occurs (or in the case of the Distribution Date in July 2007, commencing on and including the Closing Date) and ending on the day immediately preceding such Distribution Date. Interest shall be calculated on each Class of Non-Delay Certificates based on the actual number of days elapsed in each Interest Accrual Period and a 360-day year. Interest shall be calculated on each Class of Delay Certificates based upon a 360-day year consisting of twelve 30-day months, and each Interest Accrual Period shall be deemed to have 30 days.

Interest Carry Forward Amount: With respect to any of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and any Distribution Date, the amount, if any, by which the Interest Distribution Amount for such Class of Certificates for the immediately preceding Distribution Date exceeds the actual amount distributed on such Class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such Class remaining unpaid from the previous Distribution Date, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

Interest Determination Date: With respect to (i) any Interest Accrual Period for any Class of LIBOR Certificates, the second LIBOR Business Day prior to the first day of such Interest Accrual Period and (ii) the first Interest Determination Date, June 26, 2007.

Interest Distribution Amount: With respect to the Senior Certificates, the Class A Interest Distribution Amount. With respect to the Subordinated Certificates, the Subordinated Interest Distribution Amount.

Interest Remittance Amount: For any Distribution Date, that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the Mortgage Loans.

LaSalle: LaSalle Bank National Association.

Last Scheduled Distribution Date: The Distribution Date in July, 2037.

Latest Possible Maturity Date: The Distribution Date in July, 2037.

LIBOR: The London interbank offered rate for one-month United States dollar deposits calculated in the manner described in Section 5.04.

LIBOR Business Day: Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

LIBOR Certificates: As specified in the Preliminary Statement.

Liquidated Mortgage Loan: With respect to any Distribution Date, a Charged-Off Mortgage Loan, or a defaulted Mortgage Loan (including any REO Property) which was liquidated in the calendar month preceding the month of such Distribution Date, and as to which the Servicer has certified to the Trustee and the Certificate Insurer (in accordance with the Servicing Agreement) that it has received all amounts it expects to receive in connection with the liquidation of such Mortgage Loan including the final disposition of an REO Property.

Liquidation Proceeds: Amounts, including Insurance Proceeds, received in connection with the partial or complete liquidation of defaulted Mortgage Loans, whether through trustee’s sale, foreclosure sale or otherwise or amounts received in connection with any condemnation or partial release of a Mortgaged Property and any other proceeds received in connection with an REO Property.

Loan-To-Value Ratio: With respect to any Mortgage Loan and as to any date of determination, the fraction (expressed as a percentage) the numerator of which is the principal balance of the related Mortgage Loan at such date of determination and the denominator of which is the Appraised Value of the related Mortgaged Property.

Master REMIC: As described in the Preliminary Statement.

Memorandum: The private placement memorandum to be dated as of June 27, 2007, relating to the Private Certificates.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor to Mortgage Electronic Registration Systems, Inc.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The mortgage identification number for any MERS Mortgage Loan.

Minimum Auction Price: With respect to any Distribution Date on which an auction is being held, the sum of (a) 100% of the current aggregate Stated Principal Balance of the Mortgage Loans, plus accrued interest thereon, (b) the fair market value of any related REO Property in the Trust Fund, as determined by an appraiser selected by the Auction Administrator (in consultation with the Servicer) with the consent of the Depositor, and all other property in the Trust Fund being purchased (reduced, in the case of REO Property, by (1) reasonably anticipated disposition costs and (2) any amount by which the fair market value as so reduced exceeds the outstanding Stated Principal Balance of the related Mortgage Loan plus accrued interest thereon at the applicable Mortgage Rate), (c) any unreimbursed P&I Advances and Servicer Advances related to the Mortgage Loans, (d) any amounts owed to the Trustee and the Custodian and not previously reimbursed, (e) any expenses incurred by the Auction Administrator relating to the auction process and (f) any amounts due to the Certificate Insurer.

MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Moody’s: Moody’s Investors Service, Inc., or any successor thereto. For purposes of Section 10.07 the address for notices to Moody’s shall be Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Pass-Through Monitoring, or such other address as Moody’s may hereafter furnish to the Depositor or the Trustee.

Mortgage: A mortgage, deed of trust or other instrument encumbering a fee simple interest in real property securing a Mortgage Note, together with improvements thereto.

Mortgage Documents: With respect to each Mortgage Loan, the mortgage documents required to be delivered to the Custodian pursuant to the Custodial Agreement.

Mortgage Loan: A Mortgage and the related notes or other evidences of indebtedness secured by each such Mortgage conveyed, transferred, sold, assigned to or deposited with the Trustee pursuant to Section 2.01 (including any REO Property), including without limitation, each Mortgage Loan listed on the Mortgage Loan Schedule, as amended from time to time. Any Released Mortgage Loan shall not be considered a Mortgage Loan subject to this Agreement.

MLPA: The Mortgage Loan Purchase Agreement dated as of June 1, 2007, by and between the Depositor and the Seller.

Mortgage Loan Auction Price: As defined in Section 7.01(b).

Mortgage Loan Schedule: The schedule of Mortgage Loans setting forth the following information with respect to each Mortgage Loan as of the close of business on the Cut-off Date: (1) the applicable Originator’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgagor is self-employed; (5) a code indicating whether the Mortgaged Property is owner-occupied; (6) the number and type of residential units constituting the Mortgaged Property; (7) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (8) with respect to each Second Lien Loan, the CLTV at origination; (9) the Mortgage Interest Rate as of the related Cut-off Date; (10) the day of the month on which the Monthly Payment is due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (11) the stated maturity date; (12) the first payment date; (13) the amount of the Monthly Payment as of the Cut-off Date; (14) the last payment date on which a payment was actually applied to the outstanding principal balance; (15) the original principal amount of the

Mortgage Loan; (16) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (17) delinquency status as of the Cut-off Date; (18) the type of Mortgage Loan (i.e., fixed or adjustable rate Mortgage Loan, first or Second Lien Loan); (19) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (20) a code indicating the documentation style (i.e., full, alternative or reduced); (21) asset verification (Y/N); (22) the loan credit classification (as described in the Underwriting Guidelines); (23) whether such Mortgage Loan provides for a Prepayment Penalty and, if applicable, the Prepayment Penalty Period; (24) the Mortgage Interest Rate as of origination; (25) the credit risk score (FICO score); (26) the date of origination; (27) a code indicating whether the Mortgage Loan is categorized as a Home Loan pursuant to Appendix E of Standard & Poor’s LEVELS® Glossary, as in effect from time to time; (28) the applicable Custodian; (29) the Due Date for the first Monthly Payment; (30) the original Monthly Payment due; (31) a code indicating the Primary Insurance Policy provider and percentage of coverage, if applicable; (32) Appraised Value; (33) appraisal type; (34) automated valuation model (AVM); (35) appraisal date; (36) with respect the related Mortgagor, the debt-to-income ratio and any other information reasonably requested by the Trustee; and (37) the MERS Identification Number, if any. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The original executed note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage under a Mortgage Loan.

Mortgage Rate: As to any Mortgage Loan, the annual rate of interest borne by the related Mortgage Notes.

Mortgaged Property: The underlying property, which, with respect to a Cooperative Loan, is the related Cooperative Shares and Proprietary Lease.

Mortgagor: The obligor on a Mortgage Note.

Net Liquidation Proceeds: With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property, the related Liquidation Proceeds net of Servicer Advances, P&I Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

Net Monthly Excess Cashflow: For any Distribution Date, the excess, if any, of (x) the Available Distribution Amount for the Distribution Date over (y) the sum for the Distribution Date of the aggregate of the Interest Distribution Amounts payable to the holders of the Certificates, amounts due to the Certificate Insurer and the Principal Distribution Amount.

Net Mortgage Rate: With respect to any Mortgage Loan and any Distribution Date, the related Mortgage Rate as of the Due Date in the month preceding the month of such Distribution Date reduced by the Servicing Fee Rate for such Mortgage Loan and the Class L-IO Rate.

Net Prepayment Interest Shortfalls: As to any Distribution Date, the amount by which the aggregate of Prepayment Interest Shortfalls exceeds the Compensating Interest Payments for such Distribution Date.

Net WAC Cap: For any Distribution Date and any Class of Non-Delay Certificates (other than the Class A Certificates) and the corresponding Subsidiary REMIC Regular Interest, the product of (i) the Weighted Average Net Mortgage Rate of the Mortgage Loans as of the close of the related Prepayment Period multiplied by (ii) the quotient of 30 divided by the actual number of days in the related Interest Accrual Period. For any Distribution Date and the Class A Certificates, the excess of (i) the rate described in the immediately preceding sentence over (ii) the Premium Percentage. For any Distribution Date and any Class of Delay Certificates and the corresponding Subsidiary REMIC Regular Interest, the Weighted Average Net Mortgage Rate of the Mortgage Loans as of the close of the related Prepayment Period.

Non-Book-Entry Certificate: Any Certificate other than a Book-Entry Certificate.

Non-Delay Certificates: As specified in the Preliminary Statement.

Non-permitted Foreign Holder: As defined in Section 3.03(f).

Non-U.S. Person: Any person other than a “United States person” within the meaning of Section 7701(a)(30) of the Code.

Nonrecoverable Advance: Any portion of a P&I Advance or Servicer Advance previously made or proposed to be made by the Servicer (as certified in an Officer’s Certificate of the Servicer and delivered to the Trustee and the Certificate Insurer), which in the good faith judgment of such party, shall not be ultimately recoverable by the Servicer from the related Mortgagor, related Liquidation Proceeds or otherwise.

Notice: The notice to be delivered to the Certificate Insurer with respect to any Distribution Date pursuant to Section 5.05(a), which shall be in the form attached to the Certificate Insurance Policy.

Offered Certificates: As specified in the Preliminary Statement.

Offering Document: The Prospectus or the Memorandum, as applicable.

Officer’s Certificate: A certificate signed by two Authorized Officers of the Depositor, and delivered to the Trustee and the Certificate Insurer.

Officer’s Certificate of the Servicer: A certificate (i) signed by the Chairman of the Board, the Vice Chairman of the Board, the President, a Managing Director, a Vice President (however denominated), an Assistant Vice President, the Treasurer, the Secretary, or one of the Assistant Treasurers or Assistant Secretaries of the Servicer, or (ii) if provided for herein, signed by a Servicing Officer, as the case may be, and delivered to the Trustee and the Certificate Insurer.

Opinion of Counsel: A written opinion of counsel, reasonably acceptable in form and substance to the Trustee and the Certificate Insurer and who may be in-house or outside counsel to the Depositor or the Trustee but which must be Independent outside counsel with respect to any such opinion of counsel concerning the transfer of any Residual Certificate or concerning certain matters with respect to ERISA, or the taxation, or the federal income tax status, of each REMIC.

Originator: American Home Mortgage Corp. or the Seller, as applicable.

Overcollateralization Floor Amount: For any Distribution Date, an amount equal to $1,566,276.

Overcollateralization Increase Amount: With respect to any Distribution Date, the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Distribution Amount on such Distribution Date has been distributed).

Overcollateralization Release Amount: For any Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess of (a) the Overcollateralized Amount over (b) the Overcollateralization Target Amount. In addition, in connection with the final distribution on the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates pursuant to Section 7.02 hereof, the Overcollateralization Release Amount for the related Distribution Date shall also include the excess, if any of, (a) the purchase price paid for the Mortgage Loans and any REO Properties pursuant to Section 7.01 hereof, less any costs incurred by the Trust Fund in connection with the liquidation thereof pursuant to Section 7.02 hereof, over (b) the amount distributed on the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and to the Certificate Insurer on such Distribution Date.

Overcollateralization Target Amount: With respect to any Distribution Date (a) prior to the Stepdown Date will equal the product of (x) 9.75% and (y) the Cut-off Date Pool Principal Balance, (b) on or after the Stepdown Date and on which a Trigger Event is not in effect, shall equal the greater of (i) product of (x) 19.50% and (y) the aggregate Stated Principal Balance of the Mortgage Loans as of such Distribution Date and (ii) the Overcollateralization Floor Amount and (c) on or after the Stepdown Date and on which a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.

Overcollateralized Amount: As of the Closing Date will be an amount equal to $30,544,278. With respect to any Distribution Date following the Closing Date, the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Due Period exceeds the aggregate Class Principal Balances of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates after taking into account all payments of principal on such Distribution Date.

P&I Advances: With respect to a Mortgage Loan, the payments required to be made by the Servicer with respect to any Distribution Date pursuant to the Servicing Agreement, the amount of any such payment being equal to the aggregate of the payments of principal and interest (net of the applicable Servicing Fee and net of any net income in the case of any REO Property) on the Mortgage Loans (other than Charged-off Loans or Released Mortgage Loans) that were due on the related Due Date and not received as of the Business Day immediately preceding the Distribution Account Deposit Date, less the aggregate amount of any such delinquent payments that the Servicer has determined would constitute Nonrecoverable Advances if advanced.

Pass-Through Margin: For each of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates and the Interest Accrual Period related to each Distribution Date, as follows:

	(1)	(2)
Class A	0.320%	0.640%
Class M-1	2.000%	3.000%
Class M-2	4.000%	6.000%
Class M-3	4.000%	6.000%
Class B-1	4.000%	6.000%
Class B-2	4.000%	6.000%
Class B-3	4.000%	6.000%
__________
(1)	For the Interest Accrual Period for each Distribution Date occurring on or prior to the Initial Optional Purchase Date.
(2)	For each Interest Accrual Period following the Initial Optional Purchase Date.

Pass-Through Rate: For any interest bearing Class of Certificates or Component, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

Paying Agent: Any paying agent appointed pursuant to Section 3.08. The initial Paying Agent shall be the Trustee under this Agreement.

Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate of the Class Principal Balance of all Certificates of the same Class.

Permitted Investments: At any time, any one or more of the following obligations and securities:

(i) obligations of the United States or any agency thereof, provided that such obligations are backed by the full faith and credit of the United States;

(ii) general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each Rating Agency, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency (determined without regard to the Certificate Insurance Policy);

(iii) commercial or finance company paper which is then receiving the highest commercial or finance company paper rating of each Rating Agency rating such paper, or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency (determined without regard to the Certificate Insurance Policy);

(iv) certificates of deposit, demand or time deposits, or bankers’ acceptances issued by any depository institution or trust company incorporated under the laws of the United States or of any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or long-term unsecured debt obligations of such depository institution or trust company (or in the case of the principal depository institution in a holding company system, the commercial paper or long-term unsecured debt obligations of such holding company, but only if Moody’s is not the applicable Rating Agency) are then rated one of the two highest long-term and the highest short-term ratings of each Rating Agency for such securities, or such lower ratings as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency (determined without regard to the Certificate Insurance Policy);

(v) guaranteed reinvestment agreements issued by any bank, insurance company or other corporation acceptable to the Certificate Insurer and Rating Agencies at the time of the issuance of such agreements, as evidenced by a signed writing delivered by each Rating Agency;

(vi) repurchase obligations with respect to any security described in clauses (i) and (ii) above, in either case entered into with a depository institution or trust company (acting as principal) described in clause (iv) above;

(vii) securities (other than stripped bonds, stripped coupons or instruments sold at a purchase price in excess of 115% of the face amount thereof) bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any state thereof which, at the time of such investment, have one of the two highest ratings of each Rating Agency (except if the Rating Agency is Moody’s, such rating shall be the highest commercial paper rating of Moody’s for any such series), or such lower rating as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency (determined without regard to the Certificate Insurance Policy);

(viii) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time such interests are held in such fund has the highest applicable rating by each Rating Agency rating such fund or such lower rating as shall not result in a change in the rating then assigned to the Certificates by each Rating Agency, as evidenced by a signed writing delivered by each Rating Agency (determined without regard to the Certificate Insurance Policy), including funds for which the Trustee or any of its Affiliates is investment manager or adviser;

(ix) short-term investment funds sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by each applicable Rating Agency in their respective highest applicable rating category or such lower rating as shall not result in a change in the rating then specified stated maturity and bearing interest or sold at a discount acceptable to each Rating Agency as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency (determined without regard to the Certificate Insurance Policy); and

(x) such other investments having a specified stated maturity and bearing interest or sold at a discount acceptable to the Certificate Insurer and the Rating Agencies as shall not result in the downgrading or withdrawal of the ratings then assigned to the Certificates by the Rating Agencies, as evidenced by a signed writing delivered by each Rating Agency (determined without regard to the Certificate Insurance Policy);

provided, that no such instrument shall be a Permitted Investment if (i) such instrument evidences the right to receive interest only payments with respect to the obligations underlying such instrument or (ii) such instrument would require the Depositor to register as an investment company under the Investment Company Act of 1940, as amended.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

Plan: Any employee benefit plan or other plan or arrangement subject to Section 406 of ERISA or Section 4975 of the Code, including individual retirement accounts and annuities, Keough plans or collective investment funds and such plans, accounts or arrangements are invested.

Plan Asset Regulations: The Department of Labor regulations set forth in 29 C.F.R. §2510.3-101.

Policy Payments Account: The Eligible Account established pursuant to Section 5.05(b) hereof.

Pool Assets: The Mortgage Loans, any REO Property and any other property remaining in the Trust Fund.

Preference Amount: With respect to any amount previously distributed to a holder of a Class A Certificate, any amount on such Certificate that is recoverable and sought to be recovered as a voidable preference by a trustee in bankruptcy pursuant to the Bankruptcy Code in accordance with a final nonappealable order of a court having competent jurisdiction.

Premium Percentage: The premium rate under the Certificate Insurance Policy with respect to the Class A Certificates pursuant to the Insurance Agreement, which is equal to 0.19% per annum.

Prepayment Interest Excess Amount: With respect to any Principal Prepayment in full that is applied to the related Mortgage Loan from the first day of the month of any Distribution Date through the fifteenth day of the month of such Distribution Date, all amounts paid in respect of interest on such Principal Prepayment in full. A Prepayment Interest Excess Amount cannot result from a Principal Prepayment in part, but only from a Principal Prepayment in full.

Prepayment Interest Shortfall: With respect to each Mortgage Loan, the amount of the shortfall in interest payable on such Mortgage Loan that occurs as a result of the prepayment by the related Mortgagor of such Mortgage Loan calculated in accordance with formula set forth in the Servicing Agreement.

Prepayment Penalty: As to a Mortgage Loan, any premium, penalty or charge payable by a Mortgagor in connection with certain partial prepayments and all prepayments in full made within the related Prepayment Penalty Period, the Prepayment Penalties with respect to each applicable Mortgage Loan so held by the Trust Fund being identified in the Prepayment Penalty Schedule.

Prepayment Penalty Period: As to any Mortgage Loan, the period of time during which a Prepayment Penalty may be imposed.

Prepayment Penalty Schedule: As of any date, the list of Prepayment Penalties included in the Trust Fund on that date (including the Prepayment Penalty summary attached thereto). The Prepayment Penalty Schedule shall set forth the following information with respect to each Prepayment Penalty:

•	the Mortgage Loan account number;

•	a code indicating the type of Prepayment Penalty;

•	the state of origination in which the related Mortgage Property is located;

•	the first date on which a monthly payment is or was due under the related Mortgage Note;

•	the term of the Prepayment Penalty;

•	the original principal amount of the related Mortgage Loan; and

•	the Cut-off Date Principal Balance of the related Mortgage Loan.

The Prepayment Penalty Schedule shall be amended from time to time by the Seller in accordance with this Agreement. For the avoidance of doubt, the Trustee shall have no duty or responsibility with respect to the Prepayment Penalty Schedule or to verify, recomputed, recalculate or confirm the amount of Prepayment Penalties remitted to it by the Servicer.

Prepayment Period: With respect to any Mortgage Loan and the Distribution Date in July 2007, the period from and including July 1, 2007 to and including July 15, 2007. With respect to any Mortgage Loan and each Distribution Date following the Distribution Date in July 2007, the period beginning on the sixteenth day of the month preceding the month of such Distribution Date through and including the fifteenth day of the month in which such Distribution Date occurs.

Principal Distribution Amount: For any Distribution Date, the sum of

(i) the principal portion of all Scheduled Payments on the Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii) the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by this Agreement during the related Prepayment Period; and

(iii) the principal portion of all other unscheduled collections, including Insurance Proceeds, condemnation proceeds, Liquidation Proceeds and all partial Principal Prepayments and Principal Prepayments in full, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Mortgage Loans, provided, that in no event will the Principal Distribution Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates plus all amounts due to the Certificate Insurer.

Principal Prepayment: Any payment of principal by a Mortgagor on a Mortgage Loan that is received in advance of its scheduled Due Date and is not accompanied by an amount representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Private Certificate: As specified in the Preliminary Statement.

Proceeding: Any suit in equity, action at law or other judicial or administrative proceeding.

Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Prospectus: The prospectus supplement dated June 27, 2007, together with the accompanying prospectus dated December 1, 2006, relating to the Certificates.

Purchase Agreement: Each mortgage loan purchase and warranties agreement, as amended by the related Acknowledgement, listed in Exhibit E hereto, as such agreement may be amended or supplemented from time to time as permitted hereunder.

Purchase Date: As defined in Section 7.01(c).

Purchase Price: With respect to any Mortgage Loan required or permitted to be purchased by the Seller or Depositor pursuant to this Agreement or the MLPA, or by the related Originator pursuant to the related Purchase Agreement, an amount equal to the sum of (i) 100% of the unpaid principal balance of the Mortgage Loan on the date of such purchase and (ii) accrued interest thereon at the applicable Mortgage Rate from the date through which interest was last paid by the Mortgagor to the Due Date in the month in which the Purchase Price is to be distributed to Certificateholders and (iii) costs and damages incurred by the Trust Fund and Trustee in connection with a repurchase pursuant to Section 2.05 hereof that arises out of a violation of any predatory or abusive lending law with respect to the related Mortgage Loan.

Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If any such organization or a successor is no longer in existence, “Rating Agency” shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor and the Certificate Insurer, notice of which designation shall be given to the Trustee. References herein to a given rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers.

Realized Loss: With respect to each Liquidated Mortgage Loan, an amount (not less than zero or more than the Stated Principal Balance of the related Mortgage Loan) as of the date of such liquidation, equal to (i) the Stated Principal Balance of such Mortgage Loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of P&I Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds plus (ii) the accrued interest on such Mortgage Loan remaining unpaid and the interest portion of P&I Advances made by the Servicer with respect to such Mortgage Loan which have been reimbursed from Liquidation Proceeds. With respect to each Mortgage Loan which has become the subject of a Deficient Valuation, if the principal amount due under the related Mortgage Note has been reduced, the difference between the principal balance of the Mortgage Loan outstanding immediately prior to such Deficient Valuation and the principal balance of the Mortgage Loan as reduced by the Deficient Valuation. With respect to each Mortgage Loan which has become the subject of a Debt Service Reduction and any Distribution Date, the amount, if any, by which the principal portion of the related Scheduled Payment has been reduced.

To the extent the Servicer receives Subsequent Recoveries with respect to any Mortgage Loan, the amount of the Realized Loss with respect to that Mortgage Loan will be offset by such Subsequent Recoveries.

Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan, and (ii) make certain agreements with respect to such Cooperative Loan.

Record Date: As to any Distribution Date (i) with respect to the Non-Delay Certificates, the last Business Day preceding such Distribution Date (or the Closing Date, in the case of the first Distribution Date) unless such Certificates shall no longer be Book-Entry Certificates, in which case the Record Date shall be the last Business Day of the month preceding the month of such Distribution Date and (ii) in the case of the Delay Certificates (including the Non-Delay Certificates that are subsequently reissued as Definitive Certificates), the last Business Day of the month preceding the month of each Distribution Date.

Redemption Price: With respect to any Distribution Date, the sum of (a) 100% of the aggregate Stated Principal Balance of the Mortgage Loans as of the related Due Date (after giving effect to Principal Prepayments received in the related Prepayment Period) plus interest accrued and unpaid on each Mortgage Loan at the applicable Mortgage Rate to the related Due Date, (b) the fair market value of any related REO Property, (c) all amounts (including, without limitation, all previously unreimbursed P&I Advances and Servicer Advances and accrued and unpaid Servicing Fees ) payable or reimbursable to the Trustee and the Servicer pursuant to this Agreement and the Servicing Agreement, to the Custodian under the Custodial Agreement (to the extent such amounts are not paid to the Custodian by the Seller) and (e) any amounts due to the Certificate Insurer.

Refinancing Mortgage Loan: Any Mortgage Loan originated in connection with the refinancing of an existing mortgage loan.

Regular Certificates: As specified in the Preliminary Statement.

Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

Reimbursement Amounts: Any unreimbursed Insured Payments made by the Certificate Insurer, plus all other amounts due to the Certificate Insurer under the Insurance Agreement except for any amounts the Seller or the Depositor have reimbursed to the Certificate Insurer pursuant to Section 3.03 of the Insurance Agreement, together with interest thereon at the rate specified in the Insurance Agreement; provided, however, if written notice of any Reimbursement Amount is received after four (4) Business Days prior to the related Distribution Date, then such Reimbursement Amount shall be payable on the next succeeding Distribution Date.

Released Mortgage Loan: As of any transfer date as set forth in the Servicing Agreement, any Mortgage Loan that was delinquent in payment for a period of time equal to the later to occur of (i) 210 days or more or (ii) 30 days or more after such Mortgage Loan became a Charged-off Loan, in each case as of the last calendar day of the month immediately preceding the month in which such transfer date occurs, without giving effect to any grace period permitted by the related Mortgage Note, and for which foreclosure proceedings have not been initiated and reported by the Servicer to the Trustee as a “Released Mortgage Loan.”

Released Mortgage Transferee: Initially, Morgan Stanley Capital Holdings LLC, and its successors and assigns.

Relief Act: The Servicemembers Civil Relief Act (formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended, and any similar state laws.

Relief Act Shortfalls: With respect to any Distribution Date and any Mortgage Loan as to which there has been a reduction in the amount of interest collectible thereon for the most recently ended calendar month as a result of the application of the Relief Act, the amount, if any, by which (i) interest collectible on such Mortgage Loan for the most recently ended calendar month is less than (ii) interest accrued thereon for such month pursuant to the Mortgage Note.

REMIC: Each pool of assets in the Trust Fund designated as a REMIC as described in the Preliminary Statement.

REMIC Provisions: The provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan or otherwise treated as having been acquired pursuant to the REMIC Provisions.

Replacement Mortgage Loan: A mortgage loan substituted by an Originator or the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, as confirmed in a certification by the Seller to the Trustee and the Certificate Insurer (i) have a Stated Principal Balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the Stated Principal Balance of the Deleted Mortgage Loan, (ii) have a Mortgage Rate not less than (and not more than two percentage points greater than) the Mortgage Rate of the Deleted Mortgage Loan, (iii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan, (iv) comply with all of the representations and warranties set forth in the related Purchase Agreement or the MLPA, as applicable, and (v) shall be accompanied by an Opinion of Counsel addressed to and delivered to the Trustee and the Certificate Insurer that such Replacement Mortgage Loan would not adversely affect the REMIC status of any REMIC created hereunder or would not otherwise be prohibited by this Agreement.

Residual Certificate: The Class R Certificates.

Responsible Officer: With respect to the Trustee, any officer in the corporate trust department or similar group of the Trustee with direct responsibility for the administration of this Agreement and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

Restricted Global Security: As defined in Section 3.01(c).

S&P: Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. If S&P is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.07 the address for notices to S&P shall be Standard & Poor’s, 55 Water Street, New York, New York 10041, Attention: Mortgage Surveillance Monitoring, or such other address as S&P may hereafter furnish to the Depositor.

SAIF: The Saving’s Association Insurance Fund, or any successor thereto.

Saxon: Saxon Mortgage Services, Inc.

Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified in the Servicing Agreement, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

Second Lien Loan: A Mortgage Loan secured by a second lien Mortgage on the related Mortgaged Property.

Securities Act: The Securities Act of 1933, as amended.

Security Agreement: The agreement creating a security interest in the stock allocated to a dwelling until in the Cooperative Corporation that was pledged to secure such Cooperative Loan and the related Proprietary Lease.

Seller: Morgan Stanley Mortgage Capital Holdings LLC, a New York limited liability company, as successor in interest to Morgan Stanley Mortgage Capital Inc.

Senior Certificates: As specified in the Preliminary Statement.

Senior Enhancement Percentage: For any Distribution Date and the Senior Certificates, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Principal Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount by (y) the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related Due Period, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Principal Distribution Amount to the holders of the Certificates then entitled to distributions of principal on such Distribution Date.

Servicer: The Servicer under the Servicing Agreement, and its respective successors and assigns. As of the Closing Date, the Servicer of the Mortgage Loans shall be Saxon Mortgage Services, Inc.

Servicer Advance: A “Servicer Advance” or “Servicing Advance” as defined in the Servicing Agreement.

Servicing Agreement: As of the Closing Date, the Servicing Agreement listed in Exhibit E hereto between the Seller and Saxon Mortgage Services, Inc.

Servicing Criteria: The “servicing criteria” set forth in Item 1122(d) of Regulation AB, which as of the Closing Date are listed on Exhibit N hereto.

Servicing Fee: As to any Distribution Date and each Mortgage Loan, an amount equal to the product of (a) one-twelfth of the related Servicing Fee Rate and (b) the Stated Principal Balance of such Mortgage Loan as of the first day of the related Due Period. No Servicing Fee will accrue with respect to any Charged-off Loan or any Released Mortgage Loan.

Servicing Fee Rate: With respect to each Mortgage Loan and any Distribution Date, the per annum rate specified in the related Servicing Agreement and on the Mortgage Loan Schedule.

Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee and the Certificate Insurer by the Servicer on the Closing Date pursuant to the Servicing Agreement, as such list may from time to time be amended.

Startup Day: The day designated as such pursuant to Section 9.01(b) hereof.

Stated Principal Balance: As to any Mortgage Loan and Due Date, the unpaid principal balance of such Mortgage Loan as of such Due Date as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any moratorium or similar waiver or grace period) after giving effect to any previous partial Principal Prepayments and Liquidation Proceeds allocable to principal (other than with respect to any Liquidated Mortgage Loan) and to the payment of principal due on such Due Date and irrespective of any delinquency in payment by the related Mortgagor. The Stated Principal Balance of a Liquidated Mortgage Loan shall be zero.

Stepdown Date: The later to occur of (x) earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates is reduced to zero and all amounts due to the Certificate Insurer have been paid in full and (2) the Distribution Date in July 2010 and (y) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distribution of principal to the holders of the Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to 57.50%.

Subcontractor: Any third-party or Affiliated vendor, subcontractor or other Person utilized by the Servicer, that is not responsible for the overall servicing (as “servicing” is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item 1122(d) of Regulation AB with respect to Mortgage Loans.

Subordinated Certificates: As specified in the Preliminary Statement.

Subordinated Interest Distribution Amount: With respect to any Class of Subordinated Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that Class immediately prior to the Distribution Date at the Pass-Through Rate for that Class reduced (to an amount not less than zero), in the case of such Class, by the allocable share, if any, for that Class of (x) Prepayment Interest Shortfalls on the Mortgage Loans to the extent not covered by Compensating Interest Payments paid by the Servicer and (y) Relief Act Interest Shortfalls.

Subsequent Recoveries: As to any Distribution Date, with respect to a Liquidated Mortgage Loan (other than a Released Mortgage Loan) that resulted in a Realized Loss in a prior calendar month, amounts received by the Trustee from the Servicer (net of any related expenses permitted to be reimbursed pursuant to Section 4.02) specifically related to such Liquidated Mortgage Loan.

Subservicer: Any Person that services Mortgage Loans on behalf of the Servicer, as applicable, or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Servicer under the Servicing Agreement, with respect to some or all of the Mortgage Loans, that are identified in Item 1122(d) of Regulation AB.

Subsidiary REMIC: As specified in the Preliminary Statement.

Subsidiary REMIC Interest: As specified in the Preliminary Statement.

Subsidiary REMIC Regular Interest: As specified in the Preliminary Statement.

Substitution Adjustment Amount: As defined in the second paragraph of Section 2.05(c).

Tax Matters Person: The person designated as “tax matters person” in the manner provided under Treasury regulation § 1.860F-4(d) and temporary Treasury regulation §301.6231(a)(7)1T.

Tax Matters Person Certificate: The Class R Certificate with a Denomination of $0.01.

Telerate Page 3750: The display page currently so designated on the Moneyline Telerate Service (formerly the Dow Jones Markets) (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices)

Three Month Rolling Average: With respect to the end of the Due Period related to any Distribution Date, the rolling 3 month average percentage of the aggregate Stated Principal Balance of the Mortgage Loans that are 60 or more days Delinquent (including Mortgage Loans in foreclosure, REO Property or discharged in bankruptcy).

Trigger Event: With respect to any Distribution Date, a Trigger Event is in effect if (x) the Three Month Rolling Average with respect to the Mortgage Loans exceeds 13.91% of the Senior Enhancement Percentage for the prior Distribution Date, or (y) the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Prepayment Period divided by the aggregate outstanding principal balance of the Mortgage Loans as of the Cut-off exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage

July 2009 — June 2010	4.05% with respect to July 2009, plus an additional 0.24583% for each month thereafter

July 2010 — June 2011	7.00% with respect to July 2010, plus an additional 0.20833% for each month thereafter

July 2011 — June 2012	9.50% with respect to July 2011, plus an additional 0.14583% for each month thereafter

July 2012 — June 2013	11.25% with respect to July 2012, plus an additional 0.06250% for each month thereafter

July 2013 and thereafter	12.00%

Trust Fund: The corpus of the trust created pursuant to this Agreement consisting of (i) the Mortgage Loans and all interest and principal received on or with respect thereto after the Cut-off Date (other than Scheduled Payments due on or prior to the Cut-off Date) to the extent not applied in computing the Cut-off Date Principal Balance thereof; (ii) all cash, instruments or property held or required to be held in the Custodial Accounts and the Distribution Account and all amounts deposited therein pursuant to the applicable provisions of this Agreement and the Servicing Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Depositor’s rights assigned to the Trustee under the Purchase Agreements, the MLPA and the Servicing Agreement, each as modified by the Acknowledgements, and under this Agreement and the Custodial Agreement; (v) all insurance policies related to the Mortgage Loans and any insurance proceeds; (vi) with respect to the Class A Certificates only, the Certificate Insurance Policy; and (vii) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

Trustee: LaSalle Bank National Association, a national banking association, organized under the laws of the United States, in its capacity as Trustee hereunder, and any Person succeeding the Trustee hereunder, or if any successor trustee or any co-trustee shall be appointed as herein provided, then such successor trustee and such co-trustee, as the case may be.

Trustee Mortgage Files: With respect to each Mortgage Loan, the Mortgage Documents to be retained in the custody and possession of the Trustee or the Custodian on behalf of the Trustee.

UCC: The Uniform Commercial Code as enacted in the relevant jurisdiction.

Underwriter: As specified in the Preliminary Statement.

Underwriter’s Exemption: Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), as amended (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

Uniform Commercial Code: The Uniform Commercial Code as in effect in any applicable jurisdiction from time to time.

Unpaid Realized Loss Amount: For any of the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 or Class B-5 Certificates, the portion of any Realized Losses previously allocated to that Class remaining unpaid from prior Distribution Dates.

Weighted Average Net Mortgage Rate: As to any Distribution Date, the average of the Net Mortgage Rate of each Mortgage Loan, weighted on the basis of its Stated Principal Balance as of the end of the Prepayment Period related to the immediately preceding Distribution Date.

ARTICLE II

DECLARATION OF TRUST;
ISSUANCE OF CERTIFICATES

Section 2.01 Creation and Declaration of Trust Fund; Conveyance of Mortgage Loans.

(a) Concurrently with the execution and delivery of this Agreement, the Depositor does hereby transfer, assign, set over, deposit with and otherwise convey to the Trustee, without recourse, subject to Sections 2.02 and 2.05, in trust, all the right, title and interest of the Depositor in and to the Trust Fund. Such conveyance includes, without limitation, (i) the Mortgage Loans, including the right to all payments of principal and interest received on or with respect to the Mortgage Loans on and after the Cut-off Date (other than Scheduled Payments due on or before such date), and all such payments due after such date but received prior to such date and intended by the related Mortgagors to be applied after such date; (ii) all of the Depositor’s right, title and interest in and to all amounts from time to time credited to and the proceeds of the Distribution Account, any Custodial Accounts or any Escrow Account established with respect to the Mortgage Loans; (iii) all of the rights and obligations of the Depositor as assignee of the Seller with respect to the Seller’s rights and obligations under the Purchase Agreement and Servicing Agreement pursuant to the Acknowledgements; (iv) all of the Depositor’s right, title or interest in REO Property and the proceeds thereof; (v) all of the Depositor’s rights under any Insurance Policies related to the Mortgage Loans; (vi) $100 (which amount has been delivered by the Depositor to the Trustee to be held in the Distribution Account until distributed to the Holders of the Class P Certificates pursuant to Section 5.02(d)); and (vii) if applicable, the Depositor’s security interest in any collateral pledged to secure the Mortgage Loans, including the Mortgaged Properties, to have and to hold, in trust; and the Trustee declares that, subject to the review provided for in Section 2.02, it has received and shall hold the Trust Fund, as trustee, in trust, for the benefit and use of the Holders of the Certificates and the Certificate Insurer and for the purposes and subject to the terms and conditions set forth in this Agreement, and, concurrently with such receipt, has caused to be executed, authenticated and delivered to or upon the order of the Depositor, in exchange for the Trust Fund, Certificates in the authorized denominations evidencing the entire ownership of the Trust Fund.

The foregoing sale, transfer, assignment, set-over, deposit and conveyance does not and is not intended to result in the creation or assumption by the Trustee of any obligation of the Depositor, the Seller or any other Person in connection with the Mortgage Loans or any other agreement or instrument relating thereto except as specifically set forth therein.

In connection with such transfer and assignment of the Mortgage Loans, the Custodian acting on the Trustee’s behalf, will continue to hold the applicable documents or instruments listed below with respect to each related Mortgage Loan (each, a “Trustee Mortgage File”) so transferred and assigned:

(i) with respect to each Mortgage Loan, the original Mortgage Note endorsed without recourse in proper form to the order of LaSalle Bank National Association, as Trustee of the Morgan Stanley Mortgage Loan Trust 2007-9SL, Mortgage Pass-Through Certificates, without recourse, or in blank (in each case, with all necessary intervening endorsements, as applicable);

(ii) with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon, or if the original Mortgage has not yet been returned from the recording office, a copy of such Mortgage certified by the applicable Originator, title company, escrow agent or closing attorney to be a true copy of the original of the Mortgage which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located, and in the case of the each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan if the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon;

(iii) with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the Assignment of Mortgage in form and substance acceptable for recording in the relevant jurisdiction, such assignment being either (A) in blank, without recourse, or (B) endorsed to “LaSalle Bank National Association, as Trustee of Morgan Stanley Mortgage Loan Trust 2007-9SL, Mortgage Pass-Through Certificates, without recourse”;

(iv) with respect to each Mortgage Loan (other than a Cooperative Loan) that is not a MERS Mortgage Loan, the originals of all intervening assignments of the Mortgage, if any, with evidence of recording thereon, or if the original intervening assignment has not yet been returned from the recording office, a copy of such assignment certified by the applicable Originator, title company, escrow agent or closing attorney to be a true copy of the original of the assignment which has been sent for recording in the appropriate jurisdiction in which the Mortgaged Property is located;

(v) with respect to each Mortgage Loan (other than a Cooperative Loan), the originals of all assumption, modification, consolidation or extension agreements, if any, with evidence of recording thereon;

(vi) if any, with respect to each Mortgage Loan (other than a Cooperative Loan), the original policy of title insurance (or a true copy thereof) with respect to any such Mortgage Loan, or, if such policy has not yet been delivered by the insurer, the title commitment or title binder to issue same;

(vii) if any, with respect to each Mortgage Loan (other than a Cooperative Loan), the original power of attorney and guaranty agreement with respect to such Mortgage Loan;

(viii) with respect to each Mortgage Loan which constitutes a Cooperative Loan:

(a) the original of any Security Agreement or similar document executed in connection with the Cooperative Loan;

(b) the original Recognition Agreement and the original Assignment of Recognition Agreement;

(c) UCC-1 financing statements with recording information thereon from the appropriate governmental recording offices if necessary to perfect the security interest of the Cooperative Loan under the Uniform Commercial Code in the jurisdiction in which the Cooperative Property is located, accompanied by UCC-3 financing statements executed in blank for recordation of the change in the secured party thereunder;

(d) an Estoppel Letter and/or Consent;

(e) a search for (i) federal tax liens, mechanics’ liens, lis pendens, judgments of record or otherwise against (x) the Cooperative Corporation and (y) the seller of the Cooperative Unit, (ii) filings of financing statements and (iii) the deed of the cooperative project into the Cooperative Corporation;

(f) the guaranty of the Mortgage Note and Cooperative Loan, if any;

(g) the original Proprietary Lease and the Assignment of Proprietary Lease executed by the Mortgagor in blank or if the Proprietary Lease has been assigned by the Mortgagor to the Seller, then the Seller must execute an assignment of the Assignment of Proprietary Lease in blank; and

(h) if any, the original or certified copy of the certificates evidencing ownership of the Cooperative Shares issued by the Cooperative Corporation and related assignment of such certificates or an assignment of such Cooperative Shares, in blank, executed by the Mortgagor with such signature guaranteed.

(ix) Any other document or instruments required to be delivered under the Custodial Agreement.

Notwithstanding the foregoing, in the event of any inconsistency between any provision of this Agreement and a provision of the Custodial Agreement, then the provision of the Custodial Agreement shall control.

In addition, in connection with the assignment of any MERS Mortgage Loan, it is understood that the related Originator will cause the MERS® System to indicate that such Mortgage Loans have been assigned by the related Originator to the Trustee in accordance with this Agreement for the benefit of the Certificateholders and the Certificate Insurer by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS® System to identify the series of Certificates issued in connection with such Mortgage Loans. It is further understood that the related Originator will not, and the Trustee hereby agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

(b) In instances where a title insurance policy is required to be delivered to the Custodian on behalf of the Trustee and is not so delivered, the Depositor will provide a copy of such title insurance policy to the Custodian on behalf of the Trustee, as promptly as practicable after the execution and delivery hereof, but in any case within 180 days of the Closing Date.

(c) For Mortgage Loans (if any) that have been prepaid in full after the Cut-off Date and prior to the Closing Date, the Depositor, in lieu of delivering the above documents, herewith delivers such amount to the Trustee, and delivers to the Trustee, the Certificate Insurer and the Custodian, an Officer’s Certificate which shall include a statement to the effect that all amounts received in connection with such prepayment that are required to be deposited in the Distribution Account pursuant to Section 4.01 have been so deposited. All original documents that are not delivered to the Custodian on behalf of the Trustee shall be held by the related Originator in trust for the benefit of the Trustee, the Certificateholders and the Certificate Insurer.

(d) Neither the Depositor nor the Trust will acquire or hold any Mortgage Loan that would violate the representations made by the Seller set forth in clauses (iv) through (vi) of Section 2.05(b) hereof.

Section 2.02 Acceptance of Trust Fund by Trustee; Review of Documentation for Trust Fund.

(a) The Trustee, by execution and delivery hereof, acknowledges receipt by it of notice from the Custodian that each holds the documents identified in the Initial Certification in the form annexed to the applicable Custodial Agreement (the “Initial Certification”) pertaining to the Mortgage Loans listed on the Mortgage Loan Schedule.

(b) Nothing in this Agreement shall be construed to constitute an assumption by the Trust Fund, the Trustee, the Custodian, the Certificate Insurer or the Certificateholders of any unsatisfied duty, claim or other liability on any Mortgage Loan or to any Mortgagor.

(c) Each of the parties hereto acknowledges that (i) the Custodian has delivered to the Depositor, the Certificate Insurer and the Trustee, the related Initial Certification, stating that it has performed the applicable review of the Mortgage Loans as required under the Custodial Agreement on the Closing Date and (ii) thereafter, if applicable, the Custodian shall perform the applicable review of the Mortgage Loans and deliver the further certifications as provided in the Custodial Agreement, as applicable.

(d) Upon execution of this Agreement, the Depositor hereby delivers to the Trustee and the Trustee acknowledges receipt of the Acknowledgements, together with the related Purchase Agreements and the Servicing Agreement.

Section 2.03 Representations and Warranties of the Depositor.

(a) The Depositor hereby represents and warrants to the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, as of the Closing Date or such other date as is specified, that:

(i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and has full corporate power and authority to own its property, to carry on its business as presently conducted, to enter into and perform its obligations under this Agreement, and to create the trust pursuant hereto;

(ii) the execution and delivery by the Depositor of this Agreement have been duly authorized by all necessary corporate action on the part of the Depositor; neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Depositor or its properties or the certificate of incorporation or bylaws of the Depositor;

(iii) the execution, delivery and performance by the Depositor of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof;

(iv) this Agreement has been duly executed and delivered by the Depositor and, assuming due authorization, execution and delivery by the Trustee, constitutes a valid and binding obligation of the Depositor enforceable against it in accordance with its terms except as such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law;

(v) there are no actions, suits or proceedings pending or, to the knowledge of the Depositor, threatened or likely to be asserted against or affecting the Depositor, before or by any court, administrative agency, arbitrator or governmental body (A) with respect to any of the transactions contemplated by this Agreement or (B) with respect to any other matter which in the judgment of the Depositor will be determined adversely to the Depositor and will if determined adversely to the Depositor materially and adversely affect it or its business, assets, operations or condition, financial or otherwise, or adversely affect its ability to perform its obligations under this Agreement;

(vi) immediately prior to the transfer and assignment of the Mortgage Loans to the Trustee, the Depositor was the sole owner of record and holder of each Mortgage Loan, and the Depositor had good and marketable title thereto, and had full right to transfer and sell each Mortgage Loan to the Trustee free and clear, subject only to (1) liens of current real property taxes and assessments not yet due and payable and, if the related Mortgaged Property is a condominium unit, any lien for common charges permitted by statute, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage acceptable to mortgage lending institutions in the area in which the related Mortgaged Property is located and specifically referred to in the lender’s title insurance policy or attorney’s opinion of title and abstract of title delivered to the originator of such Mortgage Loan, and (3) such other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage, of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and had full right and authority, subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(vii) This Agreement creates a valid and continuing security interest (as defined in the applicable UCC,) in the Mortgage Loans in favor of the Trustee, which security interest is prior to all other liens, and is enforceable as such against creditors of and purchasers from the Depositor;

(viii) The Mortgage Loans constitute “instruments” within the meaning of the applicable UCC;

(ix) Other than the security interest granted to the Trustee pursuant to this Agreement, the Depositor has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Mortgage Loans. The Depositor has not authorized the filing of and is not aware of any financing statement against the Depositor that includes a description of the collateral covering the Mortgage Loans other than a financing statement relating to the security interest granted to the Trustee hereunder or that has been terminated. The Depositor is not aware of any judgment or tax lien filings against the Depositor;

(x) None of the Mortgage Loans has any marks or notations indicating that such Mortgage Loans have been pledged, assigned or otherwise conveyed to any Person other than the Trustee; and

(xi) The Depositor has received all consents and approvals required by the terms of the Mortgage Loans to convey the Mortgage Loans hereunder to the Trustee.

The foregoing representations made in this Section 2.03 shall survive the termination of this Agreement and shall not be waived by any party hereto.

Section 2.04 Representations and Warranties of the Depositor and the Seller as to the Mortgage Loans.

The Depositor hereby represents and warrants to the Trustee and the Certificate Insurer with respect to the Mortgage Loans or each Mortgage Loan, as the case may be, as of the date hereof or such other date set forth herein that as of the Closing Date:

(a) Immediately prior to the transfer and assignment contemplated herein, the Depositor was the sole owner and holder of the Mortgage Loans. The Mortgage Loans were not assigned or pledged by the Depositor and the Depositor had good and marketable title thereto, and the Depositor had full right to transfer and sell the Mortgage Loans to the Trustee free and clear of any encumbrance, participation interest, lien, equity, pledge, claim or security interest and had full right and authority subject to no interest or participation in, or agreement with any other party to sell or otherwise transfer the Mortgage Loans.

(b) As of the Closing Date, the Depositor has transferred all right, title and interest in the Mortgage Loans to the Trustee on behalf of the Trust.

(c)  As of the Closing Date, the Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud an of its creditors.

It is understood and agreed that the representations and warranties set forth in this Section 2.04 shall survive delivery of the respective Mortgage Files to the Trustee or the Custodian and shall inure to the benefit of the Trustee and the Certificate Insurer, notwithstanding any restrictive or qualified endorsement or assignment.

Section 2.05 Representations and Warranties of the Seller; Discovery of Breach; Repurchase or Substitution of Mortgage Loans.

(a) With respect to the American Home Mortgage Loans, the Seller hereby makes the representations and warranties contained in Section 9.02 of the American Home Purchase Agreement with respect to each of the American Home Mortgage Loans to and for the benefit of the Depositor, the Trustee, the Certificate Insurer and the Trust Fund. The Seller agrees to comply with the provisions of Section 9.03 of the American Home Purchase Agreement in respect of a breach of any of such representations and warranties. In addition, with respect to the American Home Mortgage Loans, the Seller hereby represents and warrants that each such American Home Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

(b) With respect to the Mortgage Loans sold to the Depositor pursuant to the MLPA, the Seller hereby makes the representations and warranties contained in Section 3.01 of the MLPA with respect to each such Mortgage Loan to and for the benefit of the Depositor, the Trustee, the Certificate Insurer and the Trust Fund. The Seller agrees to comply with the provisions of Section 3.01 of the MLPA in respect of a breach of any of such representations and warranties. In addition, with respect to such Mortgage Loans, the Seller hereby represents and warrants that each such Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code.

The Seller agrees to comply with the provisions of this Section 2.05 in respect of a breach of any of such representations and warranties.

(c) The Seller hereby represents and warrants to the Trustee and the Certificate Insurer with respect to the Mortgage Loans as of the date hereof or such other date set forth herein that as of the Closing Date:

(i) Each Mortgage Loan at origination complied in all material respects with applicable predatory and abusive lending laws and consummation of the transactions contemplated by this Agreement will not involve the violation of any such laws.

(ii) All of the Mortgage Loans were originated in compliance with all applicable laws, including, but not limited to, all applicable anti-predatory and abusive lending laws.

(iii) None of the Mortgage Loans is covered by the Home Ownership and Equity Protection Act of 1994.

(iv) None of the Mortgage Loans is a “high cost” loan as defined by applicable predatory and abusive lending laws.

(v) No Mortgage Loan is a High Cost Loan or Covered Loan, as applicable, and with respect to the foregoing, the terms "High Cost Loan" and "Covered Loan" have the meaning assigned to them in the then current version of Standard & Poor’s LEVELS®, Appendix E which is attached hereto as Exhibit Q (the "Glossary") where (x) a "High Cost Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Cost Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table and (y) a "Covered Loan" is each loan identified in the column "Category under applicable anti-predatory lending law" of the table entitled "Standard & Poor's High Covered Loan Categorization" in the Glossary as each such loan is defined in the applicable anti-predatory lending law of the State or jurisdiction specified in such table.

(vi) No Mortgage Loan originated on or after October 1, 2002 through March 6, 2003 is governed by the Georgia Fair Lending Act.

Upon discovery by the Depositor, the Seller or the related Originator or receipt of written notice of any materially defective document in, or, following the date of delivery to the Trustee of the Custodian’s certifications as required under the Custodial Agreement, that a document is missing from, a Trustee Mortgage File, or discovery by the Trustee, the Depositor, the Certificate Insurer, the Seller or the related Originator of the breach by such Originator or Seller of any representation or warranty under the MLPA or the related Purchase Agreement, as modified by the Acknowledgement, in the case of the Originator, or under this Agreement, in the case of the Seller, in respect of any Mortgage Loan which materially adversely affects the value of that Mortgage Loan or the interest therein of the Certificateholders or the Certificate Insurer (a “Defective Mortgage Loan”) (each of the Depositor, the Seller and the related Originator hereby agreeing to give written notice thereof to the Trustee, the Certificate Insurer and the other of such parties), the Trustee, or the Custodian, shall promptly notify the Depositor and the Seller or the related Originator, as applicable (with a copy of such notice to the Certificate Insurer), in writing of such nonconforming or missing document or breach and request that the Seller or related Originator deliver such missing document or cure or cause the cure of such defect or breach within a period of time specified in the MLPA or the related Purchase Agreement, as applicable, and if the Seller or related Originator, as applicable, does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee, shall notify the Depositor and the Certificate Insurer of such and, in consultation with the Depositor and the Certificate Insurer, undertake commercially reasonable efforts to enforce the obligations of the related Originator under the MLPA or the related Purchase Agreement, as modified by the Acknowledgement, as applicable, or the Seller under this Agreement, as applicable, and cause the related Originator or the Seller, as the case may be, to repurchase that Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such specified period (subject to Section 2.05(d) below); provided, however, that, in connection with any such breach that could not reasonably have been cured within such specified period (unless permitted a greater period of time to cure under the MLPA or the related Purchase Agreement, as applicable), subject to Section 2.05(d) below, if the related Originator or the Seller, as applicable, shall have commenced to cure such breach within such specified period, the related Originator or the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within such additional time as is reasonably necessary to cure such breach. To the extent that any costs and damages are incurred by the Trust Fund as a result of any violation of any applicable federal, state, or local predatory or abusive lending law arising from or in connection with the origination of any Mortgage Loan repurchased by the related Originator or the Seller, such costs and damages shall be included in the Purchase Price of such repurchased Mortgage Loan and shall be borne by the Seller. With respect to a breach of a representation or warranty of the related Originator under the MLPA or the related Purchase Agreement, as applicable, if that Originator fails to cure the breach or repurchase the affected Mortgage Loan within the time period required by the MLPA or such Purchase Agreement, as applicable, the Seller hereby agrees to honor that Originator’s cure obligations. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the related Distribution Account, and the Trustee shall cause the Custodian to release to the related Originator or the Seller, as applicable, the related Trustee Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, representation or warranties, as either party shall furnish to it and as shall be necessary to vest in such party any Mortgage Loan released pursuant hereto and the Trustee, and the Custodian, shall have no further responsibility with regard to such Trustee Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). If pursuant to the foregoing provisions the related Originator or the Seller repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Servicer shall cause MERS to designate on the MERS® System the related Originator or the Seller, as applicable, as the beneficial holder of such Mortgage Loan.

In lieu of repurchasing any such Mortgage Loan as provided above, the Originator or the Seller may cause such Mortgage Loan to be removed from the Trust Fund (in which case it shall become a Deleted Mortgage Loan) and substitute one or more Replacement Mortgage Loans in the manner and subject to the limitations set forth in Section 2.05(c) below. It is understood and agreed that the obligations of the Originators and the Seller to cure or to repurchase (or to substitute for) any related Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the such party respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders.

(c) Any substitution of Replacement Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.05(b) above must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the related Originator or the Seller substitutes a Replacement Mortgage Loan or Loans, such substitution shall be effected by delivering to the Custodian, on behalf of the Trustee, for such Replacement Mortgage Loan or Loans, the Mortgage Note, the Mortgage, any related assignment thereof and the Acknowledgement to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, together with an Officers’ Certificate stating that each such Replacement Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment Amount (as described below), if any, in connection with such substitution. Monthly Payments due with respect to Replacement Mortgage Loans in the month of substitution shall not be included as part of the Trust Fund and shall be retained by the related Originator or the Seller, as applicable. For the month of substitution, distributions to the Certificateholders shall reflect the collections and recoveries in respect of such Deleted Mortgage in the Due Period preceding the month of substitution and the related Originator or the Seller, as applicable, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. Upon such substitution, such Replacement Mortgage Loan shall constitute part of the Trust Fund and shall be subject in all respects to the terms of this Agreement and the MLPA or related Purchase Agreement, as modified by the related Acknowledgement, as applicable, including all representations and warranties thereof included in such Purchase Agreement, as modified by the Acknowledgement, in each case as of the date of substitution.

For any month in which an Originator or the Seller substitutes one or more Replacement Mortgage Loans for one or more Deleted Mortgage Loans, the Servicer shall determine the excess (each, a “Substitution Adjustment Amount”), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate Stated Principal Balance of the Replacement Mortgage Loans replacing such Deleted Mortgage Loans, together with one month’s interest on such excess amount at the applicable Mortgage Rate. On the date of such substitution, the related Originator or Seller, as applicable, shall deliver or cause to be delivered to the Servicer for deposit in the Distribution Account an amount equal to the related Substitution Adjustment Amount, if any, and the Custodian, on behalf of the Trustee, upon receipt of the related Replacement Mortgage Loan or Loans and certification by the Servicer of such deposit, shall release to the related Originator or the Seller, as applicable, the related Trustee Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the related Originator or Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto.

In addition, the related Originator or the Seller, as applicable, shall obtain at its own expense and deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such substitution (either specifically or as a class of transactions) shall not cause an Adverse REMIC Event. If such Opinion of Counsel cannot be delivered, then such substitution may only be effected at such time as the required Opinion of Counsel can be given.

(d) Upon discovery by the related Originator, the Seller, the Depositor, the Certificate Insurer or the Trustee that any Mortgage Loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the applicable Originator or the Seller shall repurchase or, subject to the limitations set forth in Section 2.05(c), substitute one or more Replacement Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.05(c) above and/or in accordance with this Section 2.05(d). The Trustee shall re-convey to the related Originator or the Seller, as applicable, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

Section 2.06 Grant Clause.

(a) It is intended that the conveyance of the Depositor’s right, title and interest in and to property constituting the Trust Fund pursuant to this Agreement shall constitute, and shall be construed as, a sale of such property and not a grant of a security interest to secure a loan. However, if such conveyance is deemed to be in respect of a loan, it is intended that: (1) the rights and obligations of the parties shall be established pursuant to the terms of this Agreement; (2) the Depositor hereby grants to the Trustee for the benefit of the Holders of the Certificates and the Certificate Insurer a first priority security interest in all of the Depositor’s right, title and interest in, to and under, whether now owned or hereafter acquired, the Trust Fund and all proceeds of any and all property constituting the Trust Fund to secure payment of the Certificates and amounts due to the Certificate Insurer; and (3) this Agreement shall constitute a security agreement under applicable law. If such conveyance is deemed to be in respect of a loan and the trust created by this Agreement terminates prior to the satisfaction of the claims of any Person holding any Certificate or the Certificate Insurer, the security interest created hereby shall continue in full force and effect and the Trustee shall be deemed to be the collateral agent for the benefit of such Person, and all proceeds shall be distributed as herein provided.

(b) The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Mortgage Loans and the other property described above, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of this Agreement. The Depositor will, at its own expense, make all initial filings on or about the Closing Date and shall forward a copy of such filing or filings to the Trustee and the Certificate Insurer. Without limiting the generality of the foregoing, the Depositor shall prepare and forward for filing, or shall cause to be forwarded for filing, at the expense of the Depositor, all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the Trustee’s security interest in or lien on the Mortgage Loans, including without limitation (x) continuation statements, and (y) such other statements as may be occasioned by (1) any change of name of an Originator, the Depositor or the Trustee, (2) any change of location of the place of business or the chief executive office of the Seller or the Depositor, (3) any transfer of any interest of an Originator or the Depositor in any Mortgage Loan or (4) any change under the relevant UCC or other applicable laws. Neither the Originators nor the Depositor shall organize under the law of any jurisdiction other than the State under which each is organized as of the Closing Date (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving 30 days prior written notice of such action to its immediate and intermediate transferee, including the Trustee and the Certificate Insurer. Before effecting such change, any Originator or the Depositor proposing to change its jurisdiction of organization shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the interests of its immediate and intermediate transferees, including the Trustee, in the Mortgage Loans. In connection with the transactions contemplated by this Agreement, each of the Originators and the Depositor authorizes its immediate or intermediate transferee (but not the Trustee) to file in any filing office any initial financing statements, any amendments to financing statements, any continuation statements, or any other statements or filings described in this paragraph (b).

ARTICLE III

THE CERTIFICATES

Section 3.01 The Certificates.

(a) The Certificates shall be issuable in registered form only and shall be securities governed by Article 8 of the New York Uniform Commercial Code. The Book-Entry Certificates will be evidenced by one or more certificates, beneficial ownership of which will be held in the dollar denominations in Certificate Balance, or in the Percentage Interests, specified herein. Each Class of Certificates will be issued in the minimum denominations and integral multiples thereof of the initial Certificate Balance specified in the Preliminary Statement hereto.

(b) The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer of the Trustee. Each Certificate shall, on original issue, be authenticated by the Authenticating Agent upon the order of the Depositor upon receipt by the Trustee of the Trustee Mortgage Files described in Section 2.01. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein, executed by an authorized officer of the Authenticating Agent, by manual signature, and such certification upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. At any time and from time to time after the execution and delivery of this Agreement, the Depositor may deliver Certificates executed by or on behalf of the Trustee to the Authenticating Agent for authentication and the Authenticating Agent shall authenticate and deliver such Certificates as in this Agreement provided and not otherwise.

(c) The Class OC, Class  B-4, Class B-5, Class P and Class R Certificates offered and sold in reliance on the exemption from registration under Rule 144A under the Securities Act shall be issued initially in definitive, fully registered form without interest coupons with the applicable legends set forth in Exhibit A added to the forms of such Certificates (each, a “Restricted Global Security”).

Section 3.02 Registration.

The Trustee is hereby appointed, and the Trustee hereby accepts its appointment as, initial Certificate Registrar in respect of the Certificates and shall maintain books for the registration and for the transfer of Certificates (the “Certificate Register”). The Trustee may appoint a bank or trust company to act as successor Certificate Registrar. A registration book shall be maintained for the Certificates collectively. The Certificate Registrar may resign or be discharged or removed and a new successor may be appointed in accordance with the procedures and requirements set forth in Sections 6.06 and 6.07 hereof with respect to the resignation, discharge or removal of the Trustee and the appointment of a successor Trustee. The Certificate Registrar may appoint, by a written instrument delivered to the Holders, any bank or trust company to act as co-registrar under such conditions as the Certificate Registrar may prescribe; provided, however, that the Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment.

Section 3.03 Transfer and Exchange of Certificates.

(a) A Certificate (other than Book-Entry Certificates which shall be subject to Section 3.09 hereof) may be transferred by the Holder thereof only upon presentation and surrender of such Certificate at the office of the Certificate Registrar duly endorsed or accompanied by an assignment duly executed by such Holder or his duly authorized attorney in such form as shall be satisfactory to the Certificate Registrar. Upon the transfer of any Certificate in accordance with the preceding sentence, the Trustee shall execute, and the Authenticating Agent shall authenticate and deliver to the transferee, one or more new Certificates of the same Class and evidencing, in the aggregate, the same aggregate Certificate Balance as the Certificate being transferred. No service charge shall be made to a Certificateholder for any registration of transfer of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any registration of transfer of Certificates.

(b) A Certificate may be exchanged by the Holder thereof for any number of new Certificates of the same Class, in authorized denominations, representing in the aggregate the same Certificate Balance as the Certificate surrendered, upon surrender of the Certificate to be exchanged at the office of the Certificate Registrar duly endorsed or accompanied by a written instrument of transfer duly executed by such Holder or his duly authorized attorney in such form as is satisfactory to the Certificate Registrar. Certificates delivered upon any such exchange will evidence the same obligations, and will be entitled to the same rights and privileges, as the Certificates surrendered. No service charge shall be made to a Certificateholder for any exchange of Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any exchange of Certificates. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, and the Authenticating Agent shall authenticate, date and deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

(c) By acceptance of a Restricted Certificate, whether upon original issuance or subsequent transfer, each Holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth thereon and agrees that it will transfer such a Certificate only as provided herein.

The following restrictions shall apply with respect to the transfer and registration of transfer of a Restricted Certificate to a transferee that takes delivery in the form of a Definitive Certificate:

(i) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is (x) to the Depositor or an affiliate (as defined in Rule 405 under the 1933 Act) of the Depositor or (y) being made to a “qualified institutional buyer” (a “QIB”) as defined in Rule 144A under the Securities Act by a transferor that has provided the Certificate Registrar with a certificate in the form of Exhibit H hereto; and

(ii) The Certificate Registrar shall register the transfer of a Restricted Certificate if the requested transfer is being made to an “accredited investor” under Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or to any Person all of the equity owners in which are such accredited investors, by a transferor who furnishes to the Certificate Registrar a letter of the transferee substantially in the form of Exhibit I hereto.

(d) No transfer of an ERISA-Restricted Certificate in the form of a Definitive Certificate shall be made to any Person or shall be effective unless the Certificate Registrar, on behalf of the Trustee, has received (A) a certificate substantially in the form of Exhibit J hereto (or Exhibit B, in the case of a Residual Certificate) from such transferee or (B) an Opinion of Counsel satisfactory to the Certificate Registrar and the Trustee to the effect that the purchase and holding of such a Certificate will not constitute or result in any nonexempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee or the Depositor to any obligation in addition to those undertaken in the Agreement; provided, however, that the Certificate Registrar will not require such certificate or opinion in the event that, as a result of a change of law or otherwise, counsel satisfactory to the Certificate Registrar has rendered an opinion to the effect that the purchase and holding of an ERISA-Restricted Certificate by a Plan or a Person that is purchasing or holding such a Certificate with the assets of a Plan will not constitute or result in a prohibited transaction under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee or the Depositor to any obligation in addition to those undertaken in this Agreement. Each Transferee of an ERISA-Restricted Certificate that is a Book-Entry Certificate shall be deemed to have made the appropriate representation set forth in paragraph 2 and the representation set forth in paragraph 3 of Exhibit J. The preparation and delivery of the certificate and opinions referred to above shall not be an expense of the Trust Fund, the Certificate Registrar, the Trustee or the Depositor.

Notwithstanding the foregoing, no opinion or certificate shall be required for the initial issuance of the ERISA-Restricted Certificates to the Underwriter. The Certificate Registrar shall have no obligation to monitor transfers of Book-Entry Certificates that are ERISA-Restricted Certificates and shall have no liability for transfers of such Certificates in violation of the transfer restrictions. The Certificate Registrar shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 3.03(d) and neither the Trustee nor the Paying Agent shall have any liability for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Certificate Registrar in accordance with the foregoing requirements. The Trustee shall be entitled, but not obligated, to recover from any Holder of any ERISA-Restricted Certificate that was in fact a Plan or a Person acting on behalf of a Plan any payments made on such ERISA-Restricted Certificate at and after such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Holder of such Certificate that is not such a Plan or Person acting on behalf of a Plan.

(e) As a condition of the registration of transfer or exchange of any Certificate, the Certificate Registrar may require the certified taxpayer identification number of the owner of the Certificate and the payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith; provided, however, that the Certificate Registrar shall have no obligation to require such payment or to determine whether or not any such tax or charge may be applicable. No service charge shall be made to the Certificateholder for any registration, transfer or exchange of a Certificate.

(f) Notwithstanding anything to the contrary contained herein, no Residual Certificate may be owned, pledged or transferred, directly or indirectly, by or to (i) a Disqualified Organization or (ii) an individual, corporation or partnership or other person unless such person (A) is not a Non-U.S. Person or (B) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor and the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI or successor form at the time and in the manner required by the Code (any such person who is not covered by clause (A) or (B) above is referred to herein as a “Non-permitted Foreign Holder”).

Prior to and as a condition of the registration of any transfer, sale or other disposition of a Residual Certificate, the proposed transferee shall deliver to the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit B representing and warranting, among other things, that such transferee is neither a Disqualified Organization, an agent or nominee acting on behalf of a Disqualified Organization, nor a Non-permitted Foreign Holder (any such transferee, a “Permitted Transferee”), and the proposed transferor shall deliver to the Trustee and the Certificate Registrar an affidavit in substantially the form attached hereto as Exhibit C. In addition, the Trustee or the Certificate Registrar may (but shall have no obligation to) require, prior to and as a condition of any such transfer, the delivery by the proposed transferee of an Opinion of Counsel, addressed to the Trustee and the Certificate Registrar, that such proposed transferee or, if the proposed transferee is an agent or nominee, the proposed beneficial owner, is not a Disqualified Organization, agent or nominee thereof, or a Non-permitted Foreign Holder. Notwithstanding the registration in the Certificate Register of any transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization, an agent or nominee thereof, or Non-permitted Foreign Holder, such registration shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder shall not be deemed to be a Certificateholder for any purpose hereunder, including, but not limited to, the receipt of distributions on such Residual Certificate. The Depositor and the Certificate Registrar shall be under no liability to any Person for any registration or transfer of a Residual Certificate to a Disqualified Organization, agent or nominee thereof or Non-permitted Foreign Holder or for the Trustee or the Paying Agent making any payments due on such Residual Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of the Agreement, so long as the transfer was effected in accordance with this Section 3.03(f), unless the Certificate Registrar shall have actual knowledge at the time of such transfer or the time of such payment or other action that the transferee is a Disqualified Organization, or an agent or nominee thereof, or Non-permitted Foreign Holder. The Certificate Registrar shall be entitled to recover from any Holder of a Residual Certificate that was a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder at the time it became a Holder or any subsequent time it became a Disqualified Organization, agent or nominee thereof, or Non-permitted Foreign Holder, all payments made on such Residual Certificate at and after either such times (and all costs and expenses, including but not limited to attorneys’ fees, incurred in connection therewith). Any payment (not including any such costs and expenses) so recovered by the Certificate Registrar shall be paid and delivered to the last preceding Holder of such Residual Certificate.

If any purported transferee shall become a registered Holder of a Residual Certificate in violation of the provisions of this Section 3.03(f), then upon receipt of written notice to the Trustee or the Certificate Registrar that the registration of transfer of such Residual Certificate was not in fact permitted by this Section 3.03(f), the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of such registration of transfer of such Residual Certificate. The Depositor, the Certificate Registrar and the Trustee shall be under no liability to any Person for any registration of transfer of a Residual Certificate that is in fact not permitted by this Section 3.03(f), or for the Trustee or the Paying Agent making any payment due on such Certificate to the registered Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered upon receipt of the affidavit described in the preceding paragraph of this Section 3.03(f).

(g) Each Holder or Certificate Owner of a Restricted Certificate, ERISA-Restricted Certificate or Residual Certificate, or an interest therein, by such Holder’s or Owner’s acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this section.

Neither the Certified Registrar nor the Trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or transfers thereof.

Section 3.04 Cancellation of Certificates.

Any Certificate surrendered for registration of transfer or exchange shall be cancelled and retained in accordance with normal retention policies with respect to cancelled certificates maintained by the Certificate Registrar.

Section 3.05 Replacement of Certificates.

If (i) any Certificate is mutilated and is surrendered to the Trustee or the Certificate Registrar or (ii) the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and there is delivered to the Trustee, the Certificate Insurer and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Depositor, the Trustee or the Certificate Registrar that such destroyed, lost or stolen Certificate has been acquired by a protected purchaser, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Certificate Balance. Upon the issuance of any new Certificate under this Section 3.05, the Trustee, the Depositor or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, the Depositor or the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section 3.05 shall constitute complete and indefeasible evidence of ownership in the applicable Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

If after the delivery of such new Certificate, a protected purchaser of the original Certificate in lieu of which such new Certificate was issued presents for payment such original Certificate, the Depositor, the Certificate Registrar and the Trustee or any agent shall be entitled to recover such new Certificate from the Person to whom it was delivered or any Person taking therefrom, except a protected purchaser, and shall be entitled to recover upon the security or indemnity provided therefor to the extent of any loss, damage, cost or expenses incurred by the Depositor, the Certificate Registrar, the Trustee or any agent in connection therewith.

Section 3.06 Persons Deemed Owners.

Subject to the provisions of Section 3.09 with respect to Book-Entry Certificates, the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer, the Paying Agent and any agent of any of them shall treat the Person in whose name any Certificate is registered upon the books of the Certificate Registrar as the owner of such Certificate for the purpose of receiving distributions pursuant to Sections 5.01 and 5.02 and for all other purposes whatsoever, and none of the Depositor, the Trustee, the Certificate Registrar, the Certificate Insurer, the Paying Agent nor any agent of any of them shall be affected by notice to the contrary.

Section 3.07 Temporary Certificates.

(a) Pending the preparation of definitive Certificates, upon the order of the Depositor, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver temporary Certificates that are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such variations as the authorized officers executing such Certificates may determine, as evidenced by their execution of such Certificates.

(b) If temporary Certificates are issued, the Depositor will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office or agency of the Certificate Registrar without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall execute and the Authenticating Agent shall authenticate and deliver in exchange therefor a like aggregate Certificate Balance of definitive Certificates of the same Class in the authorized denominations. Until so exchanged, the temporary Certificates shall in all respects be entitled to the same benefits under this Agreement as definitive Certificates of the same Class.

Section 3.08 Appointment of Paying Agent.

The Trustee may appoint a Paying Agent (which may be the Trustee) for the purpose of making distributions to the Certificateholders and the Certificate Insurer hereunder. The Trustee is hereby appointed as the initial Paying Agent. The Trustee shall cause any Paying Agent, other than the Trustee, to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent will hold all sums held by it for the payment to the Certificateholders in an Eligible Account (which shall be the Distribution Account) in trust for the benefit of the Certificateholders and the Certificate Insurer entitled thereto until such sums shall be paid to the Certificateholders and the Certificate Insurer. All funds remitted by the Trustee to any such Paying Agent for the purpose of making distributions shall be paid to the Certificateholders and the Certificate Insurer on each Distribution Date and any amounts not so paid shall be returned on such Distribution Date to the Trustee. If the Paying Agent is not the Trustee, the Trustee shall cause to be remitted to the Paying Agent on or before the Business Day prior to each Distribution Date, by wire transfer in immediately available funds, the funds to be distributed on such Distribution Date. Any Paying Agent shall be either a bank or trust company or otherwise authorized under law to exercise corporate trust powers.

Section 3.09 Book-Entry Certificates.

(a) Each Class of Book-Entry Certificates, upon original issuance, shall be issued in the form of one or more typewritten Certificates representing the Book-Entry Certificates. The Book-Entry Certificates shall initially be registered on the Certificate Register in the name of the nominee of the Clearing Agency, and no Certificate Owner will receive a definitive certificate representing such Certificate Owner’s interest in the Book-Entry Certificates, except as provided in Section 3.09(c). Unless Definitive Certificates have been issued to Certificate Owners of Book-Entry Certificates pursuant to Section 3.09(c):

(i) the provisions of this Section 3.09 shall be in full force and effect;

(ii) the Certificate Registrar, the Paying Agent and the Trustee shall deal with the Clearing Agency for all purposes (including the making of distributions on the Book-Entry Certificates) as the authorized representatives of the Certificate Owners and the Clearing Agency shall be responsible for crediting the amount of such distributions to the accounts of such Persons entitled thereto, in accordance with the Clearing Agency’s normal procedures;

(iii) to the extent that the provisions of this Section 3.09 conflict with any other provisions of this Agreement, the provisions of this Section 3.09 shall control; and

(iv) the rights of Certificate Owners shall be exercised only through the Clearing Agency and the Clearing Agency Participants and shall be limited to those established by law and agreements between such Certificate Owners and the Clearing Agency and/or the Clearing Agency Participants. Unless and until Definitive Certificates are issued pursuant to Section 3.09(c), the initial Clearing Agency will make book-entry transfers among the Clearing Agency Participants and receive and transmit distributions of principal of and interest on the Book-Entry Certificates to such Clearing Agency Participants.

(b) Whenever notice or other communication to the Certificateholders is required under this Agreement, unless and until Definitive Certificates shall have been issued to Certificate Owners pursuant to Section 3.09(c), the Trustee shall give all such notices and communications specified herein to be given to Holders of the Book-Entry Certificates to the Clearing Agency.

(c) If (A) the Clearing Agency or the Depositor advises the Certificate Registrar in writing that the Clearing Agency is no longer willing or able to discharge properly its responsibilities with respect to the Book-Entry Certificates, and (B) the Depositor is unable to locate a qualified successor satisfactory to the Depositor and the Certificate Registrar, the Certificate Registrar shall notify the Clearing Agency to effect notification to all Certificate Owners, through the Clearing Agency, of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Clearing Agency, accompanied by registration instructions from the Clearing Agency for registration, the Certificate Registrar shall issue the Definitive Certificates. None of the Depositor, the Certificate Registrar, the Certificate Insurer or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Clearing Agency shall be deemed to be imposed upon and performed by the Certificate Registrar, to the extent applicable, with respect to such Definitive Certificates and the Certificate Registrar shall recognize the holders of the Definitive Certificates as Certificateholders hereunder. Notwithstanding the foregoing, the Certificate Registrar, upon the instruction of the Depositor, shall have the right to issue Definitive Certificates on the Closing Date in connection with credit enhancement programs.

ARTICLE IV

ADMINISTRATION OF THE TRUST FUND

Section 4.01 Custodial Accounts; Distribution Account.

(a) On each Distribution Account Deposit Date, the Servicer shall remit to the Trustee for deposit into the Distribution Account, all amounts so required to be deposited into such account in accordance with the terms of the Servicing Agreement.

(b) The Trustee, shall establish and maintain an Eligible Account entitled “Distribution Account of LaSalle Bank National Association, as Trustee for the benefit of Morgan Stanley Mortgage Loan Trust 2007-9SL, Holders of Mortgage Pass-Through Certificates.” The Trustee shall, promptly upon receipt from the Servicer on each related Distribution Account Deposit Date, deposit into the Distribution Account and retain on deposit until the related Distribution Date the following amounts:

(i) the aggregate of collections with respect to the Mortgage Loans remitted by the Servicer from the Custodial Accounts in accordance with the Servicing Agreement; and

(ii) any other amounts so required to be deposited in the Distribution Account in the related Due Period pursuant to this Agreement.

(c) In the event the Servicer has remitted in error to the Distribution Account any amount not required to be remitted by it in accordance with the definition of Available Distribution Amount, it may at any time direct the Trustee to withdraw such amount from the Distribution Account for repayment to the Servicer by delivery of an Officer’s Certificate to the Trustee and the Certificate Insurer which describes the amount deposited in error.

(d) On each Distribution Date and Initial Optional Purchase Date, the Trustee, as Paying Agent, shall withdraw from funds available in the Distribution Account and distribute the Available Distribution Amount to the Certificateholders and any other parties entitled thereto in the amounts and priorities set forth in Section 5.02. The Trustee may from time to time withdraw from the Distribution Account and pay itself, the Custodian or the Servicer any amounts permitted to be paid or reimbursed to such Person from funds in the Distribution Account pursuant to this Agreement, any Purchase Agreement, the Servicing Agreement or the Custodial Agreement. On each Distribution Date, the Trustee shall withdraw from the Distribution Account and pay to the Certificate Insurer, the Certificate Insurance Premium due to the Certificate Insurer on such date.

(e) Funds in the Distribution Account may be invested in Permitted Investments selected by and at the written direction of the Trustee, which shall mature not later than one Business Day prior to the Distribution Date (except that if such Permitted Investment is an obligation of the Trustee or any of its Affiliates, or is managed or advised by the Trustee or any Affiliate, then such Permitted Investment shall mature not later than such applicable Distribution Date) and any such Permitted Investment shall not be sold or disposed of prior to its maturity. All such Permitted Investments shall be made in the name of the Trustee (in its capacity as such) or its nominee. All income and gain realized from any Permitted Investment of amounts on deposit in the Distribution Account shall be for the benefit of the Trustee, as additional compensation for its duties hereunder, and shall be subject to its withdrawal or order from time to time, and shall not be part of the Trust Fund; provided, however, that if LaSalle Bank National Association is no longer the Trustee, any such income and gain shall be paid to the successor Trustee. The amount of any losses incurred in respect of any such investments shall be deposited in such Distribution Account by the Trustee out of its own funds, without any right of reimbursement therefor, immediately as realized. At the Trustee’s discretion, funds in the Distribution Account may remain uninvested.

Section 4.02 Permitted Withdrawals from the Distribution Account.

The Trustee shall withdraw funds from the Distribution Account for distributions to Certificateholders in the manner specified in this Agreement (and to withhold from the amounts so withdrawn, the amount of any taxes that it is authorized to withhold pursuant to Section 9.01). On each Distribution Date, the Trustee shall withdraw from the Distribution Account and pay to the Certificate Insurer, the Certificate Insurance Premium due to the Certificate Insurer on such date. In addition, the Trustee may from time to time make withdrawals from the Distribution Account for the following purposes:

(i) to pay all amounts described in the sixth bullet of clause (1) of the definition of “Available Distribution Amount”;

(ii) to withdraw and retain the investment earnings on the Distribution Account as its compensation for the related Distribution Date;

(iii) to withdraw and return to the Servicer any amount deposited by the Servicer in the Distribution Account and not required to be deposited by the Servicer therein; and

(iv) to clear and terminate the Distribution Account upon termination of the Agreement pursuant to Section 7.01.

Section 4.03 Enforcement of Servicer’s Obligations.

(a) Upon the occurrence of a default under the Servicing Agreement the Trustee may, with the prior written consent of the Certificate Insurer, and shall if so directed by the Certificate Insurer, (i) terminate all of the rights and powers of the Servicer pursuant to the applicable provisions of the Servicing Agreement; (ii) exercise any rights it may have to enforce the Servicing Agreement against the Servicer; and/or (iii) waive any such default under the Servicing Agreement or take any other action with respect to such default as is permitted thereunder; provided, however, that the Trustee shall not waive any default by the Servicer in making any P&I Advance required to be made by the Servicer under the Servicing Agreement.

(b) Any termination by the Trustee of the Servicer’s rights and powers pursuant to the Servicing Agreement shall not be effected unless or until, as directed by the Certificate Insurer, either the Trustee shall have assumed all of the rights and obligations of the Servicer under the Servicing Agreement or shall have appointed, with the consent of the Certificate Insurer and in accordance with the applicable provisions of the Servicing Agreement, a new Fannie Mae- or FHLMC-approved Person to serve as successor to the Servicer and such successor to the Servicer has accepted such appointment; provided, however, that it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the actual servicing functions can be fully transferred to a successor servicer. Upon appointment of a successor servicer, as authorized under this Section 4.03(b), unless the successive servicer shall have assumed the obligations of the terminated Servicer under the Servicing Agreement, the Trustee and such successor servicer shall enter into a servicing agreement in a form substantially similar to the Servicing Agreement. In connection with any such appointment, the Trustee may make such arrangements for the compensation of such successor servicer as it and such successor servicer shall agree, but in no event shall such compensation of any successor servicer be in excess of that payable to the Servicer under the Servicing Agreement. If the Trustee assumes the servicing of the Mortgage Loans, it will not assume liability for the representations or warranties of the Servicer it replaces or for the actions, errors or omissions of such Servicer.

(c) Upon any termination of the Servicer’s rights and powers pursuant to the Servicing Agreement, the Trustee shall promptly notify each Rating Agency, the Certificate Insurer and the Depositor, specifying in such notice that the successor servicer has succeeded the Servicer under the Servicing Agreement (or under any other servicing agreement reasonably satisfactory to the Trustee and the Certificate Insurer), which notice shall also specify the name and address of any such successor servicer.

(d) The Depositor shall not consent to the assignment by the Servicer of the Servicer’s rights and obligations under the Servicing Agreement without the prior written consent of the Trustee, which consent shall not be unreasonably withheld and the Certificate Insurer.

(e) The Trustee shall execute and deliver, at the written request of the Servicer, and furnish to the Servicer, at the expense of the requesting party, a power of attorney in the form prepared by the Servicer and agreed to by the Trustee to take title to the Mortgaged Properties after foreclosure in the name of and on behalf of the Trustee and for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties. The Trustee shall not be liable for the actions of the Servicer under such powers of attorney or under the Servicing Agreement.

Section 4.04 Reports to Certificateholders.

On each Distribution Date, the Trustee shall have prepared and shall make available to the Depositor, the Rating Agencies, the Certificate Insurer and each Certificateholder a written report setting forth the following information (on the basis of Mortgage Loan level information obtained from the Servicer pursuant to the Servicing Agreement):

(a) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates, allocable to principal on the Mortgage Loans, including Liquidation Proceeds and Insurance Proceeds, stating separately the amount attributable to scheduled principal payments and unscheduled payments in the nature of principal;

(b) the aggregate amount of the distribution to be made on such Distribution Date to the Holders of each Class of Certificates allocable to interest and the calculation thereof;

(c) the amount, if any, of any distributions to the Holders of the Class P, Class OC and Class R Certificates on such Distribution Date, stated separately, and the aggregate amounts, if any, of distributions to the Holders of the Class P, Class OC and Class R Certificates on all Distribution Dates, stated separately;

(d) the aggregate amount of any P&I Advances required to be made by or on behalf of the Servicer with respect to such Distribution Date;

(e) the total number of Mortgage Loans, the aggregate Stated Principal Balance of all the Mortgage Loans as of the close of business on the last day of the related Due Period, after giving effect to payments allocated to principal reported under clause (a) above;

(f) the Class Principal Balance of each Class of Certificates, to the extent applicable, as of such Distribution Date after giving effect to payments allocated to principal reported under clause (i) above, separately identifying any reduction of any of the foregoing Class Principal Balances due to Realized Losses;

(g) the amount of any Prepayment Penalties distributed to the Class P Certificates;

(h) the amount of any Realized Losses incurred with respect to the Mortgage Loans (x) in the applicable Prepayment Period and (y) in the aggregate since the Cut-off Date;

(i) the amount of the Servicing Fees paid or retained by the Servicer during the Due Period to which such distribution relates;

(j) the number and aggregate Stated Principal Balance of Mortgage Loans, as reported to the Trustee by the Servicer, (a) remaining outstanding (b) Delinquent 30 to 59 days on a contractual basis, (c) Delinquent 60 to 89 days on a contractual basis, (d) Delinquent 90 or more days on a contractual basis, (e) as to which foreclosure proceedings have been commenced, each as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs, (f) in bankruptcy and (g) that are REO Properties, (h) that are Charged-off Loans ,(i) that are Released Mortgage Loans and (j) that are Liquidated Mortgage Loans;

(k) the aggregate Stated Principal Balance of any Mortgage Loans with respect to which the related Mortgaged Property became a REO Property, each as of the close of business on the last Business Day of the calendar month immediately preceding the month in which such Distribution Date occurs;

(l) with respect to substitution of Mortgage Loans in the preceding calendar month, the Stated Principal Balance of each Deleted Mortgage Loan, and of each Replacement Mortgage Loan;

(m) the aggregate outstanding Interest Carryforward Amount, Net Prepayment Interest Shortfalls, Relief Act Shortfalls and Basis Risk Carryforward Amount, if any, for each applicable Class of Certificates, after giving effect to the distributions made on such Distribution Date;

(n) the Pass-Through Rate applicable to such Distribution Date with respect to each Class of Certificates (with a notation if such Pass-Through Rate reflects the application of the Net WAC Cap);

(o) the amount of Certificate Insurance Premium paid to the Certificate Insurer on such Distribution Date;

(p) the Available Distribution Amount, the Interest Remittance Amount, the Principal Distribution Amount applicable to such Distribution Date;

(q) if applicable, the amount of any shortfall (i.e., the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient available amounts in the Distribution Account and the amounts actually distributed);

(r) the Overcollateralized Amount after giving effect to the distributions made on such Distribution Date;

(s) the amount of any Overcollateralization Increase Amount after giving effect to the distributions made on such Distribution Date;

(t) the level of LIBOR for such Distribution Date and the level of LIBOR for the following Distribution Date; and

(u) The Three Month Rolling Average and the Senior Enhancement Percentage.

The Trustee shall make such reports available each month via its website at www.etrustee.net. Assistance in using the website may be obtained by calling the Trustee at (312) 904-6257. Certificateholders, the Certificate Insurer and other parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by contacting the Trustee and indicating such. In preparing or furnishing the foregoing reports, the Trustee shall be entitled to rely conclusively on the accuracy and completeness of the information or data regarding the Mortgage Loans and the related REO Properties that has been provided to the Trustee by the Servicer, without any independent investigation, and the Trustee shall not be obligated to verify, recompute, reconcile or recalculate any such information or data.

Upon the reasonable advance written request of any Certificateholder that is a savings and loan, bank or insurance company, the Trustee shall provide, or cause to be provided, (or, to the extent that such information or documentation is not required to be provided by the Servicer under the Servicing Agreement, shall use reasonable efforts to obtain such information and documentation from the Servicer, and provide) to such Certificateholders such reports and access to information and documentation regarding the Mortgage Loans as such Certificateholders may reasonably deem necessary to comply with applicable regulations of the Office of Thrift Supervision or its successor or other regulatory authorities with respect to an investment in the Certificates; provided, however, that the Trustee shall be entitled to be reimbursed by such Certificateholders for the Trustee’s actual expenses incurred in providing such reports and access.

For all purposes of this Agreement, with respect to any Mortgage Loan, delinquencies shall be determined and reported based on the so-called “OTS” methodology for determining delinquencies on mortgage loans similar to the Mortgage Loans. By way of example, a Mortgage Loan would be delinquent with respect to a Scheduled Payment due on a Due Date if such Scheduled Payment is not made by the close of business on the Mortgage Loan’s next succeeding Due Date, and a Mortgage Loan would be more than 30-days Delinquent with respect to such Scheduled Payment if such Scheduled Payment were not made by the close of business on the Mortgage Loan’s second succeeding Due Date. The Servicer hereby represents and warrants to the Depositor that this delinquency recognition policy is not less restrictive than any delinquency recognition policy established by the primary safety and soundness regulator, if any, of the Servicer.

Section 4.05 Annual Statement of Compliance.

(a) Not later than March 15th of each calendar year commencing in 2008, the Trustee and the Custodian shall deliver, and the Trustee shall cause each Subcontractor utilized by the Trustee and determined by the Trustee to be “participating in a servicing function” within the meaning of Item 1122 of Regulation AB (in each case, a “Servicing Function Participant”), to deliver, each at its own expense, to the Depositor, the Certificate Insurer and the Trustee, a report on an assessment of compliance in a Microsoft Word format (or other word processing format that is reasonably acceptable to the Trustee) with the Servicing Criteria applicable to it that contains (A) a statement by such party of its responsibility for assessing compliance with the Servicing Criteria applicable to it, (B) a statement that such party used the Servicing Criteria to assess compliance with the applicable Servicing Criteria, (C) such party’s assessment of compliance with the applicable Servicing Criteria as of and for the period ending the end of the fiscal year covered by the Form 10-K required to be filed pursuant to Section 6.14 of this Trust Agreement, including, if there has been any material instance of noncompliance with the applicable Servicing Criteria, a discussion of each such failure and the nature and status thereof, and (D) a statement that a registered public accounting firm has issued an attestation report on such Person’s assessment of compliance with the applicable Servicing Criteria as of and for such period. Each such assessment of compliance report shall be addressed to the Depositor and signed by an authorized officer of the applicable company, and shall address each of the applicable Servicing Criteria set forth on Exhibit N hereto, or as set forth in the notification furnished to the Depositor, the Certificate Insurer and the Trustee pursuant to Section 4.05(c). The Trustee and the Custodian hereby acknowledge and agree that their respective assessments of compliance will cover the items identified on Exhibit N hereto are being covered by such party. Promptly after receipt of each such report on assessment of compliance, (i) the Depositor shall review each such report and, if applicable, consult with the Trustee or the Custodian, as applicable, and the Servicer, as to the nature of any material instance of noncompliance with the Servicing Criteria (and Servicing Function Participant engaged or utilized by the Trustee), as the case may be. None of the Trustee, the Custodian or Servicing Function Participant shall be required to cause the delivery of any such assessments if it has received written confirmation from the Depositor that a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(b) Not later than March 15th of each calendar year commencing in 2008, the Trustee and the Custodian shall cause, and the Trustee shall cause each Servicing Function Participant utilized by the Trustee to cause, each at its own expense, a registered public accounting firm (which may also render other services to such party) and that is a member of the American Institute of Certified Public Accountants to furnish a report to the Trustee, the Certificate Insurer and the Depositor in a Microsoft Word format (or other word processing format that is reasonably acceptable to the Trustee), with a copy to the Rating Agencies, to the effect that (i) it has obtained a representation regarding certain matters from the management of such Person, which includes an assertion that such Person has complied with the Servicing Criteria applicable to it and (ii) on the basis of an examination conducted by such firm in accordance with standards for attestation engagements issued or adopted by the PCAOB, that attests to and reports on such Person’s assessment of compliance with the Servicing Criteria applicable to it. In the event that an overall opinion cannot be expressed, such registered public accounting firm shall state in such report why it was unable to express such an opinion. Each such related accountant’s attestation report shall be made in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act. Such report must be available for general use and not contain restricted use language. Promptly after receipt of each such accountants’ attestation report, the Depositor shall review the report and, if applicable, consult with the Trustee or the Custodian, as applicable, as to the nature of any defaults by the Trustee or the Custodian, as applicable, (and each Servicing Function Participant engaged or utilized by the Trustee), as the case may be, in the fulfillment of any of the Trustee’s, the Custodian’s or the applicable Servicing Function Participant’s obligations hereunder. None of the Trustee or the Custodian or the Servicing Function Participant shall be required to cause the delivery of any such attestation required by this paragraph in any year in which a Form 10-K is not required to be filed in respect of the Trust for the preceding calendar year.

(c) No later than March 1 of each fiscal year, commencing in 2008, in which a Form 10-K will be required to be filed in respect of the Trust for the preceding calendar year, the Trustee shall notify the Depositor as to the name of each Servicing Function Participant utilized by it, and each such notice will specify what specific Servicing Criteria will be addressed in the report on assessment of compliance prepared by such Servicing Function Participant in each case, to the extent of any change from the prior year’s notice, if any. When the Trustee submits its assessment pursuant to Section 4.05(a), the Trustee will also at such time include the assessment (and related attestation pursuant to Section 4.05(b)) of each Servicing Function Participant utilized by it.

(d) Each of the other parties to this Agreement shall deliver to the Trustee in the format required (or readily convertible into the format required) for electronic filing via the EDGAR system, any and all items required to be delivered by such party pursuant to this Agreement and contemplated to be filed with the Commission pursuant to this Section.

Section 4.06 Regulation AB Compliance, Intent of the Parties; Reasonableness.

The parties hereto acknowledge that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agree to comply with requests made by the Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB. In connection with the Trust, the Trustee, at the expense of the Depositor, shall cooperate fully with the Depositor to deliver to the Depositor (including its assignees or designees), any and all statements, reports, certifications, records and any other information available to the Trustee and reasonably necessary in the good faith determination of the Depositor to permit the Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Trustee or Servicing Function Participant engaged by it, reasonably believed by the Depositor to be necessary in order to effect such compliance.

ARTICLE V

DISTRIBUTIONS TO HOLDERS OF CERTIFICATES

Section 5.01 Distributions Generally.

(a) Subject to Section 7.01 respecting the final distribution on the Certificates, on each Distribution Date the Trustee or the Paying Agent shall make all distributions in accordance with this Article V. Such distributions shall be made either by wire transfer in immediately available funds to an account of such holder at a bank or other entity having appropriate facilities therefor, or if such holder has notified the Trustee at least five (5) Business Days prior to the related Record Date or has not provided wiring instructions to the Trustee and at the expense of such Certificateholder, by check mailed to each Certificateholder’s address as it appears on the Certificate Register of the Certificate Registrar; provided, however, that the final distribution in respect of any Certificate shall be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office; provided, further, that the foregoing provisions shall not apply to any Class of Certificates as long as such Certificate remains a Book-Entry Certificate in which case all payments made shall be made through the Clearing Agency and its Clearing Agency Participants. Notwithstanding the reduction of the Class Principal Balance of any Class of Certificates to zero, such Class will be outstanding hereunder (solely for the purpose of receiving distributions and not for any other purpose) until the termination of the respective obligations and responsibilities of the Depositor and the Trustee hereunder in accordance with Article VII. Wire transfers will be made at the expense of the Holder requesting such wire transfer by deducting a wire transfer fee from the related distribution. Notwithstanding such final payment of principal of any of the Certificates, each Residual Certificate will remain outstanding until the termination of each REMIC and the payment in full of all other amounts due with respect to the Residual Certificates and at such time such final payment in retirement of any Residual Certificate will be made only upon presentation and surrender of such Certificate at the Certificate Registrar’s Corporate Trust Office. If any payment required to be made on the Certificates is to be made on a day that is not a Business Day, then such payment will be made on the next succeeding Business Day.

(b) All distributions or allocations made with respect to the Certificateholders within each Class on each Distribution Date shall be allocated among the outstanding Certificates in such Class equally in proportion to their respective initial Class Principal Balances or Percentage Interests.

Section 5.02 Priorities of Distribution.

(a) On each Distribution Date, the Trustee shall withdraw from the Distribution Account the Available Distribution Amount (to the extent that such amount is then on deposit in the Distribution Account) and shall distribute such amount in the following order of priority:

(a) With respect to the portion of Available Distribution Amount for such Distribution Date consisting of the Interest Remittance Amount for such Distribution Date, on each Distribution Date, the Trustee shall withdraw the Interest Remittance Amount from the Available Distribution Amount on deposit in the Distribution Account for that Distribution Date, and apply such funds, sequentially, as follows: first, to the Class A Certificates, the Class A Interest Distribution Amount for such Distribution Date, second, to the Certificate Insurer, any Reimbursement Amounts, and then third, sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, in that order, their respective Subordinated Interest Distribution Amounts, in each case, to the extent of the Interest Remittance Amount remaining for such Class for such Distribution Date;

(b)(1) On each Distribution Date (A) prior to the Stepdown Date or (B) on which a Trigger Event is in effect, the Holders of each of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and the Certificate Insurer shall be entitled to receive distributions in respect of principal from the Principal Distribution Amount in the following amounts and order of priority:

(i)	to the Class A Certificates, the Class A Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(ii)	to the Certificate Insurer, any Reimbursement Amounts, to the extent not paid from the Interest Remittance Amount;

(iii)	to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(iv)	to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(v)	to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(vi)	to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(vii)	to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(viii)	to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(ix)	to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(x)	to the Class B-5 Certificates, the Class B-5 Principal Distribution Amount, until their Class Principal Balance is reduced to zero; and

(xi)	any remaining amounts to be distributed as part of Net Monthly Excess Cashflow.

(2) On each Distribution Date (A) on or after the Stepdown Date and (B) on which a Trigger Event is not in effect, the Holders of the Class A, Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates and the Certificate Insurer shall be entitled to receive distributions in respect of principal from the Principal Distribution Amount in the following amounts and order of priority:

(i)	to the Class A Certificates, the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(ii)	to the Certificate Insurer, any Reimbursement Amounts, to the extent not paid from the Interest Remittance Amount;

(iii)	to the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(iv)	to the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(v)	to the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(vi)	to the Class B-1 Certificates, the Class B-1 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(vii)	to the Class B-2 Certificates, the Class B-2 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(viii)	to the Class B-3 Certificates, the Class B-3 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(ix)	to the Class B-4 Certificates, the Class B-4 Principal Distribution Amount, until their Class Principal Balance is reduced to zero;

(x)	to the Class B-5 Certificates, the Class B-5 Principal Distribution Amount, until their Class Principal Balance is reduced to zero; and

(xi)	any remaining amounts to be distributed as Net Monthly Excess Cashflow.

(c) On each Distribution Date the sum of (i) the Overcollateralization Release Amount and (ii) Net Monthly Excess Cashflow, each for such Distribution Date, shall be distributed in the following order of priority, in each case to the extent of the amounts remaining:

(i) the Extra Principal Distribution Amount will be distributed (a) prior to the Stepdown Date or if a Trigger Event is in effect, sequentially, first, to the holders of (x) the Class A Certificates, until their Class Principal Balance is reduced to zero, and second, to the holders of (y) the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, sequentially, in that order, until their respective Class Principal Balances are reduced to zero and (b) on and after the Stepdown Date and if a Trigger Event is not in effect, sequentially, first, to the holders of (x) the Class A Certificates, the amount calculated pursuant to the second bullet point of Class A Principal Distribution Amount, and second, to the holders of (y) the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates, sequentially, in that order, the amount calculated pursuant to the second bullet point of Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class B-1 Principal Distribution Amount, Class B-2 Principal Distribution Amount, Class B-3 Principal Distribution Amount, Class B-4 Principal Distribution Amount and Class B-5 Principal Distribution Amount, respectively, in each case after application of the distributions to such Certificates on that Distribution Date pursuant to clause (b)(i) above, until their respective Class Principal Balances are reduced to zero;

(ii) to the Class M-1 Certificates, the related Interest Carry Forward Amount;

(iii) to the Class M-1 Certificates, the related Unpaid Realized Loss Amount;

(iv) to the Class M-2 Certificates, the related Interest Carry Forward Amount;

(v) to the Class M-2 Certificates, the related Unpaid Realized Loss Amount;

(vi) to the Class M-3 Certificates, the related Interest Carry Forward Amount;

(vii) to the Class M-3 Certificates, the related Unpaid Realized Loss Amount;

(viii) to the Class B-1 Certificates, the related Interest Carry Forward Amount;

(ix) to the Class B-1 Certificates, the related Unpaid Realized Loss Amount;

(x) to the Class B-2 Certificates, the related Interest Carry Forward Amount;

(xi) to the Class B-2 Certificates, the related Unpaid Realized Loss Amount;

(xii) to the Class B-3 Certificates, the related Interest Carry Forward Amount;

(xiii) to the Class B-3 Certificates, the related Unpaid Realized Loss Amount;

(xiv) to the Class B-4 Certificates, the related Interest Carry Forward Amount;

(xv) to the Class B-4 Certificates, the related Unpaid Realized Loss Amount;

(xvi) to the Class B-5 Certificates, the related Interest Carry Forward Amount;

(xvii) to the Class B-5 Certificates, the related Unpaid Realized Loss Amount;

(xviii) to the Class A Certificates, any unpaid remaining Basis Risk Carry Forward Amount for such Class;

(xix) sequentially, to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any unpaid remaining Basis Risk Carry Forward Amount for each such Class;

(xx) to the Class M-1, Class M-2, Class M-3, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates the amount by which the Subordinate Interest Distribution Amount for such Distribution Date was less than the amount of interest accrued at the stated Pass-Through Rate for such Class and such Distribution Date;

(xxi) to the Class OC Certificates, the Class OC Distributable Amount; and

(xxii) to the holders of the Class R Certificates, any remaining amounts.

For the avoidance of doubt, Section 5.02(c) is intended to cause the Class OC Certificates to receive from amounts remaining after the application of all other clauses of Section 5.02(c) preceding it, an amount up to the sum of the Class OC Distributable Amount for that Distribution Date and any Class OC Distributable Amounts remaining unpaid from prior Distribution Dates and the Trustee shall construe Section 5.02(c) as necessary so as to accomplish such result.

(d) On each Distribution Date, the Class P Distribution Amount received during the related Prepayment Period will be distributed to the holders of the Class P Certificates. On the Distribution Date in July 2012, the $100 held in trust for the Class P Certificates will be distributed to the holders of the Class P Certificates.

Section 5.03 Allocation of Losses.

(a) On or prior to each Distribution Date, the Trustee shall aggregate the information provided by the Servicer with respect to the total amount of Realized Losses for the related Distribution Date.

(b) Any Applied Loss Amounts on the Mortgage Loans shall be allocated to the Subordinated Certificates in reverse order of their respective priorities of payment (beginning with the Class of Class B Certificates then outstanding with the highest numerical Class designation or, if no Classes of Class B Certificates are outstanding, then beginning with the Class of Class M Certificates then outstanding with the highest numerical Class designation) until the respective Class Principal Balance of each such Class is reduced to zero.

(c) The Class Principal Balance of the Class of Subordinated Certificates then outstanding with the highest numerical Class designation shall be reduced on each Distribution Date by the Applied Loss Amount, if any. For the avoidance of doubt, no reductions will be made in the Class Principal Balance of the Senior Certificates in respect of Realized Losses on the Mortgage Loans.

(d) Any Applied Loss Amounts allocated to a Class of Certificates or any reduction in the Class Principal Balance of a Class of Certificates pursuant to Section 5.03(b) above shall be allocated among the Certificates of such Class in proportion to their respective Certificate Balances.

(e) Any allocation of Realized Losses to a Certificate or any reduction in the Certificate Balance of a Certificate, pursuant to Section 5.03(b) above shall be accomplished by reducing the Certificate Balance thereof immediately following the distributions made on the related Distribution Date in accordance with the definition of “Certificate Balance.”

(f) For the avoidance of doubt, no Realized Losses on the Mortgage Loans shall be allocated to the Class P Certificates.

(g) In the event of any Subsequent Recoveries, (i) such amount shall be treated as a Principal Prepayment and shall be included in the Available Distribution Amount for the Distribution Date occurring in the month following the month in which such recovery is received and (ii) the Certificate Balance of the Class or Classes to which the related Realized Loss had previously been allocated, whether or not such Class or Classes remain outstanding, shall be increased in direct order of priority, in each case by an amount equal to the lesser of (x) the amount of such recovery and (y) the aggregate amount of Realized Losses previously allocated to such Classes less amounts previously allocated to such Classes pursuant to this paragraph.

Section 5.04 Determination of Pass-Through Rates for LIBOR Certificates.

(a) On each Interest Determination Date after the initial Interest Determination Date and for so long as any LIBOR Certificates are outstanding, the Trustee will determine LIBOR on the basis of the British Bankers’ Association (“BBA”) “Interest Settlement Rate” for one-month deposits in U.S. dollars as found on Telerate Page 3750 as of 11:00 a.m. London time on each Interest Determination Date. If on such a LIBOR Determination Date, the BBA’s Interest Settlement Rate does not appear on the Telerate Page 3750 as of 11:00 a.m. (London time), or if the Telerate Page 3750 is not available on such date, the Trustee will obtain such rate from Reuters’ “page LIBOR 01” or Bloomberg’s page “BBAM.”

(b) If on any Interest Determination Date, LIBOR cannot be determined as provided in paragraph (a) of this Section 5.04, the Trustee shall either (i) request each Reference Bank to inform the Trustee of the quotation offered by its principal London office for making one-month United States dollar deposits in leading banks in the London interbank market, as of 11:00 a.m. (London time) on such Interest Determination Date or (ii) in lieu of making any such request, rely on such Reference Bank quotations that appear at such time on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition), to the extent available. LIBOR for the next Interest Accrual Period will be established by the Trustee on each Interest Determination Date as follows:

(i) If on any Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the next applicable Interest Accrual Period shall be the arithmetic mean of such offered quotations (rounding such arithmetic mean upwards if necessary to the nearest whole multiple of 1/32%).

(ii) If on any Interest Determination Date only one or none of the Reference Banks provides such offered quotations, LIBOR for the next Interest Accrual Period shall be whichever is the higher of (i) LIBOR as determined on the previous Interest Determination Date or (ii) the Reserve Interest Rate. The “Reserve Interest Rate” shall be the rate per annum which the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/32%) of the one-month United States dollar lending rates that New York City banks selected by the Trustee are quoting, on the relevant Interest Determination Date, to the principal London offices of at least two of the Reference Banks to which such quotations are, in the opinion of the Trustee, being so made, or (ii) in the event that the Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Trustee are quoting on such Interest Determination Date to leading European banks.

(iii) If on any Interest Determination Date the Trustee is required but is unable to determine the Reserve Interest Rate in the manner provided in paragraph (b) above, LIBOR for the related Classes of Certificates shall be LIBOR as determined on the preceding applicable Interest Determination Date.

(iv) In the case of the first Distribution Date, LIBOR shall be 5.3200%.

Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each Interest Determination Date. The Trustee initially shall designate the Reference Banks. Each “Reference Bank” shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank. The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

(c) The Pass-Through Rate for each Class of LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each Interest Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the respective formulae appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement.

(d) In determining LIBOR, any Pass-Through Rate for the LIBOR Certificates, any Interest Settlement Rate, or any Reserve Interest Rate, the Trustee may conclusively rely and shall be protected in relying upon the offered quotations (whether written, oral or on the Dow Jones Markets) from the BBA designated banks, the Reference Banks or the New York City banks as to LIBOR, the Interest Settlement Rate or the Reserve Interest Rate, as appropriate, in effect from time to time. The Trustee shall not have any liability or responsibility to any Person for (i) the selection of New York City banks for purposes of determining any Reserve Interest Rate or (ii) its inability, following a good-faith reasonable effort, to obtain such quotations from, the BBA designated banks, the Reference Banks or the New York City banks or to determine such arithmetic mean, all as provided for in this Section 5.04.

(e) The establishment of LIBOR and each Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

Section 5.05 The Certificate Insurance Policy.

(a) If, on the second Business Day before any Distribution Date, the Trustee determines that an Insured Payment is required to be made by the Certificate Insurer on such Distribution Date, the Trustee shall determine the amount of any such Insured Payment and shall give written notice to the Certificate Insurer by completing a Notice in the form of Exhibit A to the Certificate Insurance Policy and submitting such Notice by 12:00 noon, New York City time on such second Business Day as a claim for an Insured Payment. The Trustee’s responsibility for delivering a Notice to the Certificate Insurer, as provided in the preceding sentence, is limited to the availability, timeliness and accuracy of the information provided to it by the Servicer.

In the event the Trustee receives a certified copy of an order of the appropriate court that any scheduled payment of principal or interest on the Class A Certificates has been voided in whole or in part as a preference payment under applicable bankruptcy law, the Trustee shall promptly notify the Certificate Insurer in writing and the fiscal agent, if any, and the Trustee shall, on behalf of the Trust and the Class A Certificateholders, make a claim on the Certificate Insurance Policy in accordance with the provisions thereof to obtain payment by the Certificate Insurer of such voided scheduled payment. In addition, the Trustee shall mail notice to all Holders of the Class A Certificates so affected that, in the event that any such Holder’s scheduled payment is so recovered, such Holder will be entitled to payment pursuant to the terms of the Certificate Insurance Policy, a copy of which shall be made available to such Holders by the Trustee. The Trustee shall furnish to the Certificate Insurer and the appropriate fiscal agent, if any, its records listing the payments on the affected Class A Certificates, if any, that have been made by the Trustee and subsequently recovered from the affected Holders, and the dates on which such payments were made by the Trustee.

(b) At the time of the execution hereof, and for the purposes hereof, the Trustee shall establish the Policy Payments Account over which the Trustee shall have exclusive control and sole right of withdrawal. The Policy Payments Account shall be an Eligible Account. The Trustee shall deposit any amount paid under the Certificate Insurance Policy into the Policy Payments Account and distribute such amount only for the purposes of making payments to Holders of the Class A Certificates in respect of the Guaranteed Distributions (or other amounts payable pursuant to the second paragraph of subsection (a) above on such Class A Certificates by the Certificate Insurer pursuant to the Certificate Insurance Policy) for which the related claim was made under the Certificate Insurance Policy. Such amounts shall be allocated by the Trustee to Holders of Class A Certificates entitled to such payments in the same manner as principal and interest distributions are to be allocated with respect to such Certificates pursuant to Section 5.02. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to make regular payments hereunder with funds withdrawn from the Distribution Account. However, any payments made on the Class A Certificates from funds in the Policy Payments Account shall be noted as provided in subsection (d) below. Funds held in the Policy Payments Account shall not be invested by the Trustee.

(c) Any funds received from the Certificate Insurer for deposit into the Policy Payments Account pursuant to this Agreement and the Certificate Insurance Policy in respect of a Distribution Date or otherwise as a result of any claim under such Certificate Insurance Policy shall be applied by the Trustee directly to the payment in full (i) of the Insured Payments due on such Distribution Date on the Class A Certificates, or (ii) of other amounts to which payments under the Certificate Insurance Policy are to be applied. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be used solely for payment to the Holders of the Class A Certificates and may not be applied for any other purpose, including, without limitation, satisfaction of any costs, expenses or liabilities of the Trust, the Trustee, the Depositor, the Seller, the Custodian, any Originator or the Trust Fund. Any funds remaining in the Policy Payments Account on the first Business Day after each Distribution Date (other than the final Distribution Date to the extent of funds remaining in the Policy Payments Account required to be paid to Holders of the Class A Certificates) shall be remitted promptly to the Certificate Insurer pursuant to the written instruction of the Certificate Insurer.

(d) The Trustee shall keep complete and accurate records in respect of (i) all funds remitted to the Trustee by the Certificate Insurer and deposited into the Policy Payments Account and (ii) the allocation of such funds to (A) payments of interest on and principal in respect of any Class A Certificates, (B) Applied Loss Amounts allocated to the Class A Certificates, and (C) payments in respect of Preference Amounts. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon three (3) Business Days’ prior notice to the Trustee. Any Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy shall be considered payment by the Certificate Insurer and not by the Trust Fund with respect to the Class A Certificates, and the Certificate Insurer will be entitled to receive the related Reimbursement Amount pursuant to Section 5.02.

(e) The Trustee acknowledges, and each Holder of a Class A Certificate by their acceptance of such Certificates agrees, that without the need for any further action on the part of the Certificate Insurer or the Trustee, to the extent the Certificate Insurer pays Insured Payments, directly or indirectly, on account of principal of or interest on any such Class of Certificates, the Certificate Insurer will be fully subrogated to the rights of the Holders of such Class to receive the related Reimbursement Amount pursuant to Section 5.02 and the Certificate Insurer shall also have the rights conferred upon the Certificate Insurer pursuant to the Insurance Agreement, as if fully set forth herein. The Class A Certificateholders, by acceptance of their Certificates assign their rights as Holders of such Class of Certificates to the extent of the Certificate Insurer’s interest with respect to amounts paid under the Certificate Insurance Policy. Each of the Depositor and the Trustee agrees to such subrogation and further agrees to execute such instruments and to take such actions as, in the sole judgment of the Certificate Insurer, are necessary to evidence such subrogation and, subject to the priority of payment provisions of this Agreement, to perfect the rights of the Certificate Insurer to receive any moneys paid or payable in respect of the Class A Certificates under this Agreement or otherwise. Anything herein to the contrary notwithstanding, solely for purposes of determining the Certificate Insurer’s rights as subrogee for payments distributable pursuant to Section 5.02, any payment with respect to distributions to the Class A Certificates that is made with funds received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Class of Certificates from the Trust Fund and shall not result in the distribution or the provision for the distribution in reduction of the Class Principal Amount of such Class of Certificates or Interest Distribution Amounts thereon, within the meaning of Article V.

(f) The Trustee shall promptly notify the Certificate Insurer of either of the following as to which a Responsible Officer has actual knowledge: (A) the commencement of any proceeding by or against the Depositor commenced under the Bankruptcy Code or any other applicable bankruptcy, insolvency, receivership, rehabilitation or similar law (an “Insolvency Proceeding”) and (B) the making of any claim in connection with any Insolvency Proceeding seeking the avoidance as a preferential transfer (a “Preference Claim”) of any distribution made with respect to the Class A Certificates. Each Holder of a Class A Certificates, by its purchase of its respective Certificate, and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default exists) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to any Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Trustee and each Holder of a Class A Certificates in the conduct of any Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

(g) The Trustee shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation upon the termination of the Trust Fund pursuant to Article VII hereof.

ARTICLE VI

CONCERNING THE TRUSTEE; EVENTS OF DEFAULT

Section 6.01 Duties of Trustee.

(a) The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. Any permissive right of the Trustee provided for in this Agreement shall not be construed as a duty of the Trustee.

(b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they are in the form required by this Agreement; provided, however, that the Trustee shall not be responsible for the accuracy or content of any such resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Servicer to the Trustee pursuant to this Agreement, and shall not be required to recalculate or verify any numerical information furnished to the Trustee pursuant to this Agreement. Subject to the immediately preceding sentence, if any such resolution, certificate, statement, opinion, report, document, order or other instrument is found not to conform to the form required by this Agreement in a material manner the Trustee shall take such action as it deems appropriate to cause the instrument to be corrected, and if the instrument is not corrected to the Trustee’s satisfaction, the Trustee will provide notice thereof to the Certificate Insurer and the Certificateholders and will, at the expense of the Trust Fund, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificate Insurer or, if a Certificate Insurer Default has occurred and is continuing or all amounts owed to the Class A Certificates and any amounts owed to the Certificate Insurer pursuant to the Insurance Agreement have been paid in full, the Certificateholders.

(c) The Trustee shall not have any liability arising out of or in connection with this Agreement, except for its negligence or willful misconduct. No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

(i) No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it; and

(ii) The Trustee shall not be responsible for any act or omission of the Depositor, the Seller, the Servicer or the Custodian (unless the Trustee and the Custodian are the same Person).

(d) The Trustee shall have no duty hereunder with respect to any complaint, claim, demand, notice or other document it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any Mortgage Loan hereunder.

(e) The Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or the Certificateholders of any Class holding Certificates which evidence, as to such Class, Percentage Interests aggregating not less than 25% as permitted in this Agreement as to the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee under this Agreement or the Acknowledgements.

(f) The Trustee shall not be required to perform services under this Agreement, or to expend or risk its own funds or otherwise incur financial liability for the performance of any of its duties hereunder or the exercise of any of its rights or powers if there is reasonable ground for believing that the timely payment of its fees and expenses or the repayment of such funds or indemnity reasonably satisfactory to it against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Servicer under this Agreement or the Servicing Agreement.

(g) [Reserved]

(h) The Trustee shall not have any duty (A) to see to any recording, filing, or depositing of this Agreement or any agreement referred to herein or any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing or depositing or to any rerecording, refiling or redepositing of any thereof, (B) to see to any insurance, (C) to see to the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Fund other than from funds available in the Distribution Account, or (D) to confirm or verify the contents of any reports or certificates of the Servicer delivered to the Trustee pursuant to this Agreement believed by the Trustee in good faith to be genuine and to have been signed or presented by the proper party or parties.

(i) The Trustee shall not be liable in its individual capacity for an error of judgment made in good faith by a Responsible Officer or other officers of the Trustee unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

(j) Notwithstanding anything in this Agreement to the contrary, the Trustee shall not be liable for special, indirect or consequential losses or damages of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

For all purposes under this Agreement, the Trustee shall not be deemed to have any notice of any event of default under a Servicing Agreement unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Holders of the Certificates and this Agreement. The Trustee shall promptly notify the Certificate Insurer of any such default of which the Trustee has actual knowledge.

Section 6.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 6.01:

(a) The Trustee may request, and may rely and shall be protected in acting or refraining from acting upon any resolution, Officer’s Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) The Trustee may consult with counsel and any advice of its counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(c) The Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(d) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by the Holders of at least a majority in Class Principal Balance or Percentage Interest of each Class of Certificates or the Certificate Insurer; provided, however, that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require indemnity reasonably satisfactory to it against such expense or liability or payment of such estimated expenses from the Certificateholders as a condition to proceeding. The reasonable expense thereof shall be paid by the party requesting such investigation and if not reimbursed by the requesting party shall be reimbursed to the Trustee by the Trust Fund;

(e) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians or attorneys, which agents, custodians or attorneys shall have any and all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment, provided that the Trustee shall continue to be responsible for its duties and obligations hereunder to the extent provided herein, and provided further that the Trustee shall not be responsible for any misconduct or negligence on the part of any such agent or attorney appointed with due care by the Trustee;

(f) The Trustee shall not be under any obligation to exercise any of the trusts or powers vested in it by this Agreement or the Acknowledgements or to institute, conduct or defend any litigation hereunder or in relation hereto, in each case at the request, order or direction of any of the Certificate Insurer or the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

(g) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act;

(h) The Trustee shall not be required to give any bond or surety in respect of the execution of the Trust Fund created hereby or the powers granted hereunder; and

(i) In order to comply with its duties under the U.S.A. Patriot Act, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement, including, but not limited to each such party’s name, address and other identifying information.

Section 6.03 Trustee Not Liable for Certificates.

The Trustee makes no representations as to the validity or sufficiency of this Agreement, any Purchase Agreement, the MLPA, the Servicing Agreement, the Custodial Agreements or Acknowledgement or of the Certificates (other than the certificate of authentication on the Certificates) or of any Mortgage Loan, or related document save that the Trustee represents that, assuming due execution and delivery by the other parties hereto, this Agreement has been duly authorized, executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms except that such enforceability may be subject to (A) applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally, and (B) general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law. The Trustee shall not be accountable for the use or application by the Depositor of funds paid to the Depositor in consideration of the assignment of the Mortgage Loans to the Trust Fund by the Depositor. The Trustee shall not be responsible for the legality or validity of this Agreement or any other document or agreement described in this Section 6.03 or the validity, priority, perfection or sufficiency of the security for the Certificates issued or intended to be issued hereunder. The Trustee shall not have any responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

Section 6.04 Trustee May Own Certificates.

The Trustee and any Affiliate or agent of it in its individual or any other capacity may become the owner or pledgee of Certificates and may transact banking and trust business with the other parties hereto and their Affiliates with the same rights it would have if it were not Trustee or such agent.

Section 6.05 Eligibility Requirements for Trustee.

The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency and which is reasonably acceptable to the Certificate Insurer. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.05 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.05, the Trustee shall resign immediately in the manner and with the effect specified in Section 6.06 hereof. The entity serving as Trustee may have normal banking and trust relationships with the Depositor, the Seller, the Servicer, the Certificate Insurer, the Custodian and their respective affiliates.

The Trustee (i) may not be an Originator, Servicer, the Depositor or an affiliate of the Depositor, (ii) must be authorized to exercise corporate trust powers under the laws of its jurisdiction of organization, and (iii) must be rated at least “A/A1” by S&P or the equivalent rating by Moody’s (or such rating acceptable to S&P and Moody’s pursuant to a written confirmation). If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.05, the Trustee shall resign in the manner and with the effect specified in Section 6.06.

Section 6.06 Resignation and Removal of Trustee.

(a) The Trustee may at any time resign and be discharged from the trust hereby created by giving written notice thereof to the Depositor and the Certificate Insurer. Upon receiving such notice of resignation, the Depositor will promptly appoint a successor trustee reasonably acceptable to the Certificate Insurer, by written instrument, one copy of which instrument shall be delivered to the resigning Trustee, one copy to the successor trustee and one copy to the Servicer. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee reasonably acceptable to the Certificate Insurer.

(b) If at any time (i) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.05 and shall fail to resign after written request therefor by the Depositor with the prior written consent of the Certificate Insurer or at the direction of the Certificate Insurer, (ii) the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of either of their property or affairs for the purpose of rehabilitation, conservation or liquidation, (iii) a tax is imposed or threatened with respect to the Trust Fund by any state in which the Trustee or the Trust Fund held by the Trustee is located due to the location of the Trustee, or (iv) the continued use of the Trustee would result in a downgrading of the rating by any Rating Agency of any Class of Certificates with a rating (determined without regard to the Certificate Insurance Policy), then the Depositor with the prior written consent of the Certificate Insurer or at the direction of the Certificate Insurer shall remove the Trustee and the Depositor shall appoint a successor trustee reasonably acceptable to the Certificate Insurer by written instrument, one copy of which instrument shall be delivered to the Trustee so removed, one copy to the successor trustee and one copy to the Servicer.

(c) The Holders of more than 50% of the Class Principal Balance (or Percentage Interest) of each Class of Certificates with the prior written consent of the Certificate Insurer, or the Certificate Insurer, may at any time upon 30 days’ written notice to the Trustee and to the Depositor remove the Trustee by such written instrument, signed by such Holders or their attorney-in-fact duly authorized, one copy of which instrument shall be delivered to the Depositor, one copy to the Trustee and one copy to the Servicer; the Depositor shall thereupon appoint a successor trustee reasonably acceptable to the Certificate Insurer in accordance with this Section 6.06.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section shall become effective upon acceptance of appointment by the successor trustee reasonably acceptable to the Certificate Insurer, as provided in Section 6.07. If no successor trustee shall have been so appointed and shall have accepted appointment within 30 days after such notice of dismissal, the Trustee who received such notice of dismissal may petition any court of competent jurisdiction for the appointment of a successor trustee acceptable to the Certificate Insurer.

Section 6.07 Successor Trustee.

(a) Any successor trustee appointed as provided in Section 6.06 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of and the payment of all outstanding fees and expenses to the predecessor trustee shall become effective and such successor trustee without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein. The predecessor trustee shall deliver to the successor trustee all Trustee Mortgage Files and documents and statements related to each Trustee Mortgage File held by it hereunder, and shall duly assign, transfer, deliver and pay over to the successor trustee the entire Trust Fund, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect such transfer and such of the records or copies thereof maintained by the predecessor trustee in the administration hereof as may be requested by the successor trustee and shall thereupon be discharged from all duties and responsibilities under this Agreement. In addition, the Depositor and the predecessor trustee shall execute and deliver such other instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor trustee all such rights, powers, duties and obligations.

(b) No successor trustee shall accept appointment as provided in this Section 6.07 unless at the time of such appointment such successor trustee shall be eligible under the provisions of Section 6.05.

(c) Upon acceptance of appointment by a successor trustee as provided in this Section 6.07, such successor trustee shall mail notice of the succession of such trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register, to the Certificate Insurer and to any Rating Agency. The costs of such mailing shall be borne by the Trustee.

(d) Any successor trustee shall also serve as auction administrator pursuant to Section 7.01(b).

Section 6.08 Merger or Consolidation of Trustee.

Any Person into which the Trustee may be merged or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Persons succeeding to the corporate trust business of the Trustee, shall be the successor to the Trustee hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided that, such Person shall be eligible under the provisions of Section 6.05.

Section 6.09 Appointment of Co-Trustee, Separate Trustee or Custodian.

(a) Notwithstanding any other provisions hereof, at any time, the Trustee, the Depositor or the Certificateholders evidencing more than 50% of the Class Principal Balance (or Percentage Interest) of every Class of Certificates shall have the power from time to time to appoint one or more Persons, approved by the Trustee and the Certificate Insurer, to act either as co-trustees jointly with the Trustee, or as separate trustees, or as custodians, for the purpose of holding title to, foreclosing or otherwise taking action with respect to any Mortgage Loan outside the state where the Trustee has its principal place of business where such separate trustee or co-trustee is necessary or advisable (or the Trustee has been advised by the Servicer that such separate trustee or co-trustee is necessary or advisable) under the laws of any state in which a property securing a Mortgage Loan is located or for the purpose of otherwise conforming to any legal requirement, restriction or condition in any state in which a property securing a Mortgage Loan is located or in any state in which any portion of the Trust Fund is located. The separate Trustees, co-trustees, or custodians so appointed shall be trustees or custodians for the benefit of all the Certificateholders and the Certificate Insurer and shall have such powers, rights and remedies as shall be specified in the instrument of appointment; provided, however, that no such appointment shall, or shall be deemed to, constitute the appointee an agent of the Trustee.

(b) Every separate trustee, co-trustee, and custodian shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(i) all powers, duties, obligations and rights conferred upon the Trustee in respect of the receipt, custody and payment of moneys shall be exercised solely by the Trustee;

(ii) all other rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee, co-trustee, or custodian jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations, including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction, shall be exercised and performed by such separate trustee, co-trustee, or custodian;

(iii) no trustee or custodian hereunder shall be personally liable by reason of any act or omission of any other trustee or custodian hereunder; and

(iv) the Trustee may at any time, by an instrument in writing executed by it, with the concurrence of the Certificate Insurer or, if a Certificate Insurer Default has occurred and is continuing or all amounts owed to the Class A Certificates and any amounts owed to the Certificate Insurer pursuant to the Insurance Agreement have been paid in full, the Depositor, accept the resignation of or remove any separate trustee, co-trustee or custodian, so appointed by it or them, if such resignation or removal does not violate the other terms of this Agreement.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee, co-trustee or custodian shall refer to this Agreement and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy given to the Servicer and the Certificate Insurer.

(d) Any separate trustee, co-trustee or custodian may, at any time, constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee, co-trustee or custodian shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

(e) No separate trustee, co-trustee or custodian hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 6.05 hereunder and no notice to the Certificateholders of the appointment shall be required under Section 6.07 hereof.

(f) The Trust shall pay the reasonable compensation of the co-trustees (which compensation shall not reduce any compensation payable to the Trustee under such Section).

Section 6.10 Authenticating Agents.

(a) The Trustee may appoint one or more Authenticating Agents which shall be authorized to act on behalf of the Trustee in authenticating Certificates. In the absence of any such appointment, references herein to the Authenticating Agent shall mean the Trustee. Wherever reference is made in this Agreement to the authentication of Certificates by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent must be a corporation organized and doing business under the laws of the United States of America or of any state, having a combined capital and surplus of at least $15,000,000, authorized under such laws to do a trust business and subject to supervision or examination by federal or state authorities.

(b) Any Person into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which any Authenticating Agent shall be a party, or any Person succeeding to the corporate agency business of any Authenticating Agent, shall continue to be the Authenticating Agent without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

(c) Any Authenticating Agent may at any time resign by giving at least 30 days’ advance written notice of resignation to the Trustee, the Certificate Insurer and the Depositor. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent, the Certificate Insurer and the Depositor. Upon receiving a notice of resignation or upon such a termination, or in case at any time any Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.10, the Trustee may appoint a successor authenticating agent, shall give written notice of such appointment to the Depositor and the Certificate Insurer and shall mail notice of such appointment to all Holders of Certificates. Any successor authenticating agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers, duties and responsibilities of its predecessor hereunder, with like effect as if originally named as Authenticating Agent. No successor authenticating agent shall be appointed unless eligible under the provisions of this Section 6.10. No Authenticating Agent shall have responsibility or liability for any action taken by it as such at the direction of the Trustee.

Section 6.11 Indemnification of the Trustee.

The Trustee (in its individual capacity and in its capacity as trustee hereunder) and its directors, officers, employees and agents shall be entitled to indemnification from the Trust Fund for any loss, liability or expense (including the reasonable compensation and the expenses and disbursements of its agents or counsel), incurred without negligence or willful misconduct on their part, arising out of, or in connection with, the acceptance or administration of the trusts created hereunder or under the Purchase Agreements, the Servicing Agreement, Acknowledgements or the Custodial Agreement or in connection with the performance of their duties hereunder or thereunder including the costs and expenses of defending themselves against any claim in connection with the exercise or performance of any of their powers or duties hereunder or thereunder, provided that:

(i) with respect to any such claim, the Trustee shall have given the Depositor and the Certificate Insurer written notice thereof promptly after the Trustee shall have knowledge thereof;

(ii) while maintaining control over its own defense, the Trustee shall cooperate and consult fully with the Certificate Insurer or, if a Certificate Insurer Default has occurred and is continuing or all amounts owed to the Class A Certificates and any amounts owed to the Certificate Insurer pursuant to the Insurance Agreement have been paid in full, the Depositor, in preparing such defense; and

(iii) notwithstanding anything to the contrary in this Section 6.11, the Trust Fund shall not be liable for settlement of any such claim by the Trustee entered into without the prior consent of the Certificate Insurer or, if a Certificate Insurer Default has occurred and is continuing or all amounts owed to the Class A Certificates and any amounts owed to the Certificate Insurer pursuant to the Insurance Agreement have been paid in full, the Depositor, which consent shall not be unreasonably withheld.

The provisions of this Section 6.11 shall survive any termination of this Agreement and the resignation or removal of the Trustee or the Custodian and shall be construed to include, but not be limited to any loss, liability or expense under any environmental law.

Section 6.12 Fees and Expenses of the Trustee.

(a) As compensation for its services hereunder, the Trustee shall be entitled to receive all of the investment income and other benefits derived on the funds held by it from time to time in the Distribution Account. Any expenses incurred by the Trustee shall be reimbursed in accordance with Section 6.11.

Section 6.13 Collection of Monies.

Except as otherwise expressly provided in this Agreement, the Trustee may demand payment or delivery of, and shall receive and collect, all money and other property payable to or receivable by the Trustee pursuant to this Agreement. The Trustee shall hold all such money and property received by it as part of the Trust Fund and shall distribute it as provided in this Agreement.

Section 6.14 Periodic Filings

(a) The Trustee shall reasonably cooperate with the Depositor in connection with the reporting requirements of the Trust under the Exchange Act. The Trustee shall prepare for execution by the Depositor any Forms 8-K (other than the initial report on Form 8-K), 10-D and 10-K required by the Exchange Act and the rules and regulations of the Commission thereunder, in order to permit the timely filing thereof pursuant to the terms of this Section 6.14, and the Trustee shall file (via the Commission’s Electronic Data Gathering and Retrieval System) such Forms executed by the Depositor. The Trustee shall have no duty to verify information received by it from other Persons (other than Subcontractors utilized by the Trustee) in connection with its duties under this Section 6.14.

(b) Within 15 calendar days after each Distribution Date (subject to permitted extensions under the Exchange Act), the Trustee shall prepare and file on behalf of the Trust any Form 10-D required by the Exchange Act, in form and substance as required by the Exchange Act. The Trustee shall file each Form 10-D with a copy of the related Monthly Statement attached thereto. Any disclosure in addition to the Monthly Statement that is required to be included on Form 10-D (“Additional Form 10-D Disclosure”) shall be prepared and delivered by the party responsible for preparing such disclosure as set forth on Exhibit O hereto in a Microsoft Word format (or other word processing format reasonably acceptable to the Trustee) and the Trustee shall compile such disclosure pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine, prepare or file any Additional Form 10-D Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit O hereto, within 5 calendar days after the related Distribution Date, certain parties to this Agreement shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-D Disclosure, if applicable. In addition, the Servicer is obligated under the Servicing Agreement to provide certain information to the Trustee. The Trustee shall compile all such information provided to it in a Form 10-D prepared by it.

After preparing the Form 10-D, the Trustee shall forward electronically a draft copy of the Form 10-D to the Depositor for review, verification and execution by the Depositor. No later than 2 Business Days prior to the 15th calendar day after the related Distribution Date, an officer of the Depositor shall sign the Form 10-D and return an electronic or fax copy of such signed Form 10-D (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-D cannot be filed on time or if a previously filed Form 10-D needs to be amended, the Trustee will follow the procedures set forth in Section 6.14(f)(ii). The signing party at the Depositor can be contacted at the Depositor’s address for notices set forth in Section 10.07, or such other address as to which the Depositor has provided prior written notice to the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 6.14(b) related to the timely preparation and filing of Form 10-D is contingent upon the Servicer, the Depositor and any other Person obligated to provide Additional Form 10-D Disclosure as set forth on Exhibit O hereto observing all applicable deadlines in the performance of their duties under this Section 6.14(b) or the applicable provisions of the Servicing Agreement. The Trustee shall have no liability for any loss, expense, damage, or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-D, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto or the Servicer or Custodian (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-D, not resulting from its own negligence, bad faith or willful misconduct.

(c) Within 90 days after the end of each fiscal year of the Trust or such earlier date as may be required by the Exchange Act (the “10-K Filing Deadline”), commencing in March 2008, the Trustee shall prepare and file on behalf of the Trust a Form 10-K, in form and substance as required by the Exchange Act. Each such Form 10-K shall include the following items, in each case to the extent they have been delivered to the Trustee in a Microsoft Word format (or other word processing format reasonably acceptable to the Trustee) within the applicable time frames set forth in this Agreement, (i) an annual compliance statement for the Servicer, and each Subservicer engaged by the Servicer, and the Trustee, (ii)(A) the annual reports on assessment of compliance with servicing criteria for the Trustee, the Servicer, the Custodian, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer or the Trustee, and (B) if any such report on assessment of compliance with servicing criteria identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or such report on assessment of compliance with servicing criteria is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, (iii)(A) the registered public accounting firm attestation report for the Trustee, the Servicer, the Custodian, each Subservicer engaged by the Servicer and each Servicing Function Participant utilized by the Servicer, or the Trustee, and (B) if any registered public accounting firm attestation report identifies any material instance of noncompliance, disclosure identifying such instance of noncompliance, or if any such registered public accounting firm attestation report is not included as an exhibit to such Form 10-K, disclosure that such report is not included and an explanation why such report is not included, and (iv) a certification in the form attached hereto as Exhibit L, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission (the “Sarbanes Certification”), which shall be signed by the senior officer of the Depositor in charge of securitization. Any disclosure or information in addition to (i) through (iv) above that is required to be included on Form 10-K (“Additional Form 10-K Disclosure”) shall be prepared by party responsible for preparing such disclosure as set forth on Exhibit P hereto and forwarded to the Trustee in a Microsoft Word format (or other word processing format reasonably acceptable to the Trustee), and the Trustee shall compile such disclosure pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Additional Form 10-K Disclosure, except as set forth in the next paragraph.

As set forth on Exhibit P hereto, no later than March 15th of each year that the Trust is subject to the Exchange Act reporting requirements, commencing in 2008, certain parties to this Agreement and the Servicer and the Custodian shall be required to provide to the Trustee and the Depositor, to the extent known by such applicable parties, any Additional Form 10-K Disclosure, if applicable. In addition, the Servicer is obligated under the Servicing Agreement to provide certain information to the Trustee. The Trustee shall compile all such information provided to it in a Form 10-K prepared by it.

After preparing the Form 10-K, the Trustee shall forward electronically a draft copy of the Form 10-K to the Depositor for review, verification and execution by the Depositor. No later than 5:00 p.m. EST on the 3rd Business Day prior to the 10-K Filing Deadline, an officer of the Depositor shall sign the Form 10-K and return an electronic or fax copy of such signed Form 10-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 10-K cannot be filed on time or if a previously filed Form 10-K needs to be amended, the Trustee will follow the procedures set forth in Section 6.14(f)(ii). The signing party at the Depositor can be contacted at the Depositor’s address for notices set forth in Section 10.07, or such other address as to which the Depositor has provided prior written notice to the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 6.14(c) related to the timely preparation and filing of Form 10-K is contingent upon the Servicer (and any Subservicer or Servicing Function Participant engaged by the Servicer) and the Depositor and any other Person obligated to provide Additional Form 10-K Disclosure as set forth on Exhibit P hereto, observing all applicable deadlines in the performance of their duties under this Section 6.14(c), Section 6.14(d), or the applicable provisions of the Servicing Agreement. The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(d) In connection with the execution of a Sarbanes Certification, the Trustee shall sign a certification (in the form attached hereto as Exhibit M, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor and its officers, directors and Affiliates, and the Servicer shall sign a certification solely with respect to the Servicer (in the form attached to the Servicing Agreement, with such changes as may be necessary or appropriate as a result of changes promulgated by the Commission) for the benefit of the Depositor, the Trustee and their respective officers, directors and Affiliates. Each such certification shall be delivered to the Depositor no later than March 10th of each year (or if such day is not a Business Day, the immediately preceding Business Day) and the Depositor shall deliver the Sarbanes Certification no later than the time set forth for the delivery to the Trustee of the signed Form 10-K pursuant to Section 6.14(d) for such year. In the event that prior to the filing date of the Form 10-K in March of each year, the Trustee or the Servicer has actual knowledge of information material to the Sarbanes Certification, that party shall promptly notify the Depositor and each of the other parties signing the certifications. In addition, the Trustee shall indemnify and hold harmless the Depositor and the Sponsor and their officers, directors, employees, agents and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon any breach of the Trustee’s obligations under this Section 6.14(d) or any material misstatement or material omission contained in any information, report, certification or other material provided by the Trustee in written or electronic form pursuant to Section 6.14 of this Agreement and Exhibits O, P and Q to this Agreement provided by the Trustee (excluding any information, report, accountants’ letter, certification or other materials provided in written or electronic form by or on behalf of any Person other than the Trustee or any Subcontractor utilized by the Trustee), which results from negligence, bad faith or willful misconduct on the part of the Trustee in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless any indemnified party, then the Trustee agrees in connection with a breach of the Trustee’s obligations under this Section 6.14(d) or any material misstatement or material omission contained in any information, report, certification or other material provided in written or electronic form pursuant to Section 6.14 of this Agreement and Exhibits O, P and Q to this Agreement provided by or on behalf of the Trustee (excluding any information, report, certification, accountants’ letter or other materials provided in written or electronic form by or on behalf of any Person other than the Trustee or any Subcontractor utilized by the Trustee), results from the negligence, bad faith or willful misconduct on the part of the Trustee in connection therewith that it shall contribute to the amount paid or payable by the Depositor and the Seller as a result of the losses, claims, damages or liabilities of the Depositor and the Seller in such proportion as is appropriate to reflect the relative fault of the Depositor and the Seller on the one hand and the Trustee on the other.

(e) Upon any filing with the Commission, the Trustee shall promptly deliver to the Depositor a copy of each such executed report, statement or information.

(f) (i) The obligations set forth in paragraphs (a) through (d) of this Section shall only apply with respect to periods for which reports are required to be filed with respect to the Trust under the Exchange Act. Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust, with a copy to the Depositor. At any time after the filing of a Form 15 Suspension Notification, if the number of Holders of the Offered Certificates of record exceeds the number set forth in Section 15(d) of the Exchange Act or the regulations promulgated pursuant thereto which would cause the Trust to again become subject to the reporting requirements of the Exchange Act, the Trustee shall recommence preparing and filing reports on Form 10-K, 10-D and 8-K as required pursuant to this Section 6.14 and the parties hereto shall again have the obligations set forth in this Section, in Section 12 of the Custodial Agreement and Section 5.04 of the Servicing Agreement.

(ii) In the event that the Trustee is unable to timely file with the Commission all or any required portion of any Form 8-K, 10-D or 10-K required to be filed pursuant to this Agreement because required disclosure information was either not delivered to it or delivered to it after the delivery deadlines set forth in this Agreement, the Trustee will immediately notify the Depositor and the Servicer. In the case of Form 10-D and 10-K, the Depositor, the Servicer and the Trustee will thereupon cooperate to prepare and file a Form 12b-25 and a 10-DA and 10-KA as applicable, pursuant to Rule 12b-25 of the Exchange Act. In the case of Form 8-K, the Trustee will, upon receipt of all disclosure information required to be included on Form 8-K, include such disclosure information on the next Form 10-D. In the event that any previously filed Form 8-K, 10-D or 10-K needs to be amended, the party to this Agreement deciding that an amendment to such Form 8-K, 10-D or 10-K is required will notify the Depositor, the Trustee and the Servicer and such parties will cooperate to prepare any necessary Form 8-KA, 10-DA or 10-KA. Any Form 15, Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K shall be signed by an officer of the Depositor. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 6.14(f) related to the timely preparation and filing of Form 15, a Form 12b-25 or any amendment to Form 8-K, 10-D or 10-K is contingent upon the Servicer, the Depositor observing all applicable deadlines in the performance of their duties under this Section 6.14 or the applicable provisions of the Servicing Agreement. The Trustee shall have no liability for any loss, expense, damage, claim arising out of or with respect to any failure to properly prepare and/or timely file any such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from the Depositor, the Servicer or the Custodian (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 15, Form 12b-25 or any amendments to Forms 8-K, 10-D or 10-K, not resulting from its own negligence, bad faith or willful misconduct.

(g) Within four (4) Business Days after the occurrence of an event requiring disclosure on Form 8-K (each such event, a “Reportable Event”), and also if requested by the Depositor, the Trustee shall prepare and file on behalf of the Trust any Form 8-K, as required by the Exchange Act, provided that the Depositor shall file the initial Form 8-K in connection with the issuance of the Certificates. Any disclosure or information related to a Reportable Event or that is otherwise required to be included on Form 8-K (“Form 8-K Disclosure Information”) shall be prepared by the party responsible for preparing such disclosure as set forth on Exhibit Q hereto, forwarded to the Trustee in a Microsoft Word format (or other word processing format reasonably acceptable to the Trustee) and compiled by the Trustee pursuant to the following paragraph. The Trustee will have no duty or liability for any failure hereunder to determine or prepare any Form 8-K Disclosure Information or any Form 8-K, except as set forth in the next paragraph.

As set forth on Exhibit Q hereto, for so long as the Trust is subject to the Exchange Act reporting requirements, no later than noon on the 2nd Business Day after the occurrence of a Reportable Event, certain parties to this Agreement and the Servicer under the Servicing Agreement shall be required to provide to the Depositor and the Trustee, to the extent known by such applicable parties, any Form 8-K Disclosure Information in a Microsoft Word format (or other word processing format reasonably acceptable to the Trustee), if applicable. In addition, the Servicer is obligated under the Servicing Agreement to provide certain information to the Trustee. The Trustee shall compile all such information provided to it in a Form 8-K prepared by it.

After preparing the Form 8-K, the Trustee shall forward electronically a draft copy of the Form 8-K to the Depositor for review, verification and execution by the Depositor. No later than the end of the 3rd Business Day after the Reportable Event, an officer of the Depositor shall sign the Form 8-K and return an electronic or fax copy of such signed Form 8-K (with an original executed hard copy to follow by overnight mail) to the Trustee. If a Form 8-K cannot be filed on time or if a previously filed Form 8-K needs to be amended, the Trustee will follow the procedures set forth in Section 6.14(f)(ii). The signing party at the Depositor can be contacted at the Depositor’s address for notices set forth in Section 10.07, or such other address as to which the Depositor has provided prior written notice to the Trustee. The Depositor acknowledges that the performance by the Trustee of its duties under this Section 6.14(g) related to the timely preparation and filing of Form 8-K is contingent upon the Servicer, the Depositor and any other Person obligated to provide Form 8-K Disclosure Information as set forth on Exhibit Q hereto, observing all applicable deadlines in the performance of their duties under this Section 6.14(g). The Trustee shall have no liability for any loss, expense, damage or claim arising out of or with respect to any failure to properly prepare and/or timely file such Form 8-K, where such failure results from the Trustee’s inability or failure to obtain or receive, on a timely basis, any information from any party hereto (other than the Trustee or any Subcontractor utilized by the Trustee) needed to prepare, arrange for execution or file such Form 8-K, not resulting from its own negligence, bad faith or willful misconduct.

(h) The Trustee shall have no liability for any loss, expense, damage or claim arising out of or resulting from (i) the accuracy or inaccuracy of any Additional Form 10-D Disclosure, Additional Form 10-K Disclosure or Form 8-K Disclosure Information (excluding any information therein provided by the Trustee or any Subcontractor utilized by the Trustee) provided to the Trustee in connection with the preparation of Forms 10-D, 10-K and 8-K pursuant to this Section 6.14, or (ii) the failure of the Depositor to timely execute and return for filing any Forms 10-D, 10-K and 8-K required to be filed by the Trustee pursuant to this Section 6.14, in either case, not resulting from the Trustee’s own negligence, bad faith or misconduct.

ARTICLE VII

PURCHASE OF MORTGAGE LOANS AND
TERMINATION OF THE TRUST FUND

Section 7.01 Purchase of Mortgage Loans; Termination of Trust Fund Upon Purchase or Liquidation of All Mortgage Loans.

(a) The obligations and responsibilities of the Trustee created hereby (other than the obligation of the Trustee to make payments to the Certificateholders and the Certificate Insurer as set forth in Section 7.02), shall terminate on the earliest of (i) the final payment or other liquidation of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property, (ii) the sale or auction of the property held by the Trust Fund in accordance with Section 7.01(b) or 7.01(c) and (iii) the Latest Possible Maturity Date; provided, however, that in no event shall the Trust Fund created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James’s, living on the date hereof. Any termination of the Trust Fund shall be carried out in such a manner so that the termination of each REMIC included therein shall qualify as a “qualified liquidation” under the REMIC Provisions.

(b) On the Initial Optional Termination Date, at the option of and in consultation with the Depositor, the Auction Administrator shall solicit bids for the Pool Assets from at least three institutions that are regular purchasers and/or sellers in the secondary market of residential whole mortgage loans similar to the Mortgage Loans. If the Auction Administrator receives at least three bids for the Pool Assets, and one of such bids is equal to or greater than the Minimum Auction Price, the Auction Administrator shall sell the related Pool Assets to the highest bidder (the “Auction Purchaser”) at the price offered by the Auction Purchaser (the “Mortgage Loan Auction Price”). If the Auction Administrator receives less than three bids, or does not receive any bid that is at least equal to the Minimum Auction Price, unless the Servicer exercises its option under subsection (c) below, the Auction Administrator shall, on each six-month anniversary of the initial Optional Termination Date, repeat these auction procedures until the Auction Administrator receives a bid that is at least equal to the Minimum Auction Price, at which time the Auction Administrator shall sell the Pool Assets to the Auction Purchaser at that Mortgage Loan Auction Price; provided, however, that the Auction Administrator shall not be required to repeat these auction procedures on any Distribution Date for any six-month anniversary of the initial Optional Termination Date unless the Auction Administrator reasonably believes that there is a reasonable likelihood of receiving a bid of at least the Minimum Auction Price. The Auction Administrator shall give notice to the Rating Agencies, the Certificate Insurer and the Servicer that is servicing any of the Mortgage Loans of the sale of the Pool Assets pursuant to this Section 7.01(b) (an “Auction Sale”) and of the date of such auction (the “Auction Date”). The Trustee may engage an investment banking firm and/or other agents in connection with the Auction, the cost of which shall be included in the Minimum Auction Price (unless an Optional Termination does not occur in which case such costs shall be an expense of the Trust Fund); provided, however, that any such engagement and the choice of any such investment banking firm and/or other agents shall be subject to the consent of the Depositor.

(c) On any Distribution Date occurring after the Initial Optional Purchase Date, the Servicer shall have the option to cause the Trust Fund to adopt a plan of complete liquidation of the Mortgage Loans pursuant to Sections 7.02 and 7.03 hereof to sell all of the property related thereto. If the Servicer elects to exercise such option, it shall no later than 30 days prior to the Distribution Date selected for purchase of the Mortgage Loans and all other assets of the Trust Fund (the “Purchase Date”) deliver written notice to the Trustee and either (a) deposit in the Distribution Account the related Redemption Price or (b) state in such notice that the Redemption Price shall be deposited in the Distribution Account not later than 10:00 a.m., New York City time, on the Remittance Date prior to the applicable Purchase Date. Upon exercise of such option, the property of the Trust Fund shall be sold to the Servicer at a price equal to the related Redemption Price.

(d) The Depositor, the Servicer, the Trustee, the Certificate Insurer and the Custodian shall be reimbursed from the Redemption Price for any P&I Advances, Servicer Advances, accrued and unpaid Servicing Fees or other amounts with respect to the Mortgage Loans and any related assets being purchased pursuant to Section 7.01(b) or 7.01(c) above that are reimbursable to such parties (and such other amounts which, if not related to the Mortgage Loans and other assets of the Trust Fund not being purchased, that are then due and owing to any such Person) under this Agreement and the Servicing Agreement or the related Custodial Agreement or the Insurance Agreement.

Section 7.02 Procedure Upon Redemption of Trust Fund.

(a) Notice of any termination pursuant to the provisions of Section 7.01, specifying the Distribution Date upon which the final distribution shall be made or the purchase of the Trust’s assets will occur, shall be given promptly by the Trustee by first class mail to the Certificateholders mailed in the case of a redemption of the Certificates, no later than (i) the first day of the month in which the Distribution Date selected for redemption of such Certificates shall occur or (ii) upon (x) the sale of all of the property of the Trust Fund by the Trustee or in the case of a sale of assets of the Trust Fund, or (y) upon the final payment or other liquidation of the last Mortgage Loan or REO Property in the Trust Fund. Such notice shall specify (A) the Initial Optional Purchase Date, Distribution Date upon which final distribution on the Certificates of all amounts required to be distributed to Certificateholders pursuant to Section 5.02 will be made upon presentation and surrender of the Certificates at the Certificate Registrar’s Corporate Trust Office, and (B) that the Record Date otherwise applicable to such Distribution Date is not applicable, distribution being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified. The Trustee shall give such notice to the Certificate Registrar, if not the Trustee and the Certificate Insurer, at the time such notice is given to Holders of the Certificates. Upon any such termination, the duties of the Certificate Registrar with respect to the affected Certificates shall terminate and the Trustee shall terminate the Distribution Account and any other account or fund maintained with respect to the Certificates, subject to the Trustee’s obligation hereunder to hold all amounts payable to Certificateholders in trust without interest pending such payment.

(b) In the event that all of the Holders do not surrender their Certificates for cancellation within three months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within one year after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps to contact the remaining Certificateholders concerning surrender of such Certificates, and the cost thereof shall be paid out of the amounts distributable to such Holders. If within two years after the second notice any Certificates shall not have been surrendered for cancellation, the Trustee shall deliver any remaining funds being held by it to the Holder of the Class R Certificates and the Holder of the Class R Certificates shall, subject to applicable state law relating to escheatment, hold all amounts distributable to such Holders for the benefit of such Holders. No interest shall accrue on any amount held by the Trustee and not distributed to a Certificateholder due to such Certificateholder’s failure to surrender its Certificate(s) for payment of the final distribution thereon in accordance with this Section 7.02. The foregoing provisions are intended to distribute to each Class of Certificates any accrued and unpaid interest and/or principal to which they are entitled based on their Pass-Through Rates and Class Certificate Balances set forth in the Preliminary Statement upon liquidation of the Trust Fund.

(c) Any reasonable expenses incurred by the Trustee in connection with any purchase or termination or liquidation of the portion of the Trust Fund shall be reimbursed from proceeds received from the liquidation of the Trust Fund.

(d) Any purchase of the Pool Assets by the Auction Purchaser shall be made on an Auction Date by receipt of the Auction Administrator of the Mortgage Loan Auction Price from the Auction Purchaser, and deposit of the Mortgage Loan Auction Price into the Distribution Account by the Auction Administrator on the Distribution Account Deposit Date on which such purchase is effected. The Certificate Insurer shall be reimbursed from the Mortgage Loan Auction Price all amounts due and owing to it. Upon deposit of such purchase price into the Distribution Account, the Trustee shall, upon request and at the expense of the Auction Purchaser execute and deliver all such instruments of transfer or assignment, in each case without recourse, as shall be reasonably requested by the Auction Purchaser to vest title in the Auction Purchaser in the Pool Assets so purchased and shall transfer or deliver to the Auction Purchaser the purchased Pool Assets.

Section 7.03 Additional Trust Fund Termination Requirements.

(a) On the termination of the Trust Fund under Section 7.01 (a), upon an Auction Sale pursuant to Section 7.01(b) or upon the exercise of the right to purchase all of the Mortgage Loans pursuant to Section 7.01(c), the Trustee shall comply with requirements of this Section 7.03 with respect to each REMIC and with respect to the Certificates, unless the party having the right to purchase the assets of the Affected REMIC (the “Purchaser”) delivers to the Trustee and the Certificate Insurer, an Opinion of Counsel (at the Servicer’s expense), addressed to the Trustee and the Certificate Insurer to the effect that the failure of the Trustee to comply with the requirements of this Section 7.03 will not result in an Adverse REMIC Event:

(i) Within 89 days prior to the time of making the final payment on the Certificates, (and upon notification by (1) the Auction Administrator in the case of a purchase under Section 7.01(b) or (2) the Servicer in the case of a purchase under Section 7.01(c)) the Trustee shall adopt on behalf of each REMIC, a plan of complete liquidation, meeting the requirements of a qualified liquidation under the REMIC Provisions;

(ii) Any sale of the assets of any REMIC shall be for cash and shall occur at or after the time the plan of complete liquidation is adopted and prior to the time the final payments on the Certificates are made;

(iii)  On the date specified for final payment of the Certificates, the Trustee shall make final distributions of principal and interest on the Certificates in accordance with Section 5.02 and payment to the Certificate Insurer of all amounts due to it and, after payment of, or provision for any outstanding expenses, distribute or credit, or cause to be distributed or credited, to the Holders of the Residual Certificates all cash on hand after such final payment (other than cash retained to meet claims), and the portion of the Trust Fund (and each REMIC) shall terminate at that time; and

(i) In no event may the final payment on the Certificates or the final distribution or credit to the Holders of the Residual Certificates be made after the 89th day from the date on which the plan of complete liquidation is adopted.

(b) By its acceptance of a Residual Certificate, each Holder thereof hereby agrees to accept the plan of complete liquidation adopted by the Trustee under this Section 7.03 and to take such other action in connection therewith as may be reasonably requested by the Trustee or the Servicer.

Section 7.04 Charged-off Loans and Released Mortgage Loans.

Notwithstanding anything to the contrary contained in this Agreement, each Charged-off Loan that becomes a Released Mortgage Loan shall be released from the Trust Fund as soon as practicable after the Trustee has received notice in writing from the Servicer that a Mortgage Loan has become a Released Mortgage Loan. Upon receipt of such notice, the Trustee shall cause the Custodian to release to the Released Mortgage Transferee the related Trustee Mortgage File and the Trustee shall execute and delivery such instruments of transfer or assignment, in each case without recourse, representation or warranty, as the Released Mortgage Transferee shall furnish to the Trustee and as shall be necessary to vest in such party the Mortgage Loan released pursuant hereto. Thereafter (i) the Released Mortgage Loan shall no longer constitute part of the Trust Fund or be an asset of any REMIC, and the Released Mortgage Transferee shall be entitled to any amounts subsequently received in respect of any such Released Mortgage Loans, (ii) the Released Mortgage Transferee may designate any servicer to service any such Released Mortgage Loan and (iii) the Released Mortgage Transferee may sell any such Released Mortgage Loan to a third party. For purposes of compliance with the REMIC Provisions, any such Released Mortgage Loan transferred to the Released Mortgage Transferee pursuant to this Section 7.04 and having any value as of the date of such transfer shall be treated as having been transferred by the related REMIC as additional compensation for services provided to such REMIC and if no such services were provided, as an additional distribution to the Class OC Certificates.

ARTICLE VIII

RIGHTS OF CERTIFICATEHOLDERS

Section 8.01 Limitation on Rights of Holders.

(a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or this Trust Fund, nor entitle such Certificateholder’s legal representatives or heirs to claim an accounting or take any action or proceeding in any court for a partition or winding up of this Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them. Except as otherwise expressly provided herein, no Certificateholder, solely by virtue of its status as a Certificateholder, shall have any right to vote or in any manner otherwise control the Trustee or the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association, nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

(b) No Certificateholder, solely by virtue of its status as Certificateholder, shall have any right by virtue or by availing of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless the Certificate Insurer has gives its prior written consent and the Holders of Certificates evidencing not less than 25% of the Class Principal Amount or Percentage Interest of Certificates of each Class affected thereby shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the cost, expenses and liabilities to be incurred therein or thereby, and the Trustee, for sixty days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction inconsistent with such written request has been given such Trustee during such sixty-day period by such Certificateholders; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Agreement, except in the manner herein provided and for the benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 8.01, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Section 8.02 Access to List of Holders.

(a) The Certificate Registrar will furnish or cause to be furnished to the Trustee and the Certificate Insurer, within fifteen days after receipt by the Certificate Registrar of a request by the Trustee or the Certificate Insurer in writing, a list, in such form as the Trustee and the Certificate Insurer may reasonably require, of the names and addresses of the Certificateholders of each Class as of the most recent Record Date.

(b) If three or more Holders or Certificate Owners (hereinafter referred to as “Applicants”) apply in writing to the Certificate Registrar, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the Certificates and is accompanied by a copy of the communication which such Applicants propose to transmit, then the Certificate Registrar shall, within five Business Days after the receipt of such application, afford such Applicants reasonable access during the normal business hours of the Certificate Registrar to the most recent list of Certificateholders held by the Certificate Registrar or shall, as an alternative, send, at the Applicants’ expense, the written communication proffered by the Applicants to all Certificateholders at their addresses as they appear in the Certificate Register.

(c) Every Holder or Certificate Owner, if the Holder is a Clearing Agency, by receiving and holding a Certificate, agrees with the Depositor, the Certificate Registrar and the Trustee that none of the Depositor, the Certificate Registrar nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

Section 8.03 Acts of Holders of Certificates.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders or Certificate Owners, if the Holder is a Clearing Agency, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Such instrument or instruments (as the action embodies therein and evidenced thereby) are herein sometimes referred to as an “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agents shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee, if made in the manner provided in this Section 8.03.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments or deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by an officer of a corporation or a member of a partnership on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c) The ownership of Certificates (whether or not such Certificates shall be overdue and notwithstanding any notation of ownership or other writing thereon made by anyone other than the Trustee) shall be proved by the Certificate Register, and neither the Trustee nor the Depositor shall be affected by any notice to the contrary.

(d) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Certificate shall bind every future Holder of the same Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee in reliance thereon, whether or not notation of such action is made upon such Certificate.

ARTICLE IX

REMIC ADMINISTRATION

Section 9.01 REMIC Administration.

(a) REMIC elections as set forth in the Preliminary Statement shall be made on Forms 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

(b) The Closing Date is hereby designated as the “Startup Day” of each REMIC within the meaning of section 860G(a)(9) of the Code. The latest possible maturity date for purposes of Treasury Regulation 1.860G-1(a)(4) will be the Latest Possible Maturity Date.

(c) The Trustee shall represent the Trust Fund in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The Trustee shall pay any and all tax related expenses (not including taxes) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to such REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Trustee in fulfilling its duties hereunder (including its duties as tax return preparer). The Trustee shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Distribution Account, provided, however, the Trustee shall not be entitled to reimbursement for expenses incurred in connection with the preparation of tax returns and other reports as required by this Section 9.01.

(d) The Trustee shall prepare, sign and file all of each REMIC’s federal and appropriate state tax and information returns as such REMIC’s direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee. In preparing such returns, the Trustee shall, with respect to each REMIC other than the Master REMIC: (i) treat the accrual period for interests in such REMIC as the calendar month; (ii) account for distributions made from each REMIC other than the Master REMIC as made on the first day of each succeeding calendar month; (iii) account for income under the all-OID method at the weighted average of the Net Mortgage Rates; (iv) use the aggregation method provided in Treasury Regulation section 1.1275-2(c); and (v) account for income and expenses related to each REMIC other than the Master REMIC in the manner resulting in the lowest amount of excess inclusion income possible accruing to the Holder of the residual interest in each such REMIC.

(e) The Trustee or its designee shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of such REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee shall provide, upon receipt of additional reasonable compensation, (i) to the Treasury or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization pursuant to Treasury Regulation 1.860E-2(a)(5) and any person designated in Section 860E(e)(3) of the Code and (ii) to the Certificateholders and the Trustee such information or reports as are required by the Code or REMIC Provisions.

(f) To the extent within their control, the Trustee and the Holders of Certificates shall take any action or cause any REMIC to take any action necessary to maintain the status of any REMIC as a REMIC under the REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee nor the Holder of any Residual Certificate shall knowingly take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could result in an Adverse REMIC Event unless the Trustee and the Certificate Insurer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing any REMIC to take any action, which is not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee or its designee, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to any REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee has advised it in writing that an Adverse REMIC Event could occur; provided, however, that if no Adverse REMIC Event would occur but such action could result in the imposition of additional taxes on the Residual Certificateholders, no such Person shall take any such action, or cause any REMIC to take any such action without the written consent of the Residual Certificateholders.

(g) Each Holder of a Residual Certificate shall pay when due any and all taxes imposed on the related REMIC by federal or state governmental authorities. To the extent that such taxes are not paid by a Residual Certificateholder, the Paying Agent shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in any such REMIC or, if no such amounts are available, (A) out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to holders of regular interests in any such REMIC or (B) to the extent that any such taxes are imposed on the REMIC as a result of the breach of any representation, warranty or covenant of the Trustee, then the Trustee shall pay when due any and all such taxes.

(h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

(i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement.

(j) The Trustee shall not enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

(k) The Class R Holder shall act as “tax matters person” with respect to each REMIC created hereunder and the Trustee shall act as agent for the Class R Holder in such roles, unless and until another party is so designated by the Class R Holder.

(l) The Trustee shall treat the rights of the LIBOR Certificateholders to receive Basis Risk Carryforward Amounts as rights in an interest rate cap contract written by the Class OC Certificateholder in favor of such Certificateholders. Thus, each LIBOR Certificateholder shall be treated as representing not only ownership of regular interests in a REMIC, but also ownership of an interest in an interest rate cap contract. For tax purposes the interest rate cap contract will be deemed to have a value of $10,000.

Section 9.02 Prohibited Transactions and Activities.

Neither the Depositor nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of each REMIC pursuant to Article VII of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it and the Certificate Insurer have received an Opinion of Counsel (at the expense of the party causing such sale, disposition, substitution or acceptance) that such disposition, acquisition, substitution, or acceptance will not result in an Adverse REMIC Event, (b) affect the distribution of interest or principal on the Certificates or (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement).

The Trustee with respect to the Mortgage Loans shall not permit the Servicer to consent to any modification of any such Mortgage Loan for which the consent of the Trustee is required under the Servicing Agreement under which such Mortgage Loan is serviced, that would (i) increase the interest rate in respect of such Mortgage, defer for a period in excess of six months or forgive the payment of any principal or interest, reduce the outstanding principal amount (except for actual payments of principal), increase the Servicing Fee on such Mortgage Loan or extend the final maturity date on such Mortgage Loan, or (ii) result in a substitution or release of collateral or in the provision of additional collateral for the Mortgage Loan, unless the applicable Mortgage Loan is in default or default is reasonably foreseeable in respect of such Mortgage Loan, or the Trustee and the Certificate Insurer have received an Opinion of Counsel (at the expense of the party requesting consent for such modification) that such modification will not result in an Adverse REMIC Event.

Section 9.03 Indemnification with Respect to Prohibited Transactions or Loss of REMIC Status.

Upon the occurrence of an Adverse REMIC Event due to the negligent performance by the Trustee of its duties and obligations set forth herein, the Trustee shall indemnify the Certificateholders of the related Residual Certificate and the Trust Fund against any and all losses, claims, damages, liabilities or expenses (“Losses”) resulting from such negligence; provided, however, that the Trustee shall not be liable for any such Losses attributable to the action or inaction of the Depositor or the Holder of the Residual Certificate, nor for any such Losses resulting from misinformation provided by any of the foregoing parties on which the Trustee has relied. Notwithstanding the foregoing, however, in no event shall the Trustee have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement or under any Purchase Agreement or Servicing Agreement or under any Acknowledgement, (2) for any Losses other than arising out of malfeasance, willful misconduct or negligent performance by the Trustee of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders of the related Residual Certificate (in addition to payment of principal and interest on the Certificates).

Section 9.04 REO Property.

(a) Notwithstanding any other provision of this Agreement, the Trustee shall not, except to the extent provided in the Servicing Agreement, knowingly permit (if the permission of the Trustee is required by the Servicing Agreement) the Servicer to, rent, lease, or otherwise earn income on behalf of any REMIC with respect to any REO Property which might cause an Adverse REMIC Event unless the Servicer has provided to the Trustee and the Certificate Insurer an Opinion of Counsel concluding that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for any REMIC by the REO Property would not result in an Adverse REMIC Event.

(b) The Depositor shall cause the Servicer (to the extent provided in its Servicing Agreement) to make reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Depositor shall, or shall cause the Servicer (to the extent provided in its Servicing Agreement) to, dispose of any REO Property within three years of its acquisition by the Trust Fund unless the Depositor or the Servicer (on behalf of the Trust Fund) has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the REMIC may hold REO Property for a longer period without causing an Adverse REMIC Event. If such an extension has been received, then the Depositor, acting on behalf of the Trustee hereunder, shall, or shall cause the Servicer to, continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”). If such an extension has not been received and the Depositor or the Servicer, acting on behalf of the Trust Fund hereunder, is unable to sell the REO Property within 33 months after its acquisition by the Trust Fund or if such an extension, has been received and the Depositor or the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Depositor shall cause the Servicer, before the end of the three year period or the Extended Period, as applicable, to (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.

ARTICLE X

MISCELLANEOUS PROVISIONS

Section 10.01 Binding Nature of Agreement; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 10.02 Entire Agreement.

This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

Section 10.03 Amendment.

(a) This Agreement may be amended from time to time by the Depositor and the Trustee with the prior written consent of the Certificate Insurer, without notice to or the consent of any of the Holders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions herein to conform to or be consistent with or in furtherance of the statements made with respect to the Certificates, the Trust Fund or this Agreement in any Offering Document, or to correct or supplement any provision herein which may be inconsistent with any other provisions herein or with the provisions of any Purchase Agreement or Servicing Agreement, (iii) to make any other provisions with respect to matters or questions arising under this Agreement or (iv) to add, delete, or amend any provisions to the extent necessary or desirable to comply with any requirements imposed by the Code and the REMIC Provisions. No such amendment effected pursuant to the preceding sentence shall, as evidenced by an Opinion of Counsel addressed to an delivered to the Trustee and the Certificate Insurer, result in an Adverse REMIC Event, nor shall such amendment effected pursuant to clause (iii) of such sentence adversely affect in any material respect the interests of any Holder. Prior to entering into any amendment without the consent of Holders pursuant to this paragraph, the Trustee and the Certificate Insurer shall be provided with an Opinion of Counsel (at the expense of the party requesting such amendment) to the effect that such amendment is permitted under this Section 10.03. Any such amendment shall be deemed not to adversely affect in any material respect any Holder, if the Trustee and the Certificate Insurer receive written confirmation from each Rating Agency that such amendment will not cause such Rating Agency to reduce the then current rating assigned to the Certificates (determined without regard to the Certificate Insurance Policy).

(b) This Agreement may also be amended from time to time by the Depositor and the Trustee, with the consent of the Certificate Insurer and the Holders of not less than 66⅔% of the Class Principal Balance or Percentage Interest of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders; provided, however, that no such amendment shall be made unless the Trustee and the Certificate Insurer receives an Opinion of Counsel, at the expense of the party requesting the change, that such change will not cause an Adverse REMIC Event; and provided further, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate, without the consent of the Holder of such Certificate or (ii) reduce the aforesaid percentages of Class Principal Balance or Percentage Interest of Certificates of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the Class Principal Balance or Percentage Interest of each Class of Certificates affected thereby. For purposes of this paragraph, references to “Holder” or “Holders” shall be deemed to include, in the case of any Class of Book-Entry Certificates, the related Certificate Owners.

(c) Promptly after the execution of any such amendment, the Trustee shall furnish written notification of the substance of such amendment to each Holder, the Depositor, the Certificate Insurer and the Rating Agencies.

(d) It shall not be necessary for the consent of Holders under this Section 10.03 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Holders shall be subject to such reasonable regulations as the Trustee may prescribe.

Section 10.04 Voting Rights.

Except to the extent that the consent of all affected Certificateholders is required pursuant to this Agreement, with respect to any provision of this Agreement requiring the consent of Certificateholders representing specified percentages of aggregate outstanding Certificate Balance or Percentage Interest, Certificates owned by the Depositor, the Trustee, the Servicer or any Affiliates thereof are not to be counted so long as such Certificates are owned by the Depositor, the Trustee, the Servicer or any Affiliate thereof.

Section 10.05 Provision of Information.

(a) For so long as any of the Certificates of any Class are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, each of the Depositor and the Trustee (upon instruction from the Depositor) agree to cooperate with each other to provide to any Certificateholders and to any prospective purchaser of Certificates designated by such holder, upon the request of such holder or prospective purchaser, any information required to be provided to such holder or prospective purchaser to satisfy the condition set forth in Rule 144A(d)(4) under the Securities Act. Any reasonable, out-of-pocket expenses incurred by the Trustee in providing such information shall be reimbursed by the Depositor.

(b) The Trustee shall provide to any person to whom a Prospectus was delivered, upon the request of such person specifying the document or documents requested, a copy (excluding exhibits) of any report on Form 8-K or Form 10-K filed with the Securities and Exchange Commission pursuant to Section 6.14(b). Any reasonable out-of-pocket expenses incurred by the Trustee in providing copies of such documents shall be reimbursed by the Depositor.

Section 10.06 Governing Law.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

Section 10.07 Notices.

All requests, demands, notices, authorizations, directions, consents, waivers and communications hereunder shall be in writing and shall be deemed to have been duly given when received by (a) in the case of the Depositor, Morgan Stanley Capital I Inc., 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000, Attention: Morgan Stanley Mortgage Loan Trust 2007-9SL, (b) in the case of the Seller, Morgan Stanley Mortgage Capital Holdings LLC, 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000, Attention: Morgan Stanley Mortgage Loan Trust 2007-9SL, (c) in the case of the Trustee, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1511, Chicago, Illinois 60603 Attention: Global Securities and Trust Services/Morgan Stanley Mortgage Loan Trust 2007-9SL, facsimile number (312) 904-1368 Attention: Global Securities and Trust Services/Morgan Stanley Mortgage Loan Trust 2007-9SL, (d) in the case of LaSalle Bank National Association, as Custodian, LaSalle Bank National Association, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603 Attention: Global Securities and Trust Services/Morgan Stanley Mortgage Loan Trust 2007-9SL, facsimile number (312) 904-1368, Attention: Global Securities and Trust Services/Morgan Stanley Mortgage Loan Trust 2007-9SL, (e) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention: Insured Portfolio Management — Structured Finance, Morgan Stanley Mortgage Loan Trust 2007-9SL, Mortgage Pass-Through Certificates, Series 2007-9SL, Class A Certificates and (f) in the case of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency, or as to each party such other address as may hereafter be furnished by such party to the other parties in writing. All demands, notices and communications to a party hereunder shall be in writing and shall be deemed to have been duly given when delivered to such party at the relevant address, facsimile number or electronic mail address set forth above or at such other address, facsimile number or electronic mail address as such party may designate from time to time by written notice in accordance with this Section 10.07.

Section 10.08  Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

Section 10.09  Indulgences; No Waivers.

Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 10.10 Headings Not To Affect Interpretation.

The headings contained in this Agreement are for convenience of reference only, and they shall not be used in the interpretation hereof.

Section 10.11 Benefits of Agreement.

Nothing in this Agreement or in the Certificates, express or implied, shall give to any Person, other than the parties to this Agreement and their successors hereunder and the Holders of the Certificates, any benefit or any legal or equitable right, power, remedy or claim under this Agreement, except to the extent specified in Section 10.15.

Section 10.12 Special Notices to the Rating Agencies.

(a) The Depositor shall give prompt notice to the Rating Agencies and the Certificate Insurer of the occurrence of any of the following events of which it has notice:

(i) any amendment to this Agreement pursuant to Section 10.03;

(ii) the making of a final payment pursuant to Section 7.02; and

(iii) any termination of the rights and obligations of the Servicer under the Servicing Agreement.

(b) All notices to the Rating Agencies and the Certificate Insurer provided for this Section 10.12 shall be in writing and sent by first class mail, telecopy or overnight courier, to the address specified therefor in the definition corresponding to the name of such Rating Agency or in Section 10.07, as applicable..

(c) The Trustee shall provide or make available to the Rating Agencies and the Certificate Insurer reports prepared pursuant to Section 4.04. In addition, the Trustee shall, at the expense of the Trust Fund, make available to each Rating Agency and the Certificate Insurer such information as such Rating Agency and the Certificate Insurer may reasonably request regarding the Certificates or the Trust Fund, to the extent that such information is reasonably available to the Trustee.

(d) The Depositor hereby represents to S&P that, to the Depositor’s knowledge, the information provided to such Rating Agency, including the loan level detail, is true and correct according to such Rating Agency’s requirements.

Section 10.13 Conflicts.

To the extent that the terms of this Agreement conflict with the terms of the Servicing Agreement, the Servicing Agreement shall govern.

Section 10.14 Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same instrument.

Section 10.15 No Petitions.

The Trustee, by entering into this Agreement, hereby covenants and agrees that it shall not at any time institute against the Depositor, or join in any institution against the Depositor of, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings under any United States federal or state bankruptcy or similar law in connection with any obligations relating to this Agreement or any of the documents entered into by the Depositor in connection with the transactions contemplated by this Agreement, except that the Trustee shall not be prohibited from filing a proof of claim in any such proceeding.

Section 10.16 Indemnification by Trust.

Pursuant to the Purchase Agreements and the Servicing Agreement, each of the Originators and the Servicer shall be indemnified by the Trust to the extent specified in the related Purchase Agreement or the Servicing Agreement, as applicable.

Pursuant to the Custodial Agreement, the Custodian shall be indemnified by the Trust to the extent specified in the related Custodial Agreement.

Section 10.17 Matters Relating to the Certificate Insurance Policy.

(a) Subject to clause (b) below, all notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto, to the Rating Agencies or to the Class A Certificateholders, shall also be sent at such time to the Certificate Insurer by the Depositor, and any report or statement sent by the Servicer to the Trustee, as applicable, shall be sent upon receipt by the Trustee to the Certificate Insurer (other than reports under Section 4.02 of the Servicing Agreement, which are required to be delivered by the Servicer directly to the Certificate Insurer) at the following address:

MBIA Insurance Corporation
113 King Street
Armonk, New York 10504
Attention: Insured Portfolio Management-Structured Finance

Re:	Morgan Stanley Mortgage Loan Trust, Mortgage Pass-Through Certificates, Series 2007-9SL, Class A Certificates

or such other address as the Certificate Insurer may hereafter furnish to the Depositor and the Trustee.

(b) Notwithstanding any provision to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the interest of such parties as set forth herein, the Certificate Insurer receive the benefit of this Agreement, as an intended third party beneficiary of this Agreement entitled to enforce the provisions hereof as a party hereto; provided, however, that all benefits of this Agreement granted to the Certificate Insurer, including without limitation any notice or consent rights, shall terminate and be of no further effect immediately upon payment in full of all amounts owed to the Class A Certificates and any amounts owed to the Certificate Insurer pursuant to the Insurance Agreement; and provided, further, that the Certificate Insurer shall have no consent right or right to direct any other party or action hereunder or under any other Transaction Document so long as a Certificate Insurer Default shall have occurred and be continuing.

(c) No purchase of the property of the Trust Fund pursuant to Section 7.01(c) shall occur if such purchase would result in a draw on the Certificate Insurance Policy, unless the Certificate Insurer has consented to such purchase.

(d) All references herein to the rating of the Class A Certificates shall be without regard to the Certificate Insurance Policy.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized as of the day and year first above written.

MORGAN STANLEY CAPITAL I INC.,
as Depositor

By:  /s/ Val Kay
Name: Val Kay
Title: Vice President

LASALLE BANK NATIONAL ASSOCIATION,
as Trustee

By:   /s/ Rita Lopez
Name: Rita Lopez
Title: Vice President

Solely for purposes of Section 2.05
accepted and agreed to by:

MORGAN STANLEY MORTGAGE CAPITAL HOLDINGS LLC

By: /s/ Val Kay
Name: Val Kay
Title: Vice President

EXHIBIT A

FORMS OF CERTIFICATES

A-1

EXHIBIT B

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEREE)

STATE OF	)
	)	ss.:
COUNTY OF	)

[NAME OF OFFICER], _________________ being first duly sworn, deposes and says:

1.
That he [she] is [title of officer] ________________________ of [name of Purchaser] _________________________________________ (the “Purchaser”), a _______________________ [description of type of entity] duly organized and existing under the laws of the [State of __________] [United States], on behalf of which he [she] makes this affidavit.

2.	That the Purchaser’s Taxpayer Identification Number is [ ].

3.
That the Purchaser is not a “disqualified organization” within the meaning of Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended (the “Code”) and will not be a “disqualified organization” as of [date of transfer], and that the Purchaser is not acquiring a Residual Certificate (as defined in the Agreement) for the account of, or as agent (including a broker, nominee, or other middleman) for, any person or entity from which it has not received an affidavit substantially in the form of this affidavit. For these purposes, a “disqualified organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (other than an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), any “electing large partnership” within the meaning of Section 775 of the Code, or any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from federal income tax unless such organization is subject to the tax on unrelated business income imposed by Code Section 511.

4.
That the Purchaser either (x) is not, and on __________________ [date of transfer] will not be, an employee benefit plan or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Code (“Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan to acquire a Residual Certificate; (y) is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar and the Trustee and upon which the Certificate Registrar, the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Residual Certificate by the Purchaser will not result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or any of the above parties.

5.
That the Purchaser hereby acknowledges that under the terms of the Trust Agreement dated as of June 1, 2007 (the “Agreement”), between Morgan Stanley Capital I Inc., as Depositor, and LaSalle Bank National Association, as Trustee, with respect to Morgan Stanley Mortgage Loan Trust 2007-9SL, Mortgage Pass-Through Certificates, no transfer of the Residual Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee containing the representations in paragraphs 3 and 4 hereof.

6.
That the Purchaser does not hold REMIC residual securities as nominee to facilitate the clearance and settlement of such securities through electronic book-entry changes in accounts of participating organizations (such entity, a “Book-Entry Nominee”).

7.	That the Purchaser does not have the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to such Residual Certificate.

8.
That the Purchaser will not transfer a Residual Certificate to any person or entity (i) as to which the Purchaser has actual knowledge that the requirements set forth in paragraph 3, paragraph 6 or paragraph 10 hereof are not satisfied or that the Purchaser has reason to believe does not satisfy the requirements set forth in paragraph 7 hereof, and (ii) without obtaining from the prospective Purchaser an affidavit substantially in this form and providing to the Certificate Registrar a written statement substantially in the form of Exhibit C to the Agreement.

9.
That the Purchaser understands that, as the holder of a Residual Certificate, the Purchaser may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay taxes associated with holding such Residual Certificate as they become due.

10.
That the Purchaser (i) is not a Non-U.S. Person or (ii) is a Non-U.S. Person that holds a Residual Certificate in connection with the conduct of a trade or business within the United States and has furnished the transferor the Certificate Registrar with an effective Internal Revenue Service Form W-8ECI (Certificate of Foreign Person’s Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States) or successor form at the time and in the manner required by the Code or (iii) is a Non-U.S. Person that has delivered to the transferor, the Trustee and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that the transfer of such Residual Certificate to it is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such transfer of a Residual Certificate will not be disregarded for federal income tax purposes. “Non-U.S. Person” means an individual, corporation, partnership or other person other than (i) a citizen or resident of the United States; (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any state thereof, including for this purpose, the District of Columbia; (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income; (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States trustees have authority to control all substantial decisions of the trust; and, (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons.

11.	The Purchaser will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base of the Purchaser or another U.S. taxpayer.

12.
That the Purchaser agrees to such amendments of the Trust Agreement as may be required to further effectuate the restrictions on transfer of any Residual Certificate to such a “disqualified organization,” an agent thereof, a Book-Entry Nominee, or a person that does not satisfy the requirements of paragraph 7 and paragraph 10 hereof.

13.	That the Purchaser consents to the designation of the Trustee to act as agent for the “tax matters person” of each REMIC created by the Trust Fund pursuant to the Trust Agreement.

IN WITNESS WHEREOF, the Purchaser has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its [title of officer] this _____ day of __________ 20__.

_________________________________
[name of Purchaser]

By: ______________________________
Name:
Title:

Personally appeared before me the above-named [name of officer] ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the [title of officer] _________________ of the Purchaser, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Purchaser.

Subscribed and sworn before me this _____ day of __________ 20__.

NOTARY PUBLIC
_______________________________

COUNTY OF _________________________

STATE OF __________________________

My commission expires the _____ day of __________ 20__.

EXHIBIT C

FORM OF RESIDUAL CERTIFICATE TRANSFER AFFIDAVIT (TRANSFEROR)

_________________________
Date

Re:	Morgan Stanley Mortgage Loan Trust 2007-9SL

Mortgage Pass-Through Certificates

_______________________ (the “Transferor”) has reviewed the attached affidavit of _____________________________ (the “Transferee”), and has no actual knowledge that such affidavit is not true and has no reason to believe that the information contained in paragraph 7 thereof is not true, and has no reason to believe that the Transferee has the intention to impede the assessment or collection of any federal, state or local taxes legally required to be paid with respect to a Residual Certificate. In addition, the Transferor has conducted a reasonable investigation at the time of the transfer and found that the Transferee had historically paid its debts as they came due and found no significant evidence to indicate that the Transferee will not continue to pay its debts as they become due.

Very truly yours,

___________________________
Name:
Title:

C-1

EXHIBIT D

[RESERVED]

D-1

EXHIBIT E

LIST OF PURCHASE AGREEMENTS AND SERVICING AGREEMENTS

1.	Third Amended and Restated Mortgage Loan Purchase and Warranties Agreement dated as of June 1, 2006, between American Home and the Seller.

2.
Servicing Agreement dated as of June 1, 2007 between Morgan Stanley Mortgage Capital Holdings LLC (MSMCH”), as owner, and Saxon Mortgage Services, Inc., as servicer (the “Servicer”), as amended in certain respects by the Assignment, Assumption and Recognition Agreement dated as of June 1, 2007 among MSMCH, as purchaser, the Servicer and LaSalle Bank National Association, as trustee and auction administrator, and acknowledged by Morgan Stanley Capital I Inc., as depositor.

E-1

EXHIBIT F

LIST OF CUSTODIAL AGREEMENTS

1.
Custodial Agreement dated as of June 1, 2007 among Morgan Stanley Capital Holdings LLC, as a seller, American Home Mortgage Corp., as a Seller, LaSalle Bank National Association, as Trustee and LaSalle Bank National Association, as Custodian and Saxon, as Servicer.

F-1

EXHIBIT G

[RESERVED]

G-1

EXHIBIT H

FORM OF RULE 144A TRANSFER CERTIFICATE

Re:	Morgan Stanley Mortgage Loan Trust 2007-9SL,

Mortgage Pass-Through Certificates

Reference is hereby made to the Trust Agreement dated as of June 1, 2007 (the “Trust Agreement”), between Morgan Stanley Capital I Inc., as Depositor, and LaSalle Bank National Association, as Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Trust Agreement.

This letter relates to $__________ initial Certificate Balance of Class _____ Certificates which are held in the form of Definitive Certificates registered in the name of ______________ (the “Transferor”). The Transferor has requested a transfer of such Definitive Certificates for Definitive Certificates of such Class registered in the name of [insert name of transferee].

In connection with such request, and in respect of such Certificates, the Transferor hereby certifies that such Certificates are being transferred in accordance with (i) the transfer restrictions set forth in the Trust Agreement and the Certificates and (ii) Rule 144A under the Securities Act to a purchaser that the Transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A purchasing for its own account or for the account of a “qualified institutional buyer,” which purchaser is aware that the sale to it is being made in reliance upon Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction.

This certificate and the statements contained herein are made for your benefit and the benefit of the Underwriter, the Certificate Registrar and the Depositor.

____________________________
[Name of Transferor]

By: _________________________
Name:
Title:

Dated: ___________, ____

H-1

EXHIBIT I

FORM OF PURCHASER’S LETTER FOR
INSTITUTIONAL ACCREDITED INVESTOR

Date

Dear Sirs:

In connection with our proposed purchase of $______________ principal amount of Morgan Stanley Mortgage Loan Trust 2007-9SL, Mortgage Pass-Through Certificates (the “Privately Offered Certificates”) of Morgan Stanley Capital I Inc. (the “Depositor”), we confirm that:

(1)
We understand that the Privately Offered Certificates have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell any Privately Offered Certificates within two years of the later of the date of original issuance of the Privately Offered Certificates or the last day on which such Privately Offered Certificates are owned by the Depositor or any affiliate of the Depositor we will do so only (A) to the Depositor, (B) to “qualified institutional buyers” (within the meaning of Rule 144A under the Securities Act) in accordance with Rule 144A under the Securities Act (“QIBs”), (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act, or (D) to an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act that is not a QIB (an “Institutional Accredited Investor”) which, prior to such transfer, delivers to the Certificate Registrar under the Trust Agreement dated as of June 1, 2007 (the “Trust Agreement”), between Morgan Stanley Capital I Inc., as Depositor, and LaSalle Bank National Association, as Trustee, a signed letter in the form of this letter; and we further agree, in the capacities stated above, to provide to any person purchasing any of the Privately Offered Certificates from us a notice advising such purchaser that resales of the Privately Offered Certificates are restricted as stated herein.

(2)
We understand that, in connection with any proposed resale of any Privately Offered Certificates to an Institutional Accredited Investor, we will be required to furnish to the Certificate Registrar a certification from such transferee in the form hereof to confirm that the proposed sale is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. We further understand that the Privately Offered Certificates purchased by us will bear a legend to the foregoing effect.

(3)
We are acquiring the Privately Offered Certificates for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Privately Offered Certificates, and we and any account for which we are acting are each able to bear the economic risk of such investment.

(4)
We are an Institutional Accredited Investor and we are acquiring the Privately Offered Certificates purchased by us for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) as to each of which we exercise sole investment discretion.

(5)	We have received such information as we deem necessary in order to make our investment decision.

(6)
If we are acquiring ERISA-Restricted Certificates, we understand that in accordance with ERISA, the Code and the Exemption, no Plan and no person acting on behalf of such a Plan may acquire such Certificate except in accordance with Section 3.03(d) of the Trust Agreement.

Terms used in this letter which are not otherwise defined herein have the respective meanings assigned thereto in the Trust Agreement.

You and the Certificate Registrar are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

____________________________
[Purchaser]

By: _________________________
Name:
Title:

EXHIBIT J

FORM OF ERISA TRANSFER AFFIDAVIT

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

The undersigned, being first duly sworn, deposes and says as follows:

1. The undersigned is the ______________________ of ______________ (the “Investor”), a [corporation duly organized] and existing under the laws of __________, on behalf of which he makes this affidavit.

2. The Investor either (x) is not, and on ___________ [date of transfer] will not be, an employee benefit plan or other plan or arrangement subject to Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”), (collectively, a “Plan”) or a person acting on behalf of any such Plan or investing the assets of any such Plan; (y) if the Certificate has been the subject of an ERISA-Qualifying Underwriting, is an insurance company that is purchasing the Certificate with funds contained in an “insurance company general account” as defined in Section V(e) of Prohibited Transaction Class Exemption (“PTCE”) 95-60 and the purchase and holding of the Certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or (z) herewith delivers to the Certificate Registrar an opinion of counsel satisfactory to the Certificate Registrar and the Trustee and upon which the Certificate Registrar, the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase and holding of such Certificate by the Investor will not constitute or result in any non-exempt prohibited transactions under Title I of ERISA or Section 4975 of the Code and will not subject the Certificate Registrar, the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Trust Agreement, which opinion of counsel shall not be an expense of the Trust Fund or the above parties.

3. The Investor hereby acknowledges that under the terms of the Trust Agreement dated as of June 1, 2007 (the “Trust Agreement”), between Morgan Stanley Capital I Inc., as Depositor, and LaSalle Bank National Association, as Trustee, no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Certificate Registrar has received a certificate from such transferee in the form hereof.

J-1

IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to proper authority, by its duly authorized officer, duly attested, this ____ day of _______________ 20___.

____________________________
[Investor]

By: _________________________
Name:
Title:

ATTEST:

_________________________

STATE OF	)
	)	ss.:
COUNTY OF	)

Personally appeared before me the above-named ________________, known or proved to me to be the same person who executed the foregoing instrument and to be the ____________________ of the Investor, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Investor.

Subscribed and sworn before me this _____ day of _________ 20___.

_________________________
NOTARY PUBLIC

My commission expires the
_____ day of __________ 20___.

J-2

EXHIBIT K

FORM OF LETTER OF REPRESENTATIONS
WITH THE DEPOSITORY TRUST COMPANY

[On File with the Trustee]

K-1

EXHIBIT L

FORM OF CERTIFICATION TO BE

 PROVIDED WITH FORM 10-K

Re:
Morgan Stanley Mortgage Loan Trust 2007-9SL (the “Trust”), Mortgage Pass-Through Certificates, Series 2007-9SL, issued pursuant to the Trust Agreement dated as of June 1, 2007 (the “Trust Agreement”), between Morgan Stanley Capital I Inc., as depositor, and LaSalle Bank National Association, as trustee (the “Trustee”).

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K (the “Annual Report”), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the “Reports”) filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Trust Agreement, for inclusion in the Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Trust Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Trust Agreement; and

5. The Reports disclose all significant deficiencies relating to the Servicer’s compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Trust Agreement, that is included in the Reports.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.

Date: __________________________

___________________________
[Signature]
[Title]

L-1

EXHIBIT M

FORM OF CERTIFICATION
TO BE PROVIDED BY THE TRUSTEE TO THE DEPOSITOR

Re:
Morgan Stanley Capital I Inc. Trust 2007-9SL (the “Trust”), Mortgage Pass-Through Certificates, Series 2007-9SL, issued pursuant to the Trust Agreement dated as June 1, 2007 (the “Trust Agreement”), between Morgan Stanley Capital I Inc., as depositor (the “Depositor”), and LaSalle Bank National Association, as trustee (the “Trustee”)

I, [identify the certifying individual], certify to the Depositor, and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K for the fiscal year [___] (the “Annual Report”), and all reports on Form 10-D required to be filed in respect of the period covered by the Annual Report (collectively with the Annual Report, the “Reports”), of the Trust;

2. To the best of my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3. To the best of my knowledge, and assuming the accuracy of information and statements required to be made or delivered by the Servicer, Custodian and the Depositor, the distribution information required to be provided by the Trustee under the Trust Agreement and the servicing information required to be provided by the Servicer under the Servicing Agreement for inclusion in the Reports is included in the Reports.

Date: ___________________________

LASALLE BANK NATIONAL ASSOCIATION

________________________________
[Signature]
[Title]

M-1

EXHIBIT N

SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

The assessment of compliance to be delivered by the Servicer, Trustee and the Custodian shall address, at a minimum, the criteria identified below “Applicable Servicing Criteria”:

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
General Servicing Considerations
1122(d)(1)(i)	Policies and procedures are instituted to monitor any performance or other triggers and events of default in accordance with the transaction agreements.	Trustee/Servicer
1122(d)(1)(ii)	If any material servicing activities are outsourced to third parties, policies and procedures are instituted to monitor the third party’s performance and compliance with such servicing activities.	Trustee/Servicer (as applicable to such party)
1122(d)(1)(iii)	Any requirements in the transaction agreements to maintain a back-up servicer for the mortgage loans are maintained.	N/A
1122(d)(1)(iv)
A fidelity bond and errors and omissions policy is in effect on the party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction agreements.
Servicer
Cash Collection and Administration
1122(d)(2)(i)
Payments on mortgage loans are deposited into the appropriate custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(2)(ii)	Disbursements made via wire transfer on behalf of an obligor or to an investor are made only by authorized personnel.	Servicer/Trustee
1122(d)(2)(iii)
Advances of funds or guarantees regarding collections, cash flows or distributions and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
Servicer
1122(d)(2)(iv)
The related accounts for the transaction, such as cash reserve accounts or accounts established as a form of overcollateralization, are separately maintained (e.g., with respect to commingling of cash) as set forth in the transaction agreements.
Servicer/Trustee
1122(d)(2)(v)
Each custodial account is maintained at a federally insured depository institution as set forth in the transaction agreements. For purposes of this criterion, “federally insured depository institution” with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule 13k-1(b)(1) of the Securities Exchange Act.
Servicer
1122(d)(2)(vi)	Unissued checks are safeguarded so as to prevent unauthorized access.	Servicer/Trustee
1122(d)(2)(vii)
Reconciliations are prepared on a monthly basis for all asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items. These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
Servicer/Trustee

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
Investor Remittances and Reporting
1122(d)(3)(i)

Reports to investors, including those to be filed with the Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with the investors’ or the trustee’s records as to the total unpaid principal balance and number of mortgage loans serviced by the Servicer.
Trustee/Servicer
1122(d)(3)(ii)	Amounts due to investors are allocated and remitted in accordance with timeframes, distribution priority and other terms set forth in the transaction agreements.	Trustee/Servicer
1122(d)(3)(iii)	Disbursements made to an investor are posted within two business days to the Servicer’s investor records, or such other number of days specified in the transaction agreements.	Trustee/Servicer
1122(d)(3)(iv)	Amounts remitted to investors per the investor reports agree with cancelled checks, or other form of payment, or custodial bank statements.	Trustee/Servicer
Pool Asset Administration
1122(d)(4)(i)	Collateral or security on mortgage loans is maintained as required by the transaction agreements or related mortgage loan documents.	Custodian/ Servicer
1122(d)(4)(ii)	Mortgage loan and related documents are safeguarded as required by the transaction agreements.	Custodian/Servicer
1122(d)(4)(iii)	Any additions, removals or substitutions to the asset pool are made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.	Trustee/Servicer
1122(d)(4)(iv)
Payments on mortgage loans, including any payoffs, made in accordance with the related mortgage loan documents are posted to the Servicer’s obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items (e.g., escrow) in accordance with the related mortgage loan documents.
Servicer
1122(d)(4)(v)	The Servicer’s records regarding the mortgage loans agree with the Servicer’s records with respect to an obligor’s unpaid principal balance.	Servicer
1122(d)(4)(vi)
Changes with respect to the terms or status of an obligor’s mortgage loans (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
Servicer
1122(d)(4)(vii)
Loss mitigation or recovery actions (e.g., forbearance plans, modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
Servicer
1122(d)(4)(viii)
Records documenting collection efforts are maintained during the period a mortgage loan is delinquent in accordance with the transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity’s activities in monitoring delinquent mortgage loans including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
Servicer
1122(d)(4)(ix)	Adjustments to interest rates or rates of return for mortgage loans with variable rates are computed based on the related mortgage loan documents.	Servicer

SERVICING CRITERIA		APPLICABLE SERVICING CRITERIA
Reference	Criteria
1122(d)(4)(x)

Regarding any funds held in trust for an obligor (such as escrow accounts): (A) such funds are analyzed, in accordance with the obligor’s mortgage loan documents, on at least an annual basis, or such other period specified in the transaction agreements; (B) interest on such funds is paid, or credited, to obligors in accordance with applicable mortgage loan documents and state laws; and (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related mortgage loans, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(4)(xi)
Payments made on behalf of an obligor (such as tax or insurance payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(4)(xii)
Any late payment penalties in connection with any payment to be made on behalf of an obligor are paid from the servicer’s funds and not charged to the obligor, unless the late payment was due to the obligor’s error or omission.
Servicer
1122(d)(4)(xiii)
Disbursements made on behalf of an obligor are posted within two business days to the obligor’s records maintained by the servicer, or such other number of days specified in the transaction agreements.
Servicer
1122(d)(4)(xiv)	Delinquencies, charge-offs and uncollectible accounts are recognized and recorded in accordance with the transaction agreements.	Servicer
1122(d)(4)(xv)	Any external enhancement or other support, identified in Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.	Trustee

EXHIBIT O

ADDITIONAL FORM 10-D DISCLOSURE

Item on Form 10-D	Party Responsible
Item 1: Distribution and Pool Performance Information Any information required by Item 1121 of Regulation AB which is NOT included on the Monthly Statement	Servicer Trustee
Item 2: Legal Proceedings per Item 1117 of Regulation AB
(i) All parties to the Agreement (as to themselves), (ii) the Trustee and Servicer as to the issuing entity, (iii) the Depositor as to the sponsor, and each Originator or any Regulation AB Item 1100(d)(1) party

Item 3: Sale of Securities and Use of Proceeds	Depositor
Item 4: Defaults Upon Senior Securities	Trustee
Item 5: Submission of Matters to a Vote of Security Holders	Depositor or the party to this Agreement submitting such matter to a vote of Certificateholders
Item 6: Significant Obligors of Pool Assets	N/A
Item 7: Significant Enhancement Provider Information	Depositor
Item 8: Other Information	Any party to the Agreement responsible for disclosure items on Form 8-K
Item 9: Exhibits	Trustee/Depositor

O-1

EXHIBIT P

ADDITIONAL FORM 10-K DISCLOSURE

Item on Form 10-K	Party Responsible
Item 9B: Other Information	Any party to the Agreement responsible for disclosure items on Form 8-K
Item 15: Exhibits, Financial Statement Schedules	Depositor, Servicer and Trustee (as applicable)
Additional Item: Disclosure per Item 1117 of Regulation AB	(i) All parties to the Agreement (as to themselves), (ii) the Trustee, Depositor and Servicer as to the Trust, (iii) the Depositor as to the sponsor and each Originator or any 1100(d)(1) party
Additional Item: Disclosure per Item 1119 of Regulation AB	(i) All parties to the Agreement (as to themselves), (ii) the Depositor as to the sponsor
Additional Item: Disclosure per Item 1112(b) of Regulation AB	N/A
Additional Item: Disclosure per Items 1114(b) and 1115(b) of Regulation AB	Depositor

P-1

EXHIBIT Q

FORM 8-K DISCLOSURE INFORMATION

Item on Form 8-K	Party Responsible
Item 1.01- Entry into a Material Definitive Agreement	The party to this Agreement entering into such material definitive agreement
Item 1.02- Termination of a Material Definitive Agreement	The party to this Agreement requesting termination of a material definitive agreement
Item 1.03- Bankruptcy or Receivership	(i) All parties to the Agreement (as to themselves), (ii) the Trustee and Servicer as to the Trust, (iii) the Depositor as to the sponsor and each Originator or any 1100(d)(1) party
Item 2.04- Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement	Depositor
Item 3.03- Material Modification to Rights of Security Holders	The party requesting such modification
Item 5.03- Amendments of Articles of Incorporation or Bylaws; Change of Fiscal Year	Depositor
Item 6.01- ABS Informational and Computational Material	Depositor
Item 6.02- Change of Servicer or Trustee	Servicer, Trustee, successor servicer, successor trustee
Item 6.03- Change in Credit Enhancement or External Support	Depositor
Item 6.04- Failure to Make a Required Distribution	Trustee
Item 6.05- Securities Act Updating Disclosure	Depositor
Item 7.01- Regulation FD Disclosure	Depositor
Item 8.01	Depositor

Q-1